                                                                     EXHIBIT 2.1

                              AMENDED AND RESTATED
                             ACQUISITION AGREEMENT

                                    BETWEEN:

           NABORS INDUSTRIES, INC., a corporation incorporated under
                             the laws of Delaware,

                                    - and -

                     ENSERCO ENERGY SERVICE COMPANY INC., a
               corporation incorporated under the laws of Canada.

                               TABLE OF CONTENTS

                               ARTICLE 1
                              DEFINITIONS

1.1    Definitions.................................................    4
1.2    Singular, Plural, etc.......................................    8
1.3    Deemed Currency.............................................    8
1.4    Date for Any Action.........................................    9
1.5    Decision by Board of Directors..............................    9
1.6    Interpretation Not Affected by Party Drafting...............    9

                               ARTICLE 2
                            THE ARRANGEMENT

2.1    Implementation Steps by the Corporation.....................    9
2.2    Implementation Steps by Acquiror............................    9
2.3    Interim Order...............................................   10
2.4    Dissenting Securities.......................................   10
2.5    Articles of Arrangement.....................................   10
2.6    Corporation Approval of the Arrangement.....................   10
2.7    Proxy Circular..............................................   11
2.8    Securities Compliance.......................................   11
2.9    Preparation of Filings......................................   11
2.10   Cooperation.................................................   13
2.11   Press Release and Public Disclosure.........................   15
2.12   Outstanding Rights to Acquire Shares........................   15

                               ARTICLE 3
                      COVENANTS OF THE CORPORATION

3.1    Ordinary Course of Business.................................   16
3.2    Non-Solicitation............................................   18
3.3    Notice of Material Change...................................   21
3.4    Access to Information.......................................   21

                               ARTICLE 4
                      FEES AND OTHER ARRANGEMENTS

4.1    Fees........................................................   22

                               ARTICLE 5
                         COVENANTS OF ACQUIROR

5.1    Officers' and Directors' Insurance..........................   23
5.2    Indemnities.................................................   23
5.3    Employment Agreements.......................................   23
5.4    Third Party Beneficiaries...................................   23
5.5    Availability of Funds.......................................   23
5.6    Availability of Personnel...................................   23

                               ARTICLE 6
                            MUTUAL COVENANTS

6.1    Consultation................................................   24
6.2    Other Filings...............................................   24
6.3    Additional Agreements.......................................   24

                               ARTICLE 7
           REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

7.1    Representations.............................................   24
7.2    Investigation...............................................   32

                               ARTICLE 8
               REPRESENTATIONS AND WARRANTIES OF ACQUIROR

8.1    Representations.............................................   33
8.2    Investigation...............................................   35

                               ARTICLE 9
                               CONDITIONS

9.1    Conditions Precedent to Obligations of Each Party...........   36
9.2    Acquiror Conditions.........................................   37
9.3    Corporation Conditions......................................   38

                               ARTICLE 10
                              TERMINATION

10.1   Termination.................................................   38

                               ARTICLE 11
                             MISCELLANEOUS

11.1   Amendment or Waiver.........................................   39
11.2   Entire Agreement............................................   39
11.3   Headings....................................................   39
11.4   Notices.....................................................   39
11.5   Counterparts and Facsimiles.................................   40
11.6   Expenses....................................................   40
11.7   Assignment..................................................   41
11.8   Severability................................................   41
11.9   Choice of Law...............................................   41
11.10  Attornment..................................................   41
11.11  Remedies....................................................   41
11.12  Survival of Representations and Warranties..................   41
11.13  Time of Essence.............................................   42

SCHEDULE A - Arrangement Resolution
SCHEDULE B - Plan of Arrangement
SCHEDULE C - Form of Lock-up Agreement
SCHEDULE D - Enserco Subsidiaries
SCHEDULE E - Support Agreement
SCHEDULE F - Voting and Exchange Trust Agreement

     THIS AMENDED AND RESTATED ACQUISITION AGREEMENT made as of the 25th day of February, 2002, as amended and restated on March 18, 2002 with effect as of and from February 25, 2002.

BETWEEN:

              NABORS INDUSTRIES, INC., a corporation incorporated under the laws of Delaware,
              ("ACQUIROR")

                                    - and -

              ENSERCO ENERGY SERVICE COMPANY INC., a corporation incorporated under the laws of Canada, (the "CORPORATION")

                                    RECITALS

WHEREAS:

A. The Acquiror has made a proposal to acquire all of the outstanding Shares (as defined in Article 1) at a price of $15.50 per Share, plus additional consideration, (payable, at the election of each Shareholder (as defined in Article 1) in cash or in exchangeable shares of a Canadian subsidiary of Acquiror) pursuant to the Plan of Arrangement (as defined in Article 1);

B. The Board of Directors (as defined in Article 1) has determined that it would be in the best interests of the Corporation and its Shareholders to recommend acceptance of the Arrangement (as defined in Article 1) to the Shareholders, to cooperate with Acquiror and to take all reasonable action to support the Arrangement; and

C. The Board of Directors has determined that it would be in the best interests of the Corporation and the Shareholders to enter into this Agreement (as defined in Article 1).

     NOW THEREFORE IN CONSIDERATION of the mutual covenants set out below, Acquiror and the Corporation agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

1.1  DEFINITIONS

     In this Agreement, unless the context otherwise requires, the following terms have the meanings specified:

     "ACQUIROR SHARES" means shares in the common stock of Acquiror;

     "ACQUISITION PROPOSAL" means a proposal or offer by any Person (other than Acquiror or an affiliate of Acquiror), whether or not subject to conditions and whether or not in writing, to acquire in any manner, directly or indirectly, beneficial ownership of all or a material portion of the assets of the Corporation or any Subsidiary of the Corporation or to acquire in any manner, directly or indirectly, beneficial ownership of or control or direction over more than 20% of the outstanding voting shares of the Corporation, whether by means of an arrangement or amalgamation, a merger, consolidation or other business combination, a sale of shares or assets, a take-over bid, tender offer or exchange offer, or any other transaction involving the Corporation or any Subsidiary of the Corporation, including, without limitation, any single or multi-step transaction or series of related transactions structured to permit such Person to acquire beneficial ownership of all or a material portion of the assets of the Corporation or any Subsidiary of the Corporation or to acquire in any manner, directly or indirectly, more than 20% of the outstanding voting shares of the Corporation (other than the transaction contemplated by this Agreement);

     "ACT" means the Canada Business Corporations Act as the same has been and may hereafter from time to time be amended;

     "AFFILIATE" has the meaning set forth in the Securities Act (Alberta);

     "AGREEMENT", and "THIS AGREEMENT", and similar expressions refer to this Agreement, as the same may be amended, restated or supplemented from time to time and, where applicable, to the appropriate Schedules to this Agreement;

     "ARRANGEMENT" means the arrangement under Section 192 of the Act on the terms and conditions set out in the Plan of Arrangement;

     "ARRANGEMENT RESOLUTION" means the special resolution of the Shareholders to be substantially as set forth in Schedule A hereto;

     "ARTICLES OF ARRANGEMENT" means the articles of arrangement of the Corporation in respect of the Arrangement that are required by the Act to be sent to the Director after the Final Order;

     "BOARD OF DIRECTORS" means the board of directors of the Corporation as constituted from time to time;

     "BUSINESS DAY" means any day excepting a Saturday, Sunday or statutory holiday in Calgary, Alberta or Houston, Texas;

     "CALLCO" means 3064297 Nova Scotia Company, an unlimited liability company incorporated under the laws of the Province of Nova Scotia which, at the Effective Time, will be an indirect wholly-owned Subsidiary of Acquiror;

     "CANCO" means Nabors Exchangeco (Canada) Inc., an indirect wholly-owned Subsidiary of Acquiror incorporated under the Act;

     "CLOSING" means the closing of the Arrangement and the transactions contemplated hereby;

     "CLOSING DATE" means the date of Closing;

     "CONFIDENTIALITY AGREEMENT" means the confidentiality agreement made as of December 10, 2001 between Acquiror and the Corporation;

     "COURT" means the Court of Queen's Bench of Alberta;

     "DATE HEREOF ", "DATE OF THIS AGREEMENT" and other similar terms mean, unless the context otherwise requires, February 25, 2002;

     "DILUTED BASIS" means, with respect to the number of outstanding Shares at any time, such number of outstanding Shares calculated assuming that all outstanding in-the-money Options, rights (including Share Purchase Rights and Warrants) and other securities entitling the holder to acquire Shares are exercised;

     "DIRECTOR" means the Director appointed pursuant to Section 260 of the Act;

     "DISCLOSURE LETTER" means the letter delivered by the Corporation to Acquiror on the date of this Agreement, in each case referencing the Section or subsection of this Agreement in respect of which disclosure is being made;

     "DISSENT RIGHTS" means the rights of dissent in respect of the Arrangement Resolution discussed in Section 3.1 of the Plan of Arrangement;

     "EFFECTIVE DATE" means the effective date of the Arrangement, being the date shown on the certificate of arrangement issued by the Director under the Act giving effect to the Arrangement;

     "EFFECTIVE TIME" means 12:01 a.m. (Calgary time) on the Effective Date;

     "EMPLOYEE OBLIGATIONS" means any obligations or liabilities of the Corporation or any Subsidiary of the Corporation to pay any amount to its officers, directors, or employees, other than for salary, bonuses under their existing bonus arrangements and directors' fees in the ordinary course in each case in amounts consistent with historic practices and, without limiting the generality of the foregoing, Employee Obligations shall include the obligations or liabilities of the Corporation or any of its Subsidiaries to officers or employees (i) for severance or termination payments on the change of control of the Corporation pursuant to any executive involuntary severance and termination agreements in the case of officers and pursuant to the Corporation's severance policy in the case of employees and (ii) for retention bonus payments pursuant to any retention bonus program but shall exclude any statutory or common law obligations or liabilities in respect of termination or severance;

     "ENCUMBRANCE" includes, without limitation, any mortgage, pledge, assignment, charge, lien, security interest or trust, royalty, carried, working, participation or net profits interest or other third party interest and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

     "EXCHANGEABLE SHARES" means exchangeable shares of Canco having attributes substantially as set forth in Appendix 1 to the Plan of Arrangement;

     "FEE EVENT" has the meaning set forth in Section 4.1;

     "FINAL ORDER" has the meaning set forth in Section 2.1;

     "FINANCIAL STATEMENTS" means the audited financial statements of the Corporation as at and for the period ended December 31, 2001;

     "GOVERNMENTAL ENTITY" means any (i) multinational, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or
     (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above;

     "INTERIM ORDER" has the meaning set forth in Section 2.1;

     "IN-THE-MONEY" means, in respect of Options, Warrants or Share Purchase Rights, such of them as have an exercise price per Share less than the Per Share Price;

     "MATERIAL" means, where used in relation to the Corporation or Acquiror, a fact, asset, liability, transaction or circumstance concerning the business, operations, results of operations, assets, capitalization, financial condition, rights, liabilities, prospects or privileges, whether contractual or otherwise, of the Corporation and its Subsidiaries or Acquiror and its Subsidiaries, as the case may be, in either case considered as a whole, that: (i) is materially adverse to the business of the Corporation and its Subsidiaries or Acquiror and its Subsidiaries, in either case considered as a whole; (ii) would be reasonably likely to have a significant effect on the market price or value of the Shares or Acquiror Shares, as the case may be (in either (i) or (ii) other than resulting from: (A) conditions affecting the oil and gas industry as a whole or the oil and gas services industry as a whole; (B) general economic, financial, currency exchange, securities or commodity market conditions in Canada or elsewhere; or (C) changes in the market price of crude oil or natural gas); or (iii) would prevent or materially delay completion of the Arrangement in accordance with this Agreement; provided that, a fact, asset, liability, transaction or circumstance shall be considered to be Material if its value or financial effect (net of reasonably anticipated insurance recoveries in respect thereof) exceeds, in the aggregate, $10,000,000 in respect of the Corporation and its Subsidiaries or $165,000,000 in respect of Acquiror and its Subsidiaries;

     "MATERIAL ADVERSE CHANGE", in respect of the Corporation or the Acquiror, means any change (or changes which in the aggregate would be material) (or any condition, event or development involving a prospective material change) in the business, operations, results of operations, assets, capitalization, financial condition, rights, liabilities, prospects or privileges, whether contractual or otherwise, of the

     Corporation or the Acquiror, as the case may be, or any of its Subsidiaries which is materially adverse to the business thereof considered as a whole, other than a change: (i) which has prior to the date hereof been publicly disclosed or otherwise disclosed herein or in the Disclosure Letter; (ii) resulting from conditions affecting the oil and gas industry as a whole or the oil and gas services industry as a whole; (iii) resulting from general economic, financial, currency exchange, securities or commodity market conditions in Canada or elsewhere; or (iv) resulting from changes in the market price of crude oil or natural gas; provided that such change or changes shall be considered to be material if its or their value or financial effect (net of reasonably anticipated insurance recoveries in respect of such change) exceeds, in the aggregate, $10,000,000 in respect of the Corporation and its Subsidiaries or $165,000,000 in respect of Acquiror and its Subsidiaries;

     "MATERIAL CONTRACT" means an agreement or understanding (whether or not in writing) to which the Corporation or any of its Subsidiaries is a party or by which any thereof is bound: pursuant to which the Corporation or any of its Subsidiaries has or may have an obligation in excess of, or having a value in excess of, $500,000 annually; which has a term in excess of 90 days without being terminable by the Corporation or its Subsidiary without penalty and is an aggregate obligation in excess, or having a value in excess of, $200,000; or which is a footage or turnkey drilling contract or a day work contract having a term in excess of 60 days;

     "MISREPRESENTATION" has the meaning set forth in the Securities Act (Alberta);

     "OPTIONS" means the outstanding options to acquire common shares in the capital of the Corporation (i) under the Stock Option Plan, or (ii) pursuant to the Predecessor Option Agreements;

     "PER SHARE PRICE" means that amount calculated to four decimal places equal to Cdn.$15.50 plus additional consideration calculated at the rate of 6% per annum thereon from, but not including, February 25, 2002 to and including the Effective Date;

     "PERSON" includes an individual, partnership, trust, firm, body corporate, government, governmental body, agency or instrumentality, unincorporated body of persons or association;

     "PLAN OF ARRANGEMENT" means the plan of arrangement substantially in the form attached hereto as Schedule B and any amendments or variation thereto made in accordance with Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

     "PREDECESSOR CORPORATIONS" means those corporations which merged with the Corporation pursuant to various amalgamations including, without limitation, Trimat Well Servicing Inc., Pink Panther Oilfield Services Ltd. and Swab-Tech Inc.;

     "PREDECESSOR OPTION AGREEMENTS" means the agreements between the Corporation and certain individuals pursuant to which options to acquire securities of entities previously acquired by the Corporation were exchanged for options to acquire Shares;

     "PROXY CIRCULAR" means the management information circular of the Corporation to be sent to the Shareholders and the holders of Options, Warrants and Share Purchase Rights in connection with the Shareholder Meeting (including, without limitation, information incorporated by reference);

     "PUBLIC RECORD" means all information and materials filed by, or on behalf of, the Corporation or any of the Predecessor Corporations with any of the Securities Authorities available through the SEDAR or EDGAR websites as of the date of this Agreement;

     "REAL PROPERTY" has the meaning set forth in Section 7.1(v);

     "REGULATORY APPROVALS" means all approvals, consents and authorizations of all Governmental Entities and other regulators (including stock exchanges) reasonably necessary or desirable in connection with the Arrangement and the other transactions contemplated hereby;

     "SEC" means the Securities and Exchange Commission of the United States;

     "SECURITIES AUTHORITIES" means the appropriate securities commission or similar regulatory authorities in Canada and each of the provinces and territories thereof and in the United States and each of the states thereof;

     "SECURITIES LAWS" means, collectively, all applicable Canadian provincial and territorial corporate and securities laws, United States securities laws, the "blue sky" or securities laws of the states of the United States and any other applicable securities laws;

     "SHAREHOLDERS" means the holders of Shares from time to time;

     "SHAREHOLDER MEETING" means the special meeting of the Shareholders and holders of Options, Warrants and Share Purchase Rights, including any adjournments or postponement thereof, to be called and held in accordance with the Interim Order to consider and, if deemed advisable, approve the Arrangement Resolution;

     "SHARE PURCHASE RIGHTS" means rights to acquire Shares issued pursuant to the Cooperation Agreement made as of June 18, 2001 between Bonus Well Servicing Partnership and Polar Energy Services Ltd. and the agreement made and entered into as of June 1, 2001 between Kuukpik/ H & R Drilling LLC and H & R Drilling Alaska Inc.;

     "SHARES" means common shares in the share capital of the Corporation;

     "STOCK OPTION PLAN" means the stock option plan of the Corporation approved by the Board of Directors on April 12, 2001;

     "SUBSIDIARY" has the meaning set forth in the Act in respect of the Corporation or the Acquiror, as the context requires, and, in respect of the Corporation, includes (without limitation) each partnership or other entity controlled, directly or indirectly, by the Corporation including those Persons listed in Schedule D hereto provided that Subsidiaries shall not include such Persons as: (i) are inactive and have no assets or property beyond a nominal amount; (ii) do not own shares or other securities of any other Subsidiary; and (iii) none of the Corporation or the Subsidiaries of the Corporation are liable jointly, as a guarantor, a surety or otherwise for any liabilities or obligations thereof;

     "SUPERIOR PROPOSAL" has the meaning set forth in Section 3.2(a);

     "SUPPORT AGREEMENT" means the agreement to be substantially as set forth in Schedule E hereto;

     "U.S. SECURITIES ACT" means the United States Securities Act of 1933, as amended;

     "VOTING AND EXCHANGE TRUST AGREEMENT" means the agreement to be substantially as set forth in Schedule F hereto; and

     "WARRANTS" means the warrants to purchase 500,000 Shares represented by and provided for in Warrant Certificate No. 98-1 dated November 13, 1998 issued by the Corporation to SCF-IV, L.P., as amended December 12, 2001.

1.2  SINGULAR, PLURAL, ETC.

     Words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

1.3  DEEMED CURRENCY

     In the absence of a specific designation of any currency, any undescribed dollar amount herein shall be deemed to refer to Canadian dollars.

1.4  DATE FOR ANY ACTION

     In the event that any date on which any action is required to be taken hereunder by any of the parties hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5  DECISION BY BOARD OF DIRECTORS

     Any reference herein to a decision or determination, unanimous or otherwise, of the Board of Directors means a decision or determination by a quorum of the directors of the Corporation entitled to vote under the Act and the constating documents of the Corporation.

1.6  INTERPRETATION NOT AFFECTED BY PARTY DRAFTING

     The parties hereto acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement, and the parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party will not be applicable in the interpretation of this Agreement.

                                   ARTICLE 2
                                THE ARRANGEMENT

2.1  IMPLEMENTATION STEPS BY THE CORPORATION

     The Corporation agrees that it shall:

     (a) as soon as reasonably practicable, and in any event, on or before March 22, 2002, apply to the Court in a manner acceptable to Acquiror acting reasonably, under Section 192 of the Act for an order approving the Arrangement and for an interim order, (the "INTERIM ORDER") providing for, among other things, the calling and holding of the Shareholder Meeting, and thereafter proceed with and diligently seek the Interim Order;

     (b) lawfully convene and hold the Shareholder Meeting as soon as reasonably practicable and, in any event, on or before April 30, 2002;

     (c) subject to obtaining the approvals as are required by the Interim Order, proceed with and diligently pursue the application to the Court for a final order of the Court approving the Arrangement in form and substance satisfactory to Acquiror, acting reasonably, (the "FINAL ORDER"); and

     (d) subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party, send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the Act to give effect to the Arrangement.

2.2  IMPLEMENTATION STEPS BY ACQUIROR

     Acquiror agrees that, on or prior to the Effective Date and subject to the satisfaction or waiver of the conditions herein contained in favour of Acquiror:

     (a) Acquiror, Callco and Canco shall execute and deliver the Support Agreement;

     (b) Acquiror and Canco shall execute and deliver the Voting and Exchange Trust Agreement; and

     (c) Acquiror shall issue to the trustee under the Voting and Exchange Trust Agreement such share or shares as required by the Voting and Exchange Trust Agreement.

2.3  INTERIM ORDER

     The notice of motion for the application referred to in Section 2.1 shall request that the Interim Order provide, among other things:

     (a) for the class of persons to whom notice is to be provided in respect of the Arrangement and the Shareholder Meeting and for the manner in which such notice is to be provided;

     (b) that the requisite approval for the Arrangement Resolution shall be 66 2/3% of the votes cast on the Arrangement Resolution by Shareholders and holders of Options, Warrants and Share Purchase Rights, voting together as a single class, present in person or by proxy at the Shareholder Meeting (such that each holder of Shares is entitled to one vote for each Share held and each holder of an Option, Warrant or Share Purchase Right is entitled to one vote for each Share such holder would have received on a valid exercise of such Option, Warrant or Share Purchase Right, as the case may be);

     (c) that, in all other respects, the terms, restrictions and conditions of the governing documents of the Corporation, including quorum requirements and all other matters, shall apply in respect of the Shareholder Meeting; and

     (d)  for the grant of the Dissent Rights.

2.4  DISSENTING SECURITIES

     Each Shareholder and each holder of an Option, Warrant or Share Purchase Right may exercise Dissent Rights in connection with the Arrangement pursuant to and in the manner set forth in Section 190 of the Act and the Interim Order (such holders referred to as "DISSENTERS" or as "DISSENTING SHAREHOLDERS" when referring exclusively to Shareholders). The Corporation shall give Acquiror (i) prompt notice of any written notices of exercise of rights of dissent, withdrawals of such notices, and any other instruments served pursuant to the Act and received by the Corporation and (ii) the opportunity to participate in all negotiations and proceedings with respect to such rights. Without the prior written consent of Acquiror, except as required by applicable law, the Corporation shall not make any payment with respect to any such rights or offer to settle or settle any such rights.

2.5  ARTICLES OF ARRANGEMENT

     The Articles of Arrangement shall, together with such other matters as are necessary to effect the Arrangement, implement the Plan of Arrangement.

2.6  CORPORATION APPROVAL OF THE ARRANGEMENT

     (a) The Corporation represents that the Board of Directors, upon consultation with its advisors, has unanimously determined that:

        (i) the Arrangement is fair from a financial point of view to the Shareholders and is in the best interests of the Corporation and the Shareholders; and

        (ii) the Board of Directors will unanimously recommend that Shareholders vote in favour of the Arrangement, which recommendation may not be withdrawn, modified or changed in any manner except as provided in Section 3.2 or in the event of the termination of this Agreement pursuant to Section 10.1.

     (b) The Corporation represents that the Board of Directors has received an oral opinion from the Corporation's financial advisor that the consideration under the Arrangement is fair from a financial point of view to the Shareholders and that such financial advisor will provide a written opinion to such effect on or before the application referred to in Section 2.1(a).

     (c) The Corporation represents that its senior officers and directors have advised the Corporation that, at the date hereof, they intend to vote any Shares held by them in favour of the Arrangement Resolution and will so represent in the Proxy Circular.

2.7  PROXY CIRCULAR

     As promptly as reasonably practicable, the Corporation shall prepare the Proxy Circular (setting forth inter alia the recommendation of the Board of Directors set forth in Section 2.6(a) and the opinion of the Corporation's financial advisors referred to in Section 2.6(b) and reflecting the execution of the lock-up agreements referred to in Section 9.2(e) and the intention of the senior officers and directors referred to in Section 2.6(c)) together with any other documents required by Securities Laws or other applicable laws in connection with the approval of the Arrangement by the Shareholders and the Corporation shall, on a confidential basis, provide Acquiror timely opportunity to review and a reasonable period of time in the circumstance to comment on all such documentation and all such documentation shall be reasonably satisfactory to Acquiror before it is filed or distributed to the Shareholders. As promptly as practicable after obtaining the Interim Order and, in any event on or before March 26, 2002, the Corporation shall cause the Proxy Circular and other documentation required in connection with the Shareholder Meeting to be sent to each Shareholder and each holder of an Option, Warrant or Share Purchase Right and filed as required by the Interim Order and applicable laws.

2.8  SECURITIES COMPLIANCE

     (a) Acquiror shall, or shall cause its Subsidiaries (and the Corporation agrees to cooperate in respect thereof) to use commercially reasonable efforts to obtain all orders required from the applicable Canadian Governmental Entities to permit the issuance and first resale of (i) the Exchangeable Shares issuable pursuant to the Arrangement, and (ii) Acquiror Shares issuable upon exchange of the Exchangeable Shares from time to time and upon exercise of the Warrants from time to time, in each case without qualification with, or approval of, or the filing of any prospectus or similar document, or undertaking, from any Canadian Governmental Entity under any Canadian federal, provincial or territorial securities or other laws or pursuant to the rules and regulations of any Governmental Entity administering such laws, or the fulfilment of any other legal requirement in any such jurisdiction (other than, with respect to such first resale being from the holdings of a "CONTROL PERSON" for purposes of Canadian Securities Laws).

     (b) Acquiror agrees to file a registration statement on Form S-3 (or other applicable form) (the "S-3 REGISTRATION STATEMENT") with the SEC in order to register under the U.S. Securities Act the Acquiror Shares issuable from time to time after the Effective Time upon exchange of the Exchangeable Shares and from time to time upon exercise of the Warrants, and shall use all commercially reasonable efforts to cause the S-3 Registration Statement to become effective and to maintain the effectiveness of such registration so long as any Exchangeable Shares remain outstanding (other than those Exchangeable Shares held by Acquiror or any of its affiliates).

2.9  PREPARATION OF FILINGS

     (a) Acquiror and the Corporation shall, acting reasonably and promptly in the circumstances, cooperate in:

        (i) the preparation of any application for the orders and the preparation of any required registration statements and any other documents reasonably deemed by Acquiror or the Corporation to be necessary to discharge their respective obligations under Securities Laws in connection with the Arrangement and the other transactions contemplated hereby;

        (ii) the taking of all such action as may be required under any applicable Securities Laws (including "blue sky laws") in connection with the issuance of the Exchangeable Shares and Acquiror Shares in connection with the Arrangement; provided, however, that with respect to the United States "blue sky" and Canadian provincial qualifications neither Acquiror nor the Corporation shall be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where such entity is not now so subject, except as to matters and transactions arising solely from the offer and sale of the Exchangeable Shares and Acquiror Shares; and

        (iii) the taking of all such action as may be required under the Act in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

     (b) Each of Acquiror and the Corporation agree to promptly furnish to the other all information concerning it, the Shareholders and the holders of Options, Warrants and Share Purchase Rights as may be required for the effectuation of the actions described in Sections 2.7 and 2.8 and the foregoing provisions of this Section 2.9, and each covenants that no information furnished by it (to its knowledge in the case of information concerning its shareholders) in connection with such actions or otherwise in connection with the consummation of the Arrangement and the other transactions contemplated by this Agreement will contain any misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished.

     (c) Each of Acquiror and the Corporation agree to promptly notify the other if at any time before or after the Effective Time it becomes aware that the Proxy Circular or an application for an order or a registration statement described in Section 2.8 contains any misrepresentation or any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Proxy Circular or such application or registration statement. In any such event, Acquiror and the Corporation agree to cooperate in the preparation of a supplement or amendment to the Proxy Circular or such other document, as required and as the case may be, and, if required, shall cause the same to be distributed to the Shareholders and holders of Options, Warrants or Share Purchase Rights or filed with the relevant securities regulatory authorities.

     (d) The Corporation shall ensure that the Proxy Circular complies with all applicable laws and, without limiting the generality of the foregoing, that the Proxy Circular does not contain any misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained there not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by Acquiror). Without limiting the generality of the foregoing, the Corporation shall ensure that the Proxy Circular complies with OSC Rule 54-501 and the Interim Order and provides Shareholders and holders of Options, Warrants or Share Purchase Rights with information in sufficient detail to permit them to form a reasoned judgement concerning the matters to be place before them at the Shareholder Meeting. The Corporation shall ensure that none of the information supplied or to be supplied by the Corporation for inclusion or incorporation by reference in the S-3 Registration Statement will at the time such registration statement is declared or becomes effective contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein in light of the circumstances under which they were made not misleading. The Corporation will take all reasonable steps within its control to ensure that the Proxy Circular is prepared as to form in all material respects in compliance with the provisions of the Act and Canadian Securities Laws.

     (e) Acquiror shall ensure that the S-3 Registration Statement complies with all U.S. Securities Laws and, without limiting the generality of the foregoing, that such documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by the Corporation).

2.10  COOPERATION

     (a) The Corporation agrees to use its commercially reasonable efforts to, and shall use its commercially reasonable efforts to cause its Subsidiaries to, perform all obligations required to be performed by the Corporation or any of its Subsidiaries under this Agreement, cooperate with Acquiror in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transaction contemplated in this Agreement and, without limiting the generality of the foregoing, the Corporation shall:

         (i) subject to Section 3.2, at the request of Acquiror, solicit from the Shareholders and holders of Options, Warrants or Share Purchase Rights proxies in favour of approval of the Arrangement Resolution and use commercially reasonable efforts to obtain the approval by such Shareholders and holders of Options, Warrants or Share Purchase Rights of the Arrangement Resolution, voting as a single class;

         (ii) not adjourn, postpone or cancel (or propose adjournment, postponement or cancellation of) the Shareholder Meeting without Acquiror's prior written consent except as required by applicable laws, or in the case of adjournment, as may be required by Shareholders and holders of Options, Warrants or Share Purchase Rights as expressed by majority resolution, voting as a single class;

         (iii) use commercially reasonable efforts to satisfy or cause to be satisfied as soon as reasonably practicable all the conditions precedent that are set forth in Article 9;

         (iv) apply for and use commercially reasonable efforts to obtain as promptly as practicable all Regulatory Approvals relating to the Corporation or any of its Subsidiaries and, in doing so, to keep Acquiror reasonably informed as to the status of the proceedings related to obtaining the Regulatory Approvals, including, but not limited to, providing Acquiror the opportunity to be present for or participate in all communications with any Governmental Entity and providing Acquiror with copies of all related applications and notifications, in draft form, in order for Acquiror to provide its reasonable comments;

         (v) apply for and use commercially reasonable efforts to obtain the Interim Order and the Final Order;

         (vi) carry out the terms of the Interim Order and the Final Order applicable to it and use commercially reasonable efforts to comply promptly with all requirements which applicable laws may impose on the Corporation or its Subsidiaries with respect to the transactions contemplated hereby and by the Arrangement;

         (vii) use commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

         (viii)use commercially reasonable efforts to have lifted or rescinded any injunction or restraining order or other order which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

         (ix) effect all necessary registrations, filings and submissions of information required by Governmental Entities from the Corporation or any of its Subsidiaries in connection with the transactions contemplated hereby;

         (x) consult with Acquiror prior to making publicly available its financial results for any period after the date of this Agreement provided that the Corporation is not unreasonably impaired in satisfying all disclosure requirements under Securities Laws in respect thereof; and

         (xi) use commercially reasonable efforts to obtain all waivers, consents and approvals from other parties to loan agreements, leases or other contracts required to be obtained by the Corporation or a Subsidiary of the Corporation to consummate the transactions contemplated hereby which the failure to obtain would materially adversely affect the ability of the Corporation or its Subsidiaries to consummate the transaction contemplated hereby.

     (b) Acquiror agrees that, until the earlier of the Effective Date and the termination of this Agreement pursuant to its terms, in each case except (i) with the consent of the Corporation to any deviation therefrom, or (ii) as expressly contemplated by this Agreement or the Plan of Arrangement, Acquiror shall and will cause its Subsidiaries to:

         (i) subject to Section 2.10(c)(vii), not adopt or propose to adopt any amendments to its governing documents or the governing documents of Canco or Acquiror which would have a material adverse impact on the consummation of the transactions contemplated hereby or the economic terms of, or the form of, consideration to be provided pursuant to the Arrangement; and

         (ii) not take any action which may jeopardize the exchange of the Shares by Shareholders who are resident in Canada for the purposes of the Income Tax Act (Canada) from being treated on a tax deferred basis under the Income Tax Act (Canada) for holders who are otherwise eligible for such treatment.

     (c) Acquiror agrees to use its commercially reasonable efforts to, and shall use its commercially reasonable efforts to cause its Subsidiaries to, perform all obligations required to be performed by it or any of its Subsidiaries under this Agreement, cooperate with the Corporation in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transaction contemplated by this Agreement and, without limiting the generality of the following:

         (i) use commercially reasonable efforts to satisfy or cause to be satisfied as soon as reasonably practicable all conditions precedent that are set forth in Article 9 hereof;

         (ii) apply for and use commercially reasonable efforts to obtain promptly all Regulatory Approvals relating to Acquiror or any of its Subsidiaries, and, in doing so, to keep the Corporation reasonably informed as to the status of the proceedings related to obtaining the Regulatory Approvals, including, but not limited to, providing the Corporation with copies of all related applications and notifications, in draft form, in order for the Corporation to provide its reasonable comments;

         (iii) carry out the terms of the Interim Order and Final Order applicable to it and use commercially reasonable efforts to comply promptly with all requirements which applicable laws may impose on Acquiror with respect to the transactions contemplated hereby and by the Arrangement;

         (iv) in respect of holders of Shares who are resident in Canada for the purposes of the Income Tax Act (Canada) and are not exempt from tax under Part 1 of the Income Tax Act (Canada) and who receive Exchangeable Shares under the Arrangement, to cause Canco to enter into elections with any such holders who make elections under Section 85 of the Income Tax Act (Canada) and any equivalents thereof under provincial laws;

         (v) use commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

         (vi) use commercially reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to Acquiror or any of its Subsidiaries which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

         (vii) effect all necessary registrations, filings and submissions of information required by Governmental Entities from Acquiror or any of its Subsidiaries in connection with the transactions contemplated hereby;

         (viii)cause the governing documents of Canco to be amended to create the Exchangeable Shares and otherwise as required to effect the transactions contemplated hereby;

         (ix) reserve or have available a sufficient number of Acquiror Shares for issuance upon the exchange from time to time of Exchangeable Shares and the exercise from time to time of the Warrants, and use commercially reasonable efforts to cause such Acquiror Shares to be approved for listing on the American Stock Exchange, subject to official notice of issuance, prior to the Effective Time;

         (x) use commercially reasonable efforts (A) to cause the Exchangeable Shares to be listed for trading on The Toronto Stock Exchange by the Effective Date and (B) to ensure that Canco remains a "public corporation" within the meaning of the Income Tax Act (Canada) for so long as any Canco Exchangeable Shares are outstanding (other than those Exchangeable Shares held by Acquiror or any of its affiliates); and

         (xi) not, during the ten trading days preceding the third Business Day prior to the Shareholder Meeting buy back any of its outstanding Acquiror Shares.

2.11  PRESS RELEASE AND PUBLIC DISCLOSURE

     Each of Acquiror and the Corporation agrees to issue a joint press release in the form agreed to between them prior to the opening of markets on February 26, 2002 and the Corporation agrees to file a copy of this Agreement, as an attachment to a material change report with respect to the Arrangement, as soon as possible with the Securities Authorities having jurisdiction over the Corporation.

2.12  OUTSTANDING RIGHTS TO ACQUIRE SHARES

     The Corporation agrees and represents that the Board of Directors has unanimously resolved that:

     (a) The Corporation shall use all commercially reasonable efforts to provide that Persons holding Options who may do so under Securities Laws and in accordance with the Stock Option Plan or the relevant agreements governing such Options (or pursuant to this Section 2.12) shall be entitled to exercise all of their Options and vote all Shares issued in connection therewith at the Shareholder Meeting. It is agreed by Acquiror that all Options that are duly surrendered for exercise, conditional on Closing and with appropriate instructions that the Shares issuable upon such exercise are to be voted in favour of the Arrangement (the "CONDITIONAL OPTION EXERCISE"), shall be exercised immediately prior to the Effective Time. Furthermore, Acquiror shall accept as validly issued all Shares that are to be issued pursuant to the Conditional Option Exercise. The Corporation may make arrangements to loan holders of Options who elect to receive cash pursuant to the Arrangement, the exercise price thereof with repayment of the loan to be made from the proceeds received under the Arrangement for the Shares acquired on such exercise.

     (b) Prior to the Effective Time, the Corporation shall use all commercially reasonable efforts to enter into releases, in a form approved by Acquiror, acting reasonably, with each holder of Options or Share Purchase Rights pursuant to which the parties thereto shall agree that, upon Closing, each holder that has not previously exercised such Options or Share Purchase Rights, as the case may be, will receive from the Corporation, in consideration of the termination of all such holder's unexercised Options or Share Purchase Rights, as the case may be, the greater of:

         (i) the positive difference, if any, between the purchase price under the Arrangement for each Share and the exercise price of the holder's Options or Share Purchase Rights, as the case may be, per Share, regardless of the vesting of any such Options under the Stock Option Plan and the agreements governing such Options or Share Purchase Rights, as applicable; and

         (ii) $0.10,

         for each Share that is subject to such issuance.

         The Corporation shall make appropriate withholdings of taxes or other applicable source deductions from any such payments made to any holders of Options or Share Purchase Rights as required by applicable law.

     (c) The Corporation shall use all commercially reasonable efforts to ensure that, at the Effective Time, all of the Options have been exercised or surrendered for termination as contemplated by this Section 2.12, and without limiting the generality of the forgoing, the Corporation shall:

         (i) encourage and facilitate all persons holding Options to exercise those Options and vote all Shares issued in connection therewith in favour of the Arrangement at the Shareholder Meeting pursuant to the Conditional Option Exercise or otherwise or surrender their Options in the manner provided for in Section 2.12; and

         (ii) cause the vesting of option entitlements under the Stock Option Plan to accelerate prior to or concurrently with the completion of the Arrangement, such that all outstanding Options shall be exercisable and fully vested prior to the Effective Time.

                                   ARTICLE 3
                          COVENANTS OF THE CORPORATION

3.1  ORDINARY COURSE OF BUSINESS

     The Corporation covenants and agrees that, from the date hereof until the earlier of the Effective Time and the date this Agreement is terminated pursuant to its terms, unless Acquiror otherwise agrees in writing or as otherwise expressly contemplated or permitted by this Agreement or the Disclosure Letter:

     (a) the Corporation shall, and shall cause each of its Subsidiaries to, conduct its and their respective business only in, and not take action except in, the usual, ordinary and regular course of business and consistent with past practice;

     (b) the Corporation shall not directly or indirectly do or permit to occur any of the following:

         (i) (other than transactions solely among the Corporation and its Subsidiaries) issue, sell, pledge, lease, dispose of, encumber or agree to issue, sell, pledge, lease, dispose of or encumber (or permit any of its Subsidiaries to issue, sell, pledge, lease, dispose of, encumber or agree to issue, sell, pledge, lease, dispose of or encumber):

               (A) any additional shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any shares of, any capital stock of the Corporation or any of its Subsidiaries (other than pursuant to the exercise of outstanding stock options issued pursuant to the terms of the Options, Warrants or Share Purchase Rights), or

               (B) except in the ordinary and regular course of business, consistent with past practice and not, in the aggregate, exceeding $100,000 individually and $500,000 in the aggregate any assets of the Corporation or any of its Subsidiaries;

         (ii) amend or propose to amend its articles or bylaws or those of any of its Subsidiaries;

         (iii) split, combine or reclassify any outstanding Shares, or declare, set aside or pay any dividend (other than as disclosed in writing to Acquiror prior to the date hereof) or other distribution payable in cash, stock, property or otherwise with respect to the Shares;

         (iv) except as set forth in Section 2.12, redeem, purchase or offer to purchase (or permit any of its Subsidiaries to redeem, purchase or offer to purchase) any Shares or other securities of the Corporation or any of its Subsidiaries;

         (v) reorganize, amalgamate or merge the Corporation or any of its Subsidiaries with any other Person or other business organization whatsoever;

         (vi) except as set forth in the Disclosure Letter, acquire or agree to acquire (by merger, amalgamation, acquisition of stock or assets or otherwise) any Person or other business organization or division or acquire or agree to acquire any assets, except in the ordinary and regular course of business, consistent with past practice and not exceeding $100,000 individually and $500,000 in the aggregate;

         (vii) except in the ordinary and regular course of business consistent with past practice: (A) pay, discharge or satisfy any material claims, liabilities or obligations; or (B) except such as have been reserved against in the Financial Statements, relinquish any material contractual rights;

         (viii)enter into any interest rate, currency or commodity swaps, hedges or other similar financial instruments;

         (ix) waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing material licence, lease, contract, production sharing agreement, government land concession or other document, other than in the ordinary and regular course of business, consistent with past practice;

         (x) authorize, recommend or propose any release or relinquishment of any material contract right other than in the ordinary and regular course of business, consistent with past practice or (other than with the prior written consent of Acquiror, not to be unreasonably withheld) enter into, or amend, any footage or turnkey drilling contract or a day work contract having a term in excess of 60 days;

         (xi) (other than the rollover of presently outstanding bankers' acceptances or the conversion of prime rate advances to bankers' acceptances) incur or commit to incur any indebtedness for borrowed money or any other material liability or obligation or issue any debt or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other person, or make loans (other than as contemplated in Section 2.12) or advances, except, in either case, in the ordinary and regular course of business consistent with past practice under facilities currently outstanding; and

         (xii) authorize or propose any of the foregoing, or enter into or modify any contract, agreement, commitment or arrangement to do any of the foregoing;

     (c) the Corporation shall not, and shall cause each of its Subsidiaries to not:

         (i) take any action with respect to the entering into, assuming or modifying of any employment, severance, collective bargaining or similar agreements, policies or arrangements with respect to the grant of any bonuses, salary increases, stock options, pension benefits, retirement allowances, deferred compensation, severance or termination pay or any other form of compensation or profit sharing or with respect to any increase of benefits payable; or

         (ii) without limiting the foregoing, create, enter into, assume or modify any Employee Obligations;

     (d) the Corporation shall use its reasonable efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing commercially reasonable coverage in accordance with industry practice for similar entities carrying on comparable business;

     (e) the Corporation shall:

         (i) in the context of the transactions contemplated hereby, use its commercially reasonable efforts, and cause each of its Subsidiaries to use its commercially reasonable efforts, to preserve intact their respective business organizations and goodwill, to keep available the services of its officers and employees as a group and to maintain satisfactory relationships with suppliers, agents, distributors, customers and others having business relationships with it or its Subsidiaries, provided that the Corporation shall be permitted to modify the number and types of non-executive employees in the employment of the Corporation, acting reasonably, to reflect changing industry conditions from time to time;

         (ii) not take any action, or permit any of its Subsidiaries to take any action, that would render, or that reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect at any time prior to the Effective Time if then made; and

         (iii) confer on a regular basis with Acquiror with respect to material operational matters;

     (f) the Corporation shall not settle or compromise any claim brought by any present, former or purported holder of any securities of the Corporation in connection with the transactions contemplated by this Agreement or the Arrangement prior to the Effective Time without the prior written consent of Acquiror;

     (g) except as set forth in Section 2.12, the Corporation shall not enter into or modify any contract, agreement, commitment or arrangement inconsistent with any of the matters set forth in this Section 3.1 without the prior written consent of Acquiror; and

     (h) the Corporation shall use all commercially reasonable efforts to obtain receipt of the consents of any and all lenders to the Corporation (including without limitation the Corporation's senior lenders) whose consent is required to prevent a default or any event that with the passage of time may constitute an event of default thereunder, to the transactions contemplated herein.

3.2  NON-SOLICITATION

     (a) The Corporation shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Corporation or any of its Subsidiaries, (i) solicit, initiate or encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries, discussions, negotiations, proposals or offers from any Person or other entity or group (other than Acquiror) in respect of any matter or thing inconsistent with the successful completion of the Arrangement, including, without limitation, any Acquisition Proposal or (ii) provide any non-public information to, participate in any discussions or negotiations relating to any such matter or thing with, or otherwise cooperate with or assist or participate in any effort to take such action by, any Person or other entity or group; provided nothing contained in this Section
         3.2 shall prevent the Board of Directors from:

         (i) considering, negotiating or providing information in connection with, or otherwise (except as provided for in (iii) below) responding to, an unsolicited bona fide written Acquisition Proposal in respect of which:

               (A) the funds or other consideration provided for in the Acquisition Proposal are demonstrably available and the Acquisition Proposal is not subject to any due diligence condition other than confirmatory due diligence;

               (B) the Board of Directors has determined in good faith (after receiving the advice of its financial advisors that is reflected in the minutes of the Board of Directors) to be a commercially feasible transaction that could be carried out within a time frame that is reasonable in the circumstances and would, if consummated in accordance with its terms, result in a transaction demonstrably superior to the Arrangement from a financial point of view to the Shareholders; and

               (C) after consultation with its financial advisors, and after receiving advice of outside counsel that is reflected in the minutes of the Board of Directors, the Board of Directors concludes in good faith such action is necessary for the Board of Directors to discharge properly its fiduciary duties under applicable law;

               (any such Acquisition Proposal that meets such requirements being referred to herein as a "SUPERIOR PROPOSAL"), provided that the Corporation has complied with Sections 3.2(c) and (d) in respect of the Acquisition Proposal;

         (ii) complying with Securities Laws relating to the provision of directors' circulars and making appropriate disclosure with respect thereto to Shareholders; and

         (iii) accepting, recommending, approving or implementing any Superior Proposal if the Corporation has complied with Sections 3.2(c) and
               (d) in respect of the Superior Proposal and prior to such acceptance, recommendation, approval or implementation:

               (A) after consultation with its financial advisors, and after receiving advice of outside counsel that is reflected in the minutes of the Board of Directors, the Board of Directors concludes in good faith such action is necessary for the Board of Directors to discharge properly its fiduciary duties under applicable law; and

               (B) in arriving at such conclusion, the Board of Directors gives consideration to any amendment proposed by Acquiror in writing in the three Business Day period referred to in
                    Section 3.2(d); and

                    the Corporation concurrently pays the fee provided in
                    Section 4.1 to Acquiror.

     (b) The Corporation shall, and shall direct and use reasonable efforts to cause its officers, directors, employees, representatives and agents to, immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Acquiror or an affiliate of Acquiror) with respect to any potential Acquisition Proposal. To the extent not already done so, the Corporation shall immediately close any and all data rooms which may have been opened. The Corporation agrees not to waive, in whole or in part, or release, in whole or in part, any third party from, or consent to any action pursuant to, any confidentiality or standstill obligation to which the Corporation and such third party is a party except in respect of a Superior Proposal in accordance with Section 3.2(d). The Corporation shall immediately request the return or destruction of all confidential non-public information provided to any third parties who have entered into a confidentiality agreement with the Corporation relating to a potential Acquisition Proposal, shall use all reasonable efforts to ensure that such requests are honoured and shall immediately advise Acquiror orally and in writing of any responses or action (actual or threatened) by any recipient of such request which could hinder, prevent, delay or otherwise adversely affect the completion of the Arrangement.

     (c) The Corporation shall immediately notify Acquiror of any Acquisition Proposal (including, without limitation any amended, supplemented, replaced or renewed Acquisition Proposal previously made) or any request for non-public information relating to the Corporation or any of its Subsidiaries or for access to the properties, books or records of the Corporation or any Subsidiary by any Person or other entity or group that informs the Corporation or such Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Acquiror shall be made, from time to time, orally and in writing, and shall indicate such details of the proposal, inquiry or contact known to such person as Acquiror may reasonably request including, without limitation, the identity of the Person or other entity or group making such proposal, inquiry or contact and shall include a copy of any written form of Acquisition Proposal (all of which information shall be subject to the provisions of the Confidentiality Agreement as if it were Confidential Information as referred to in that agreement).

     (d) If the Board of Directors determines that an Acquisition Proposal constitutes a Superior Proposal pursuant to Section 3.2(a), the Corporation shall give immediate notice of such determination to the Acquiror (together with a copy of advice of outside counsel that is reflected in the minutes of the Board of Directors, referred to in
         Section 3.2(a)) and shall give Acquiror not less than three Business Days advance notice of any action to be taken by the Board of Directors to withdraw, modify or change any recommendation regarding the Arrangement or to enter into any agreement to implement the Superior Proposal, and provide to Acquiror the right, during such three Business Days, to advise the Board of Directors that Acquiror will, within such period, announce its intention to, and, as soon as practicable in the circumstances and, in any event, within three Business Days of such announcement, amend the terms of the Arrangement to provide that the holders of Shares shall, pursuant to the Arrangement as amended, receive a value per Share equal to or greater than the value per Share provided in the Superior Proposal. If Acquiror so advises the Board of Directors and so amends the Arrangement, the Board of Directors shall not withdraw, modify or change any recommendation with respect to the Arrangement, as so amended, and neither the Corporation nor the Board of Directors shall take any action to accept, recommend, approve or implement the Superior Proposal, including, without limitation, any release of the party making the Superior Proposal from any standstill or confidentiality obligation, any further consideration or negotiation of the Superior Proposal or entry into of any agreement regarding the Superior Proposal and the Corporation agrees to amend this Agreement to provide for the Arrangement as so amended.

     (e) If the Board of Directors receives a request for non-public information from a party who has made or is considering making an unsolicited bona fide Acquisition Proposal and the Board of Directors determines that such Acquisition Proposal constitutes a Superior Proposal pursuant to
         Section 3.2(a), then, and only in such case, the Corporation may, subject to the execution of a confidentiality agreement substantially similar to the Confidentiality Agreement, provide such party with access to information regarding the Corporation provided that the Corporation complies with its obligations pursuant to Section 3.2(c), sends a copy of any such confidentiality agreement to Acquiror immediately upon its execution and provides copies to Acquiror of any information provided to such party (that has not been previously provided to Acquiror) concurrently with its provision to such party.

     (f) The Corporation shall ensure that the officers, directors and employees of the Corporation and its Subsidiaries and any investment bankers or other advisors or representatives retained by the Corporation are aware of the provisions of this Section, and the Corporation shall be responsible for any breach of this Section 3.2 by such investment bankers, advisors or other representatives.

3.3  NOTICE OF MATERIAL CHANGE

     (a) From the date hereof until the earlier of the Effective Time and the date this Agreement is terminated pursuant to its terms, the Corporation shall promptly notify Acquiror in writing of:

         (i) any material adverse change (actual, anticipated, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation and its Subsidiaries, considered as a whole;

         (ii) any change in information relating to any representation or warranty of the Corporation set forth in this Agreement which is or may be of such a nature as to render any such representation or warranty misleading or untrue in a material respect;

         (iii) any material fact that arises and which would have been required to be stated herein or disclosed to Acquiror had such fact arisen on or prior to the date of this Agreement;

         (iv) any claim, action, proceeding or investigation pending or, to the knowledge of the Corporation, threatened referred to in Section 7.1(n) or any basis for any such claim, action, proceeding or investigation; and

         (v)   any claim under policies of insurance referred to in Section
               7.1(p).

         The Corporation shall in good faith discuss with Acquiror any change in circumstances (actual, anticipated, contemplated or, to the knowledge of the Corporation, threatened), financial or otherwise, which is of such a nature that there may be a reasonable question as to whether notice is required to be given pursuant to this Section.

     (b) From the date hereof until the earlier of the Effective Time and the date this Agreement is terminated pursuant to its terms, Acquiror shall promptly notify the Corporation in writing of any change in information relating to any representation or warranty of Acquiror set forth in this Agreement which is or may be of such a nature as to render any such representation or warranty misleading or untrue in a material respect. Acquiror shall in good faith discuss with the Corporation any change in circumstances (actual, anticipated, contemplated or, to the knowledge of Acquiror, threatened), financial or otherwise, which is of such a nature that there may be a reasonable question as to whether notice is required to be given pursuant to this Section.

3.4  ACCESS TO INFORMATION.

     Subject to the Confidentiality Agreement, upon reasonable notice, the Corporation shall, and shall cause each of its Subsidiaries to, afford Acquiror's officers, employees, counsel, accountants and other authorized representatives and advisors ("REPRESENTATIVES") reasonable access, during normal business hours from the date hereof and until the earlier of the Effective Time and the date this Agreement is terminated pursuant to its terms, to its facilities (including the ability to conduct reasonable environmental tests in respect of any of the properties of the Corporation or its Subsidiaries, at Acquiror's cost) properties, books, contracts and records as well as to its management personnel, and, during such period, the Corporation shall, and shall cause such of its Subsidiaries to, furnish promptly to Acquiror all information concerning its business, properties and personnel as Acquiror may reasonably request upon reasonable notice to the Chief Financial Officer of the Corporation, provided that the Acquiror shall make reasonable efforts to minimize the number of Representatives attending at the Corporation's offices and facilities as to work cooperatively with the Acquiror to minimize disruptions in the business of the Corporation.

                                   ARTICLE 4
                          FEES AND OTHER ARRANGEMENTS

4.1  FEES.

     Provided Acquiror has not breached in any material respect its representations, warranties or covenants in this Agreement, if at any time after the execution of this Agreement:

     (a) the Board of Directors has withdrawn, modified or changed, prior to the Effective Date, any of its recommendations or determinations referred to in Section 2.6 in a manner adverse to Acquiror or shall have resolved to do so;

     (b) the Board of Directors shall have failed to reaffirm its recommendation of the Arrangement by press statement within three Business Days after the expiry of the period set forth in Section 3.2(d) for Acquiror to advise whether it will amend the terms of the Arrangement, in the case of a Superior Proposal, and three Business Days after the public announcement or commencement of any other Acquisition Proposal;

     (c) the Board of Directors recommends that any of its Shareholders deposit their Shares under, vote in favour of, or otherwise accept, an Acquisition Proposal;

     (d) the Corporation enters into any agreement, commitment or understanding with any Person or other entity or group with respect to an Acquisition Proposal prior to the Closing, excluding a confidentiality agreement entered into in compliance with Section 3.2(e);

     (e) any Acquisition Proposal is publicly announced or made to the Shareholders or to the Corporation; on the date of the Shareholder Meeting any such Acquisition Proposal has either been accepted or has not expired or been withdrawn; the Shareholders do not approve the Arrangement at the Shareholder Meeting; this Agreement is terminated pursuant to Section 10.1(b); and either (within 12 months of such termination) such Acquisition Proposal is consummated or (within 6 months of such termination) an Acquisition Proposal is consummated; or

     (f) at any time prior to the Effective Time, the Corporation has breached any of its representations, warranties, agreements or obligations herein which breach would result in the failure to satisfy one or more conditions set forth in Section 9.2(a) or (b) and such breach is: (i) in relation to Section 3.2; (ii) an intentional breach by the Corporation; (iii) not curable; or (iv) curable, but is not cured within 5 days after notice thereof has been received by the Corporation;

(each of the above being a "FEE EVENT"), then the Corporation shall pay to Acquiror $17 million in immediately available funds to an account designated by Acquiror within one Business Day and interest thereon at a rate of 8% per annum, if payment is not made when due after the first to occur of the events described above, provided that the Corporation shall only be obligated to make one payment pursuant to this Section 4.1.

     Any payment pursuant to this Section shall be without prejudice to the rights or remedies available to Acquiror upon the breach of any provision of this Agreement.

                                   ARTICLE 5
                             COVENANTS OF ACQUIROR

5.1  OFFICERS' AND DIRECTORS' INSURANCE

     Acquiror agrees that for the entire period from the Effective Time until six years after the Effective Time, Acquiror will cause the Corporation or any successor to the Corporation to maintain the Corporation's current directors' and officers' insurance policy or an equivalent policy, subject in either case to terms and conditions no less advantageous to the directors and officers of the Corporation than those contained in the policy in effect on the date hereof ("EQUIVALENT INSURANCE"), providing coverage on a "trailing" or "run-off" basis for all present directors and officers of the Corporation, covering claims made prior to or within six years after the Effective Time.

5.2  INDEMNITIES

     Acquiror agrees that, if the Arrangement is completed, it shall cause each of the Corporation and its Subsidiaries to fulfil their obligations pursuant to indemnities provided or available to present officers and directors of the Corporation and its Subsidiaries pursuant to the provisions of the articles, bylaws or similar constating documents of the Corporation and its Subsidiaries, applicable corporate legislation and the written indemnity agreements between the Corporation or its Subsidiaries and its present directors and officers, copies of which are attached to the Disclosure Letter.

5.3  EMPLOYMENT AGREEMENTS

     Acquiror covenants and agrees, and after the Effective Time Acquiror will cause the Corporation and any successor to the Corporation, to honour and comply with the terms of those existing employment agreements, termination, severance and retention plans or policies of the Corporation which the Corporation has disclosed to Acquiror in the Disclosure Letter including, without limitation, the Employee Obligations.

5.4  THIRD PARTY BENEFICIARIES

     The provisions of Sections 5.1, 5.2 and 5.3 are (i) intended for the benefit of all present directors and officers of the Corporation and its Subsidiaries, as and to the extent applicable in accordance with their terms, and shall be enforceable by each of such persons and each such person's heirs, executors, administrators and other legal representatives (collectively, the "THIRD PARTY BENEFICIARIES") and the Corporation shall hold the rights and benefits of Sections 5.1, 5.2 and 5.3 in trust for and on behalf of the Third Party Beneficiaries and the Corporation hereby accepts such trust and agrees to hold the benefit of and enforce performance of such covenants on behalf of the Third Party Beneficiaries, and (ii) are in addition to, and not in substitution for, any other rights that the Third Party Beneficiaries may have by contract or otherwise.

5.5  AVAILABILITY OF FUNDS

     At all times from the date of this Agreement to the Effective Time, Acquiror will not take any action which would or could result in the representation and warranty set out in Section 8.1(j) being untrue or inaccurate in any material respect.

5.6  AVAILABILITY OF PERSONNEL

     Acquiror agrees to make appropriate personnel available to the Corporation on a timely basis for consultation, meetings or discussions with the Corporation as contemplated by the provisions of this Agreement including, without limitation, Section 3.1(e)(iii). Acquiror agrees to designate in writing to the Corporation those persons upon whom the Corporation may rely in respect of any consent, approval or authorization required of Acquiror pursuant to this Agreement.

                                   ARTICLE 6
                                MUTUAL COVENANTS

6.1  CONSULTATION

     Acquiror and the Corporation agree to consult with each other in issuing any press releases or otherwise making public statements with respect to the Arrangement and in making any filings with any federal, provincial or state governmental or regulatory agency or with any securities exchange with respect thereto. Each party shall use all commercially reasonable efforts to enable the other party to review and comment on all such press releases prior to release thereof.

6.2  OTHER FILINGS

     Acquiror and the Corporation shall, as promptly as practicable hereafter, prepare and file any filings required under the Competition Act (Canada), the Investment Canada Act (Canada), any Securities Laws, the rules of The Toronto Stock Exchange and the American Stock Exchange, the United States Securities Exchange Act of 1934, as amended, state securities or "blue sky" laws of the states of the United States, as amended, or any other applicable law or rule of applicable stock exchange relating to the transactions contemplated in this Agreement.

6.3  ADDITIONAL AGREEMENTS

     Subject to the terms and conditions herein provided and to fiduciary obligations under applicable law, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and the Arrangement and to cooperate with each other in connection with the foregoing, including using commercially reasonable efforts
(i) to obtain all necessary waivers, consents and approvals from other parties to material agreements, leases and other contracts or agreements (including, without limitation, the agreement of any Persons as may be required pursuant to any agreement, arrangement or understanding relating to the Corporation's or any of its Subsidiaries' operations), (ii) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, provincial or foreign law or regulations, (iii) to defend all lawsuits or other legal proceedings challenging this Agreement or the Arrangement or the consummation of the transactions contemplated hereby or thereby, (iv) to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby or by the Arrangement, (v) to effect all necessary registrations and other filings and submissions of information requested by governmental authorities and (vi) to fulfil all conditions and satisfy all provisions of this Agreement and the Arrangement. For purposes of the foregoing, the obligation to use "commercially reasonable efforts" to obtain waivers, consents and approvals to loan agreements, leases and other contracts shall not include any obligation to agree to a materially adverse modification of the terms of such documents or to prepay or incur additional material obligations to such other parties.

                                   ARTICLE 7
               REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

7.1  REPRESENTATIONS

     The Corporation hereby represents and warrants to Acquiror (and acknowledges that Acquiror is relying upon such representations and warranties in connection with entering into this Agreement):

     (a) Organization

         The Corporation and each of its Subsidiaries has been duly incorporated or formed under applicable law, is validly existing and has full corporate or legal power and authority to own its properties and conduct its business as presently owned and conducted. The Corporation and each of its Subsidiaries is duly registered to do business and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such registration necessary, except where the failure to be so registered or in good standing would not have a material adverse effect on the business, affairs, operations, assets, prospects or financial condition of the Corporation and its Subsidiaries, taken as a whole, or on the ability of the Corporation to consummate the transactions contemplated hereby. All of the outstanding shares of capital stock and other ownership interests of the Subsidiaries are validly issued, fully paid and non-assessable and all such shares and other ownership interests owned directly or indirectly by the Corporation are, except in connection with the Corporation's existing banking arrangements, owned free and clear of all material liens, claims or encumbrances, and there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any shares of capital stock or other ownership interests in any of its Subsidiaries. The Corporation has no Subsidiaries except those Persons listed in Schedule D hereto.

     (b) Capitalization

         As of the date hereof, the authorized capital of the Corporation consists of an unlimited number of Shares. As of the date hereof, there are only 26,179,861 Shares issued and outstanding. As of the date hereof, up to a maximum of 741,630 Shares may be issued pursuant to outstanding in-the-money Options, up to a maximum of 77,000 Shares may be issued pursuant to outstanding Options that are not in-the-money, only 2,500 Shares may be issued pursuant to Share Purchase Rights in each case at an exercise price less than $15.50 per Share and 500,000 Shares may be issued pursuant to the outstanding Warrants at an exercise price of $9.50 and the details of such Options, Share Purchase Rights and Warrants are as set forth in the Disclosure Letter. No further entitlements to acquire Shares have been earned pursuant to the agreements referred to in the definition of Share Purchase Rights and the Corporation will not prior to the Effective Time take any step that will entitle the other party to either such agreement to acquire further Shares. Except as described in the immediately preceding sentence, there are no other issued or outstanding securities of the Corporation or (other than those owned by the Corporation) its Subsidiaries and, without limitation, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating the Corporation or any of its Subsidiaries to issue or sell any shares of any capital stock of the Corporation or any of its Subsidiaries (other than rights pursuant to the agreements referred to in the definition of Share Purchase Rights to earn further entitlements to acquire Shares) or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of the Corporation or any of its Subsidiaries, nor, is there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of the Corporation or any of its Subsidiaries.

     (c) Authority

         The Corporation has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to complete the transactions contemplated hereby. The execution and delivery of this Agreement by the Corporation and the consummation by the Corporation of the transactions contemplated by this Agreement have been duly authorized by the Board of Directors and no other corporate proceedings on the part of the Corporation are necessary to authorize this Agreement or the transactions contemplated hereby other than the approval of the Shareholders and the holders of Options, Warrants or Share Purchase Rights and the approval of the Court as provided in this Agreement. This Agreement has been duly executed and delivered by the Corporation and constitutes a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws relating to or affecting creditors' rights generally, to general principles of equity and the qualifications that the consummation of the Arrangement is subject to approval of Shareholders and the Court as provided in this Agreement. Except as disclosed in the Disclosure Letter, the execution and delivery by the Corporation of this Agreement and performance by it of its obligations hereunder and the completion of the Arrangement and the transactions contemplated thereby, will not:

         (i) result in a violation or breach of, require any consent to be obtained under or give rise to any termination rights under any provision of:

               (A) its or any of its Subsidiaries' certificate of incorporation, articles, by-laws or other charter documents, including any unanimous shareholder agreement or any other agreement or understanding with any party holding an ownership interest in any Subsidiary;

               (B)  any law, regulation, order, judgment or decree; or

               (C)  any Material Contract;

         (ii) give rise to any right of termination or acceleration of indebtedness, or cause any indebtedness to come due before its stated maturity or cause any available credit to cease to be available; or

         (iii) result in the imposition of any encumbrance, charge or lien upon any of its assets or the assets of any Subsidiary, or restrict, hinder, impair or limit the ability of the Corporation or any Subsidiary to carry on the business of the Corporation or any Subsidiary as and where it is now being carried on or as and where it may be carried on in the future;

         result (alone or together with other adverse changes) in a Material Adverse Change.

     (d) Impediments

         Other than in connection with or in compliance with the provisions of Securities Laws and the rules of The Toronto Stock Exchange and the receipt of the applicable approvals under the Competition Act and the Investment Canada Act, (i) there is no legal restrictions to the consummation by the Corporation of the transactions contemplated by this Agreement or the performance by the Corporation of its obligations hereunder and (ii) no filing or registration by the Corporation with, or authorization, consent or approval of, any domestic or foreign public body or authority is necessary in connection with the consummation of the Arrangement, except for such filings or registrations which, if not made, or such authorizations, consents or approvals, which, if not received, would not have a material adverse effect on the ability of the Corporation to perform its obligations hereunder.

     (e) Public Record

         As of their respective dates, the documents and materials comprising the Public Record (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and complied in all material respects with all applicable legal and stock exchange requirements. The Corporation shall deliver to Acquiror as soon as they become available true and complete copies of any report or statement filed by it with Securities Authorities or provided to its Shareholders subsequent to the date of this Agreement. As of their respective dates, such reports and statements (excluding any information therein provided by Acquiror, as to which the Corporation makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with the requirements of applicable law and stock exchange rules. The consolidated financial statements of the Corporation issued by the Corporation or to be included in such reports and statements (excluding any information therein provided by Acquiror, as to which the Corporation makes no representation) will be prepared in accordance with generally accepted accounting principles applicable in Canada (except as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of the auditor), and will present fairly the consolidated financial position, results of operations and changes in financial position of the Corporation as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments).

     (f) Books and Records

         All financial transactions of the Corporation and its Subsidiaries have been recorded in the financial books and records of the Corporation and each Subsidiary, as applicable, in accordance with good business practice, and such financial books and records accurately reflect the basis for the financial condition and the revenues, expenses and results of operations of the Corporation and its Subsidiaries shown in the Financial Statements. The Corporation and its Subsidiaries have not entered into and are not parties to any material financial transactions which are not reflected in the Financial Statements. No information, records or systems pertaining to the operation or administration of the business of the Corporation and its Subsidiaries are in the possession of, recorded, stored, maintained by or otherwise dependent upon any Person other than the Corporation and its Subsidiaries, other than information relating to payroll services which are handled by a contractor and corporate minute books held by outside counsel.

     (g) Absence of Changes

         As of the date of this Agreement, since December 31, 2001 to the date of this Agreement and except as has been publicly disclosed in any document filed with the Alberta Securities Commission: (i) the Corporation, the Subsidiaries and the Predecessor Corporations have conducted their respective businesses only in the ordinary course, (ii) no extraordinary liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) material to the Corporation (on a consolidated basis) has been incurred, and (iii) there has not been any (alone or together with other adverse changes) Material Adverse Change.

     (h) Employment Agreements and Benefit Plans

         Except as set forth in the Disclosure Letter, neither the Corporation nor any Subsidiary is a party to any written or oral policy, agreement, obligation or understanding providing for severance or termination payments to, or any employment agreement or, without limitation, any Employee Obligation, with, any person. All benefit plans covering active, former or retired employees, officers or Directors of the Corporation or any of its Subsidiaries are listed in the Disclosure Letter; the Corporation has made available to Acquiror true and complete copies of all of the respective terms thereof and: each such plan has been maintained and administered in material compliance with its terms and is, to the extent required by applicable law or contract, fully funded without any deficit or unfunded actuarial liability or adequate provision therefor having been made; all required employer contributions in respect of such plans have been made; all such plans are in compliance with applicable laws, rules, regulations and policies (including those as to registration or other qualification); to the knowledge of the Corporation there are no pending, anticipated or threatened claims against or involving any of the plans; and all contributions, reserves or premium payments required or provided for have been made.

     (i) Disclosure

         As of the date of this Agreement, there is no information known to the officers of the Corporation regarding any event, circumstance or action taken or failed to be taken which may reasonably be expected to result in (alone or together with other adverse changes) a Material Adverse Change.

     (j) Material Contracts

         The Corporation shall have provided true and complete copies of all Material Contracts relating to the Corporation's and the Subsidiaries' businesses prior to the mailing of the Proxy Circular to the Shareholders and all Material Contracts are listed in the Disclosure Letter. Except as disclosed in the Disclosure Letter, such agreements do not contain any "change of control" provisions which would be triggered or effected by the Arrangement. Each of the Corporation and its Subsidiaries has performed in all material respects the obligations required to be performed by it and is entitled to all benefits under the Material Contracts. None of the Corporation or its Subsidiaries has violated or breached, in any material respect, any of the terms or conditions of the Material Contracts and there exists no default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default by the Corporation or any of its Subsidiaries under any of the Material Contracts. Except as disclosed in the Disclosure Letter, none of the Corporation or the Subsidiaries is a party to or bound by any agreement containing any standstill, restrictive covenant or similar provision that would restrict or limit its right to acquire or hold any asset, carry on any business or activity, solicit business from any Person or in any geographical area, or otherwise to conduct its business as it may determine.

     (k) Financial Statements

         The Financial Statements were prepared in accordance with generally accepted accounting principles in Canada consistently applied, and fairly present the consolidated financial condition of the Corporation at the respective dates indicated and the results of operations of the Corporation (on a consolidated basis) for the periods covered. Except
         (a) as disclosed or reflected in the Financial Statements or (b) liabilities and obligations (i) incurred in the ordinary course of business and consistent with past practice or (ii) pursuant to the terms of this Agreement, neither the Corporation nor any of its Subsidiaries has incurred any liabilities of any nature, whether accrued, contingent or otherwise (or which would be required by generally accepted accounting principles applicable in Canada to be reflected on a consolidated balance sheet of the Corporation) that have constituted or would be reasonably likely to constitute (alone or together with other adverse changes) a Material Adverse Change. Without limiting the generality of the foregoing provisions of this Section and except as set forth in the Disclosure Letter, the Corporation has not committed to make any capital expenditures, nor have any capital expenditures been authorized by the Corporation at any time since December 31, 2001, except for capital expenditures, made in the ordinary and regular course of business of the Corporation and not exceeding $100,000 individually and $500,000 in the aggregate.

     (l) Employee Obligations, Etc.

         The Employee Obligations (all of which are listed in the Disclosure Letter) do not exceed an aggregate of $750,000 (excluding obligations pursuant to the agreement dated January 4, 2000 between the Corporation and William Lingard).

     (m) Compliance with Law

         Each of the Corporation, its Subsidiaries and the Predecessor Corporations has complied with and is in compliance with all laws and regulations applicable to the operation of its business, except where such non-compliance, considered individually or in the aggregate, would not constitute (alone or together with other adverse changes) a Material Adverse Change and would not materially affect the consummation of the transactions contemplated hereby or the ability of the Corporation to perform its obligations hereunder.

     (n) Litigation, etc.

         Except as set forth in the Disclosure Letter, at the date of this Agreement, there is no claim, action, proceeding or investigation pending or, to the knowledge of the Corporation threatened against or relating to the Corporation or any of its Subsidiaries or affecting any of their properties or assets before any court or governmental or regulatory authority or body, nor is the Corporation at the date of this Agreement aware of any basis for any such claim, action, proceeding or investigation. Neither the Corporation nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree that has had or is reasonably likely to have a material adverse effect or prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement.

     (o) Environmental

         (i) Whenever used in this Agreement, the following words and terms shall have the indicated meanings.

               (A) "ENVIRONMENTAL LAWS" means all applicable statutes, regulations, ordinances, by-laws, and codes and all international treaties and agreements, now in existence in Canada (whether federal, provincial or municipal) relating to the protection and preservation of the environment, occupational health and safety, product safety, product liability or Hazardous Substances, including, without limitation, the Environmental Protection and Enhancement Act (Alberta), as amended to the date hereof (the "AEPEA"), and the Canadian Environmental Protection Act, as amended to the date hereof (the "CEPA").

               (B) "ENVIRONMENTAL PERMITS" includes all orders, permits, certificates, approvals, consents, registrations and licences issued by any competent authority under Environmental Laws.

               (C) "HAZARDOUS SUBSTANCE" means, collectively, any contaminant (as defined in the AEPEA), toxic substance (as defined in the CEPA), dangerous goods (as defined in the Transportation of Dangerous Goods Act (Canada), as amended to the date hereof) or pollutant or any other substance that when released to the natural environment is likely to cause, at some immediate or future time, material harm or degradation to the natural environment or material risk to human health.

               (D) "RELEASE" means any release, spill, leak, emission, discharge, leach, dumping, escape or other disposal that is or has been made in contravention of any Environmental Laws.

         (ii) The operation of the business of the Corporation and each of its Subsidiaries, the property and assets owned or used by the Corporation and each of its Subsidiaries and the use, maintenance and operation thereof have been and are in compliance with all Environmental Laws except where non-compliance would not reasonably be expected to have a material adverse effect on the Corporation and its Subsidiaries, taken as a whole. The Corporation and each of its Subsidiaries have complied with all reporting and monitoring requirements under all Environmental Laws except where non-compliance would not reasonably be expected to have a material adverse effect on the Corporation and its Subsidiaries, taken as a whole. The Corporation has not received any notice of any non-compliance with any Environmental Laws or Environmental Permits, and the Corporation has never been convicted of an offence for non-compliance with any Environmental Laws or Environmental Permits or been fined or otherwise sentenced or settled such prosecution short of conviction, except for any such non-compliance that would not reasonably be expected to have a material adverse effect on the Corporation and its Subsidiaries taken as a whole.

         (iii) The Corporation and each of its Subsidiaries has obtained all Environmental Permits necessary to conduct its business and to own, use and operate its properties and assets (except where the failure to obtain any such permit would not reasonably be expected to have a material adverse effect on the Corporation and its Subsidiaries, taken as a whole) and the operation of the business of the Corporation and each of its Subsidiaries, the property and assets owned by the Corporation and each of its Subsidiaries and the use, maintenance and operation thereof have been and are in compliance with all Environmental Permits (except where non-compliance would not reasonably be expected to have a material adverse effect on the Corporation and its Subsidiaries, taken as a whole).

         (iv) The Corporation and each of its Subsidiaries has, at all times, used, generated, treated, stored, transported, disposed of or otherwise handled its Hazardous Substances in compliance with all Environmental Laws and Environmental Permits (except where non-compliance would not reasonably be expected to have a material adverse effect on the Corporation and its Subsidiaries, taken as a whole).

         Neither the Corporation nor any of its Subsidiaries is, and, to the knowledge of the Corporation, there is no reasonable basis upon which the Corporation or any of its Subsidiaries could become, responsible for any material clean-up or corrective action under any Environmental Laws. All audits, assessments and studies with respect to environmental matters relating to the Corporation or any of its Subsidiaries have been listed in the Disclosure Letter. Prior to the Effective Time, the Corporation shall allow the Acquiror to conduct at its expense such audits, assessments and studies deemed necessary by the Acquiror to satisfy itself of the status of the environmental matters and accuracy of the representations and warranties contained in this Agreement.

     (p) Insurance

         Policies of insurance in force as of the date hereof naming the Corporation or any of its Subsidiaries as an insured adequately cover all risks reasonably and prudently foreseeable in the operation and conduct of the business of the Corporation and its Subsidiaries as would be customary in respect of the businesses carried on by the Corporation and all such policies of insurance are as listed in the Disclosure Letter. As of the date of this Agreement, there are no outstanding claims under any such policies of insurance, except as set forth in the Disclosure Letter.

     (q) Tax Matters

         (i) DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

               (A) The term "TAXES" shall mean all taxes, however denominated, including any interest, penalties or other additions that may become payable in respect thereof, imposed by any federal, territorial, provincial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and provincial income taxes), payroll and employee withholding taxes, unemployment insurance, social insurance taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the Corporation or any of its Subsidiaries is required to pay, withhold or collect.

               (B) The term "RETURNS" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes.

         (ii) RETURNS FILED AND TAXES PAID. All Returns required to be filed prior to the date hereof by or on behalf of the Corporation or any Subsidiaries have been duly filed on a timely basis and such Returns are true, complete and correct. All taxes shown to be payable on the Returns or on subsequent assessments or reassessments with respect thereto have been paid in full or objected to on a timely basis, and no other Taxes are payable by the Corporation or any of its Subsidiaries with respect to items or periods covered by such Returns.

         (iii) TAX RESERVES. The Corporation has paid or provided adequate accruals in its financial statements for Taxes, including income taxes and related future taxes, in conformity with generally accepted accounting principles applicable in Canada.

         (iv) RETURNS FURNISHED. For all periods ending on and after January 2, 2000, Acquiror has been furnished by the Corporation true and complete copies of all federal and provincial income tax returns for the Corporation or any of its Subsidiaries, including the tax return for Bonus Well Servicing Partnership for the year ended January 1, 2001 which will be filed prior to June 30, 2002.

         (v) TAX DEFICIENCIES; AUDITS; STATUTES OF LIMITATIONS. Except for existing objections disclosed in the Disclosure Letter: (i) no deficiencies exist or have been asserted with respect to Taxes of the Corporation or any of its Subsidiaries; (ii) neither the Corporation nor any of its Subsidiaries is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened against the Corporation or any of its Subsidiaries or any of their respective assets which, if successful, would constitute (alone or together with other adverse changes) a Material Adverse Change; and (iii) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Corporation or any Subsidiary.

     (r) Pension and Termination Benefits

         The Corporation has provided adequate accruals in its financial statements (or such amounts are fully funded) for all pension or other employee benefit obligations of the Corporation arising under or relating to each of the pension or retirement income plans or other employee benefit plans or agreements or policies maintained by or binding on the Corporation or any of its Subsidiaries as well as for any other payment required to be made by the Corporation in connection with the termination of employment or retirement of any employee of the Corporation or any of its Subsidiaries.

     (s) Reports

         All forms, reports, schedules, statements and other documents filed by the Corporation in compliance, or purported compliance, with Securities Laws, at the time of filing, (i) did not contain any misrepresentation and (ii) complied in all material respects with the applicable requirements of the Securities Laws.

     (t) United States Relationships

         The Corporation's shares are not traded on a United States national securities exchange or quoted on the NASDAQ Stock Market in the United States nor are any of its securities registered under the United States Securities Exchange Act of 1934, as amended, or any state securities laws. To the Corporation's knowledge and as at the date hereof, the level of ownership by U.S. Holders of Shares is less than 40% of the outstanding Shares. The term "U.S. HOLDER" means any securityholder resident in the United States as of the date hereof.

     (u) Indebtedness

         As at the date of this Agreement, the Corporation's consolidated indebtedness does not exceed $60,000,000 and its working capital as at December 31, 2001 was $13,600,000 as set out in the Financial Statements. Except as disclosed in the Disclosure Letter, all of the Corporation's indebtedness may be paid out and discharged on notice of 30 days or less without incurring any penalties, bonuses or acceleration payments.

     (v) Real Property

         Except such property as is described in the Disclosure Letter (the "REAL PROPERTY"), the Corporation does not own or lease and has not agreed to acquire or lease any real property or interest in real property other than the Real Property. The Corporation has the exclusive right to possess, use and occupy, and as applicable, has good and marketable title in fee simple to, all the Real Property, free and clear of all Encumbrances, easements or other restrictions of any kind other than as set forth in the Disclosure Letter. All buildings, structures, improvements and appurtenances situated on the Real Property are in good operating condition and in a state of good maintenance and repair, except as set out in the Disclosure Letter, are adequate and suitable for the purposes for which they are currently being used and the Corporation has adequate rights of ingress and egress for the operation of its business in the ordinary course with such exceptions as are not in the aggregate (alone or together with other adverse changes) a Material Adverse Change. None of the buildings, structures, improvements or appurtenances located on the Real Property (or any equipment therein), nor the operation or maintenance thereof, violates any restrictive covenant or any provision of any federal, provincial or municipal law, ordinance, rule or regulation, or encroaches on any property owned by others, other than violations or encroachments that do not, individually or in the aggregate, have a material adverse effect on the current use of such property or on the business or financial condition of the Corporation.

     (w) Confidentiality Agreements

         All agreements entered into by the Corporation with Persons other than Acquiror regarding the confidentiality of information provided to such Persons or reviewed by such Persons with respect to any Acquisition Proposal are in substantially the form of the Confidentiality Agreement. The Corporation has not negotiated any Acquisition Proposal with any Person who has not entered into such a confidentiality agreement and has not waived any "standstill" provisions in any such agreement.

     (x) Solvency

         The Corporation is not insolvent and at the time of the consummation of the Arrangement will not be insolvent, as defined in Section 192(2) of the Act.

7.2  INVESTIGATION.

     Any investigation by Acquiror and its advisors shall not mitigate, diminish or affect the representations and warranties of the Corporation provided pursuant to this Agreement. Where the provisions of Section 7.1 refer to disclosure in writing, such disclosure shall be made expressly in response to the applicable provision and shall be signed by a senior officer of the Corporation.

                                   ARTICLE 8
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

8.1  REPRESENTATIONS.

     Acquiror hereby represents and warrants to the Corporation (and acknowledges that the Corporation is relying upon such representations and warranties in connection with entering into this Agreement):

     (a) Organization

         Acquiror has been duly incorporated and organized, and is validly existing, as a corporation under the laws of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted.

     (b) Capitalization

         As of the date hereof, the authorized capital of Acquiror consists of 418,000,000 shares of stock, par value $0.10 per share, of which 400,000,000 are Acquiror Shares, 10,000,000 are shares of preferred stock and 8,000,000 are shares of class B stock. As of February 22, 2002, there are 140,958,467 Acquiror Shares issued and outstanding. As of February 22, 2002, up to a maximum of 45,258,089 Acquiror Shares are reserved for issuance pursuant to stock option plans or upon exchange or conversion of outstanding Acquiror debt securities or warrants. Except as described in the immediately preceding sentence, there are no other issued or outstanding securities of Acquiror or (other than those owned by Acquiror) its Subsidiaries and, without limitation, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Acquiror or any of its Subsidiaries to issue or sell any shares of any capital stock of Acquiror or any of its Subsidiaries or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of Acquiror or any of its Subsidiaries, nor, is there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Acquiror or any of its Subsidiaries.

     (c) Authority

         Acquiror has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to complete the transactions contemplated hereby. The execution and delivery of this Agreement by the Acquiror and the consummation by the Acquiror of the transactions contemplated by this Agreement have been duly authorized and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquiror and constitutes a valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity. The execution and delivery by Acquiror of this Agreement and performance by it of its obligations hereunder and the completion of the Arrangement and the transactions contemplated thereby, will not:

         (i) result in a violation or breach of, require any consent to be obtained under or give rise to any termination rights under any provision of:

               (A) its or any of its Subsidiaries' certificate of incorporation, articles, by-laws or other charter documents, including any unanimous shareholder agreement or any other agreement or understanding with any party holding an ownership interest in any Subsidiary;

               (B)  any law, regulation, order, judgment or decree; or

               (C) any material contract, agreement, license, franchise or permit to which the Acquiror or any Subsidiary is bound or is subject or is the beneficiary;

         (ii) give rise to any right of termination or acceleration of indebtedness, or cause any indebtedness to come due before its stated maturity or cause any available credit to cease to be available; or

         (iii) result in the imposition of any encumbrance, charge or lien upon any of its assets or the assets of any Subsidiary, or restrict, hinder, impair or limit the ability of Acquiror or any Subsidiary to carry on the business of Acquiror or any Subsidiary as and where it is now being carried on or as and where it is currently intended to be carried on in the future;

         result (alone or together with other adverse changes) in a Material Adverse Change.

     (d) Impediments

         Other than in connection with or in compliance with the provisions of Securities Laws and the rules of the American Stock Exchange and the receipt of the applicable approvals under the Competition Act and the Investment Canada Act, (i) there is no legal restrictions to the consummation by the Acquiror of the transactions contemplated by this Agreement or the performance by Acquiror of its obligations hereunder and (ii) no filing or registration by Acquiror with, or authorization, consent or approval of, any domestic or foreign public body or authority is necessary in connection with the consummation of the Arrangement, except for such filings or registrations which, if not made, or such authorizations, consents or approvals, which, if not received, would not have a material adverse effect on the ability of Acquiror to perform its obligations hereunder.

     (e) Public Record

         As of their respective dates, the documents and materials comprising the public record of Acquiror (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and complied in all material respects with all applicable legal and stock exchange requirements.

     (f) Books and Records

         All financial transactions of Acquiror and its Subsidiaries have been recorded in the financial books and records of Acquiror and each Subsidiary, as applicable, in accordance with good business practice, and such financial books and records accurately reflect the basis for the financial condition and the revenues, expenses and results of operations of Acquiror and its Subsidiaries shown in the audited financial statements of Acquiror for the year ended December 31, 2000 and the unaudited interim financial statements of Acquiror for the periods ended March 31, June 30 and September 31, 2001 and 2000 (collectively, the "ACQUIROR FINANCIAL STATEMENTS"). Acquiror and its Subsidiaries have not entered into and are not parties to any material financial transactions which are not reflected in such financial statements.

     (g) Absence of Changes

         Since December 31, 2001 and to the date of this Agreement and except as has been publicly disclosed in any document filed with the SEC: (i) Acquiror and its Subsidiaries have conducted their respective businesses only in the ordinary course, (ii) no extraordinary liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) material to Acquiror (on a consolidated basis) has been incurred, and (iii) there has not been any (alone or together with other adverse changes) Material Adverse Change.

     (h) Disclosure

         As of the date of this Agreement, there is no information known to the officers of Acquiror regarding any event, circumstance or action taken or failed to be taken which may reasonably be expected to result in (alone or together with other adverse changes) a Material Adverse Change.

     (i) Acquiror Financial Statements

         The Acquiror Financial Statements were prepared in accordance with generally accepted accounting principles in the United States consistently applied, and fairly present the consolidated financial condition of Acquiror at the respective dates indicated and the results of operations of Acquiror (on a consolidated basis) for the periods covered. Except (a) as disclosed or reflected in the Acquiror Financial Statements and (b) liabilities and obligations (i) incurred in the ordinary course of business and consistent with past practice or (ii) pursuant to the terms of this Agreement, neither Acquiror nor any of its Subsidiaries has incurred any liabilities of any nature, whether accrued, contingent or otherwise (or which would be required by generally accepted accounting principles applicable in the United States to be reflected on a consolidated balance sheet of Acquiror) that have constituted or would be reasonably likely constitute (alone or together with other adverse changes) a Material Adverse Change.

     (j) Financing

         Acquiror has access to cash balances and available credit facilities sufficient to fund all amounts that may be required in connection with and pursuant to the Arrangement.

     (k) Compliance with Law

         Each of Acquiror and its Subsidiaries has complied with and is in compliance with all laws and regulations applicable to the operation of its business, except where such non-compliance, considered individually or in the aggregate, would not constitute (alone or together with other adverse changes) a Material Adverse Change and would not materially affect the consummation of the transactions contemplated hereby or the ability of Acquiror to perform its obligations hereunder.

     (l) Information Supplied

         None of the information supplied or to be supplied by Acquiror for inclusion or incorporation by reference in the Proxy Circular will, at the time the Proxy Circular is mailed to the Shareholders and at the time of the Shareholder Meeting, as may be adjourned from time to time, contain any untrue statement which, at the time and in light of the circumstances under which it is made, if false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading. None of the information supplied or to be supplied by Acquiror for inclusion or incorporation by reference in the S-3 Registration Statement will at the time such registration statement is declared or becomes effective contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

8.2  INVESTIGATION

     Any investigation by the Corporation and its advisors shall not mitigate, diminish or affect the representations and warranties of Acquiror provided pursuant to this Agreement. Where the provisions of Section 8.1 refer to disclosure in writing, such disclosure shall be made expressly in response to the applicable provision and shall be signed by a senior officer of Acquiror.

                                   ARTICLE 9
                                   CONDITIONS

9.1  CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

     The obligations of the parties hereto to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver by both parties on or before the Effective Date of the following conditions:

     (a) the Arrangement and the other transactions contemplated hereby shall have been approved and adopted by the Shareholders and holders of Options, Warrants and Share Purchase Rights, voting as a single class, in accordance with applicable law (including the Interim Order) and the Corporation's articles and bylaws;

     (b) the Court shall have issued each of the Interim Order and Final Order approving the Arrangement in form and substance reasonably satisfactory to Acquiror and the Corporation (such approvals not to be unreasonably withheld or delayed by Acquiror or the Corporation) reflecting the terms hereof and shall not have been set aside or modified in a manner unacceptable to either thereof, acting reasonably, on appeal or otherwise;

     (c) in respect of the aspects of the Plan of Arrangement contemplating the issuance of Exchangeable Shares and the revision of the Warrants only, the S-3 Registration Statement shall have been declared or become effective under the U.S. Securities Act on or before the Effective Date, and, such registration statement, at its effective date and on the Closing Date shall not be the subject of any SEC stop-order or SEC proceedings seeking a stop-order, and the Arrangement shall, on the Closing Date, not be subject to any similar proceedings commenced or threatened by the Securities Authorities;

     (d) in respect of the aspects of the Plan of Arrangement contemplating the issuance of Exchangeable Shares and the revision of the Warrants only, the Acquiror Shares to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares or exercise of the Warrants shall have been approved for listing on the American Stock Exchange;

     (e) all approvals or exemptions under the Investment Canada Act (Canada) in connection with the Arrangement shall have been obtained on terms and conditions reasonably satisfactory to Acquiror;

     (f) all Regulatory Approvals shall have been obtained on reasonably satisfactory terms and conditions and shall be in full force and effect and all applicable statutory or regulatory waiting periods shall have expired or been terminated and no objection or opposition shall have been filed, initiated or made during any applicable statutory or regulatory waiting period which would adversely affect Acquiror's ability to consummate the Arrangement or the transactions contemplated hereby or which is or would be materially adverse to the business of the Corporation and its Subsidiaries considered on a consolidated basis or to the value of the Shares to Acquiror;

     (g) without limiting the scope of the preceding subsection, any applicable waiting periods under the HSR Act shall have expired or been earlier terminated, and any applicable waiting periods under any other competition, merger control or similar law, rule, regulation or policy or any approval or consent of any governmental entity in respect of competition or merger control matters having jurisdiction, shall have terminated or expired or been obtained on reasonably satisfactory terms and conditions;

     (h) there shall not exist any prohibition at law against the consummation of the Arrangement or the transactions contemplated hereby; and

     (i) (i) the Commissioner of Competition (the "COMMISSIONER") appointed under the Competition Act shall have issued an advance ruling certificate under Section 102 of the Competition Act in respect of the acquisition of the Shares by Acquiror under the Arrangement (the "TRANSACTION"); or (ii) the applicable waiting period under Section 123 of the Competition Act shall have expired without the Commissioner having given notice that he intends to make an application to the Competition Tribunal for an order under Section 92 of the Competition Act in respect of the Transaction; and no proceedings shall have been taken or threatened under the merger provisions of Part VIII of the Competition Act in respect of the Transaction.

9.2  ACQUIROR CONDITIONS

     The obligations of Acquiror to consummate and effect the transactions contemplated hereunder shall be subject to the following conditions:

     (a) the Corporation shall have performed or complied with, in all material respects, each of its obligations, covenants and agreements hereunder to be performed and complied with by it on or before the Effective Time;

     (b) each of the representations and warranties of the Corporation in this Agreement (which for purposes of this clause (b) shall be read as though none of them contained any material adverse effect or other materiality qualification), shall be true and correct in all respects on the date of this Agreement and as of the Effective Date as if made on and as of such date (except for such representations and warranties made as of a specified date, which shall be true and correct as of such specified date) except where the failure of such representations and warranties in the aggregate to be true and correct in all respects is not and would not be reasonably expected to be Material;

     (c) no act, action, suit or proceeding shall have been taken before or by any Canadian or United States federal, provincial, state or foreign court or other tribunal or governmental agency or other regulatory or administrative agency or commission or by any elected or appointed public official or other Person in Canada, the United States or elsewhere, whether or not having the force of law, and no law, regulation or policy have been proposed, enacted, promulgated or applied, whether or not having the force of law, which could reasonably be expected to have the effect of:

         (i) making illegal, or otherwise directly or indirectly restraining or prohibiting the Arrangement, the acceptance for payment of, payment for, or ownership, directly or indirectly, of some or all of the Shares by Acquiror, or the consummation of any of the transactions contemplated by the Arrangement;

         (ii) prohibiting or materially limiting the ownership or operation by the Corporation or any of its Subsidiaries, or by Acquiror, directly or indirectly, of all or any material portion of the business or assets of the Corporation, on a consolidated basis, or Acquiror, directly or indirectly, or compelling Acquiror, directly or indirectly, to dispose of or hold separate all or any material portion of the business or assets of the Corporation, on a consolidated basis, or Acquiror, directly or indirectly, as a result of the transactions contemplated by the Arrangement;

         (iii) imposing or confirming limitations on the ability of Acquiror, directly or indirectly, effectively to acquire or hold or to exercise full rights of ownership of the Shares, including without limitation the right to vote any Shares acquired or owned by Acquiror, directly or indirectly, on all matters properly presented to the Shareholders of the Corporation, including without limitation the right to vote any shares of capital stock of any Subsidiary (other than immaterial Subsidiaries) directly or indirectly owned by the Corporation materially adversely affecting the business, financial condition or results of operations of the Corporation and its Subsidiaries taken as a whole or the value of the Shares to Acquiror; or

         (iv) requiring divestiture by Acquiror, directly or indirectly, of any Shares or any Subsidiary;

     (d) Acquiror shall not have received on or prior to the Effective Time from the Corporation notices by the holders of more than 5% of the issued and outstanding securities entitled to vote at the Shareholder Meeting of their intention to exercise their dissent rights, as granted in the Interim Order, under section 192 of the Act; and

     (e) holders of not less than 3,748,795 Shares and options to purchase not less than 511,240 Shares shall have entered into, and continue to be bound by and not to have breached, lock-up agreements in the form attached as Schedule C hereto and the vendors pursuant to those agreements entered into concurrently with the execution of this Agreement relating to the purchase by Acquiror of 5,366,872 Shares shall: (x) continue to be bound by and not to have breached such agreements; or (y) have consummated the transactions contemplated by such agreements, which conditions are for the exclusive benefit of Acquiror and may be waived by Acquiror in whole or in part at any time and from time to time, before the Effective Time.

9.3  CORPORATION CONDITIONS

     The obligations of the Corporation to consummate and effect the transactions contemplated hereunder shall be subject to the following conditions:

     (a) Acquiror shall have performed or complied with, in all material respects, each of its obligations, covenants and agreements hereunder to be performed and complied with by it on or before the Effective Time;

     (b) each of the representations and warranties of Acquiror in this Agreement (which for purposes of this clause (b) shall be read as though none of them contained any material adverse effect or other materiality qualification), shall be true and correct in all respects on the date of this Agreement and as of the Effective Date as if made on and as of such date (except for such representations and warranties made as of a specified date, which shall be true and correct as of such specified date) except where the failure of such representations and warranties in the aggregate to be true and correct in all respects is not and would not be reasonably expected to be Material; and

     (c) the Exchangeable Shares shall be listed on The Toronto Stock Exchange or, in the absence of a listing on The Toronto Stock Exchange, on another recognized Canadian stock exchange,

which conditions are for the exclusive benefit of the Corporation and may be waived by the Corporation in whole or in part at any time and from time to time, before the Effective Time.

                                   ARTICLE 10
                                  TERMINATION

10.1  TERMINATION

     This Agreement may be terminated at any time prior to the Effective Time (notwithstanding any approval of the Arrangement Resolution):

     (a) by mutual written consent of Acquiror and the Corporation;

     (b) by either Acquiror or the Corporation if the Shareholders do not approve the Arrangement Resolution at the Shareholder Meeting;

     (c) by Acquiror or the Corporation, if a fee as provided in Section 4.1 becomes payable, other than pursuant to Section 4.1(f);

     (d) by either the Corporation or Acquiror, if the Effective Date does not occur on or before June 24, 2002 provided that the failure is not due to the party seeking to terminate this Agreement to perform the obligations required to be performed by it under this Agreement;

     (e) by Acquiror, if the Corporation has breached any of its representations, warranties, agreements or obligations herein which breach would result in the failure to satisfy one or more conditions set forth in Section 9.2(a) or (b) and such breach is: (i) in relation to Section 3.2; (ii) an intentional breach by the Corporation; (iii) not curable; or (iv) curable, but is not cured within 5 days after notice thereof has been received by the Corporation; or

     (f) by the Corporation, if Acquiror has breached any of its representations, warranties, agreements or obligations herein which breach would result in the failure to satisfy one or more conditions set forth in Section 9.3(a) or (b) and such breach is: (i) an intentional breach by Acquiror; (ii) not curable; or (iii) curable, but is not cured within 5 days after notice thereof has been received by Acquiror, except that the obligations set forth in Section 4.1 (in respect of any Fee Event occurring prior to the termination) shall survive the termination of this Agreement.

                                   ARTICLE 11
                                 MISCELLANEOUS

11.1  AMENDMENT OR WAIVER

     This Agreement, may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by written instrument executed by Acquiror and the Corporation; provided, however, that either Acquiror or the Corporation may in its discretion waive a condition herein which is solely for its benefit without the consent of the other. No waiver of any nature, in any one or more instances, shall be deemed or construed as a further or continued waiver of any condition or any breach of any other term, representation or warranty in this Agreement.

11.2  ENTIRE AGREEMENT

     This Agreement, the Confidentiality Agreement and the other documents referred to herein constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, arrangement or understandings with respect thereto.

11.3  HEADINGS

     The division of the Agreement into Articles, Sections and other partitions and the insertion of headings are for convenience of reference only and shall not control or affect the meaning or construction of any provisions of this Agreement.

11.4  NOTICES

     All notices or other communication which are required or permitted hereunder shall be communicated confidentially and in writing and shall be sufficient if delivered personally, or sent by confidential telecopier addressed as follows:

    To Acquiror:

    Nabors Industries, Inc.
    515 West Greens Road, Suite 1200
    Houston, Texas
    77067
    Attention: President and Chief Operating Officer
    Fax: (281) 775-8188

    With copies to:

    Nabors Corporate Services, Inc.
    515 West Greens Road
    Suite 1200
    Houston, Texas
    77067
    Attention: Katherine Ellis
    Fax: (281) 775-4318

    And a copy to:

    Stikeman Elliott
    4300 Bankers Hall West
    888 - 3rd Street S.W.
    Calgary, Alberta
    T2P 5C5
    Attention: Christopher W. Nixon
    Fax: (403) 266-9034

    To the Corporation:

    Enserco Energy Service Company Inc.
    3000, 500 - 4th Avenue S.W.
    Calgary, Alberta
    T2P 2V6
    Attention: John Hokanson
    Fax: (403) 269-7352

    With a copy to:

    Blake Cassels & Graydon LLP
    3500, 855 2nd Street S.W.
    Calgary, Alberta
    T2P 4J8
    Attention:Pat Finnerty
    Fax:(403) 260-9700

11.5  COUNTERPARTS AND FACSIMILES

     This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument but all such counterparts together shall constitute but one Agreement. The parties hereto shall be entitled to rely upon delivery of an executed facsimile copy of the Agreement, and such facsimile copy shall be legally effective to create a valid and binding agreement between the parties hereto.

11.6  EXPENSES

     Each party will pay its own expenses. The Corporation represents and warrants that, except for fees payable to Peters & Co. Limited pursuant to the engagement letter dated November 26, 2001, a copy of which has been provided to Acquiror, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission, or to the reimbursement of any of its expenses, in connection with the Arrangement. Notwithstanding anything provided in this Agreement, the Corporation may pay to Peters & Co. Limited the fees (not in excess of $2,500,000 plus GST) and expenses pursuant to and in accordance with such engagement letter. The Corporation has provided to Acquiror a correct and complete copy of all agreements between the Corporation and its financial advisor as are in existence at the date hereof. The

Corporation covenants not to amend the terms of any such agreements relating to the payment of fees and expenses without the prior written approval of Acquiror.

11.7  ASSIGNMENT

     Acquiror may assign all or any part of its rights or obligations under this Agreement to a direct or indirect wholly-owned Subsidiary of Acquiror or any other party related to Acquiror, but, if such assignment takes place, Acquiror shall continue to be liable to the Corporation for any default in performance by the assignee. This Agreement shall not otherwise be assignable by either party without the prior written consent of the other party.

11.8  SEVERABILITY

     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

11.9  CHOICE OF LAW

     This Agreement shall be governed by, construed and interpreted in accordance with the laws of the Province of Alberta.

11.10  ATTORNMENT

     The parties hereby irrevocably and unconditionally consent to and submit to the courts of the Province of Alberta for any actions, suits or proceedings arising out of or relating to this Agreement or the matters contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts) and further agree that service of any process, summons, notice or document by single registered mail to the addresses of the parties set forth in this Agreement shall be effective service of process for any action, suit or proceeding brought against either party in such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the matters contemplated hereby in the courts of the Province of Alberta and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding so brought has been brought in an inconvenient forum.

11.11  REMEDIES

     The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to remedy or prevent non-compliance with or breaches of the terms of this Agreement and to enforce specifically the terms and provisions hereof in any court of the Province of Alberta having jurisdiction; provided that such remedies shall be in addition to, and not in substitution for, any other remedy to which the parties may be entitled at law or in equity.

11.12  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     The representations and warranties of the Corporation and Acquiror contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated at the earlier of the Effective Time and (except in respect of a termination pursuant to Section 10.1(e) in which respect the covenants, representations and warranties of the Corporation shall survive the termination of this Agreement) the date on which this Agreement is terminated in accordance with its terms.

11.13  TIME OF ESSENCE

     Time shall be of the essence in this Agreement.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized as of the date first written above.

                                         NABORS INDUSTRIES, INC.

                                         By: (signed) ANTHONY G. PETRELLO
                                         ---------------------------------------

                                         ENSERCO ENERGY SERVICE COMPANY INC.

                                         By: (signed) JOHN HOKANSON
                                         ---------------------------------------

                                         By: (signed) KEVIN NUGENT
                                         ---------------------------------------

                                   SCHEDULE A

                            [INTENTIONALLY OMITTED]

                                   SCHEDULE B

                          FORM OF PLAN OF ARRANGEMENT
                               UNDER SECTION 192
                    OF THE CANADA BUSINESS CORPORATIONS ACT
                            INVOLVING AND AFFECTING
                    ENSERCO ENERGY SERVICE COMPANY INC. AND
                              ITS SECURITYHOLDERS

                                   ARTICLE 1
                                 INTERPRETATION

1.1  DEFINITIONS

     In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below (and grammatical variations of such terms shall have corresponding meanings):

     "ACQUIROR AVERAGE PRICE" means the weighted average trading price of Acquiror Shares on the American Stock Exchange (as reported by the American Stock Exchange and converted, as hereinafter provided, to Canadian dollars and expressed to the fourth decimal place) for the Measurement Period. For these purposes, (i) the U.S. dollar/Canadian dollar exchange rate for determining the Acquiror Average Price shall be the average of the Canadian Dollar Exchange Rate (expressed to the fourth decimal place) for each of the trading days in the Measurement Period; and (ii) the "weighted average trading price" shall be determined by dividing the aggregate sale price of all Acquiror Shares sold on the American Stock Exchange during the Measurement Period by the total number of Acquiror Shares sold during such period;

     "ACQUIROR CONTROL TRANSACTION" has the meaning provided in the Exchangeable Share Provisions;

     "ACQUIROR SHARES" has the meaning provided in the Exchangeable Share Provisions and any other securities into which such shares may be changed, exchanged or converted;

     "ACQUIROR" means Nabors Industries, Inc., a corporation incorporated under the laws of Delaware;

     "ACQUISITION AGREEMENT" means the acquisition agreement by and between Acquiror and the Corporation dated February 25, 2002, as amended and restated from time to time, providing for, among other things, this Plan of Arrangement and the Arrangement;

     "ACT" means the Canada Business Corporations Act, as the same has been and may hereafter from time to time be amended;

     "ANCILLARY RIGHTS" means the interest of a holder of Holdco Shares or Shares who elects to receive Exchangeable Shares as a beneficiary of the trust created under the Voting and Exchange Trust Agreement;

     "ARRANGEMENT" means the arrangement under Section 192 of the Act on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made (i) in accordance with Section 3.2 of the Acquisition Agreement; (ii) in accordance with Section 6.1 hereof, or (iii) at the direction of the Court in the Final Order;

     "ARRANGEMENT RESOLUTION" means the special resolution passed by the Shareholders at the Shareholder Meeting, such resolution to be substantially in the form and content of Schedule A to the Acquisition Agreement;

     "BUSINESS DAY" has the meaning provided in the Exchangeable Share
     Provisions;

     "CALLCO" means 3064297 Nova Scotia Company, an unlimited liability company incorporated under the laws of the Province of Nova Scotia which, at the Effective Time, will be an indirect wholly-owned Subsidiary of Acquiror;

     "CANADIAN DOLLAR EXCHANGE RATE" means, with respect to determining the exchange rate from U.S. dollars to Canadian dollars on a particular day, the amount expressed in U.S. dollars as the noon buying rate (expressed to the fourth decimal place) in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York on such day;

     "CANCO" means Nabors Exchangeco (Canada) Inc., a corporation incorporated under the laws of Canada;

     "CCRA" means the Canada Customs and Revenue Agency;

     "CHANGE OF LAW" means any amendment to the Income Tax Act (Canada) and other applicable provincial income tax laws that permits holders of Exchangeable Shares who are resident in Canada, hold the Exchangeable Shares as capital property and deal at arm's length with Acquiror and the Corporation (all for the purposes of the Income Tax Act (Canada) and other applicable provincial income tax laws) to exchange their Exchangeable Shares for Acquiror Shares on a basis that will not require such holders to recognize any gain or loss or any actual or deemed dividend in respect of such exchange for the purposes of the Income Tax Act (Canada) or applicable provincial income tax laws;

     "CHANGE OF LAW CALL DATE" has the meaning provided in Section 5.3(b);

     "CHANGE OF LAW CALL PURCHASE PRICE" has the meaning provided in Section 5.3(a);

     "CHANGE OF LAW CALL RIGHT" has the meaning provided in Section 5.3(a);

     "CODE" means the United States Internal Revenue Code of 1986, as amended;

     "CORPORATION" means Enserco Energy Service Company Inc., a corporation incorporated under the laws of Canada;

     "COURT" means the Court of Queen's Bench of Alberta;

     "DEPOSITARY" means the duly appointed depositary in respect of the Arrangement at its principal transfer offices in Calgary, Alberta and Toronto, Ontario;

     "EFFECTIVE DATE" means the effective date of the Arrangement, being the date shown on the certificate of arrangement issued by the Director under the Act giving effect to the Arrangement;

     "EFFECTIVE TIME" means 12:01 a.m. (Calgary time) on the Effective Date;

     "ELECTION DEADLINE" means 5:00 p.m. (local time) at the place of deposit on the date that is two Business Days prior to the Effective Date;

     "EXCHANGE RATIO" means, subject to adjustment, if any, as provided in
     Section 2.5, the number, calculated to four decimal places, equal to the Per Share Price divided by the Acquiror Average Price;

     "EXCHANGEABLE SHARE CONSIDERATION" has the meaning provided in the Exchangeable Share Provisions;

     "EXCHANGEABLE SHARE PRICE" has the meaning provided in the Exchangeable Share Provisions;

     "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions shall be substantially as set forth in Appendix 1 hereto;

     "EXCHANGEABLE SHARES" means the exchangeable shares in the capital of Canco;

     "FINAL ORDER" means the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time and from time to time prior to the Effective Time;

     "HOLDCO" has the meaning ascribed in Section 2.3;

     "HOLDCO LETTER OF TRANSMITTAL AND ELECTION FORM" means the letter of transmittal and election form for use by holders of Holdco Shares in connection with the Arrangement;

     "HOLDCO SHAREHOLDERS" means the holders at the relevant time of Holdco Shares;

     "HOLDCO SHARES" means all issued and outstanding shares of any particular Holdco;

     "INTERIM ORDER" means the interim order of the Court in relation to the Arrangement, as such order may be amended by the Court at any time and from time to time;

     "ITA" means the Income Tax Act (Canada), as amended;

     "LETTER OF TRANSMITTAL AND ELECTION FORM" means the letter of transmittal and election form provided for use by holders of Shares (other than Holdcos) in connection with the Arrangement;

     "LIQUIDATION AMOUNT" has the meaning provided in the Exchangeable Share Provisions;

     "LIQUIDATION CALL PURCHASE PRICE" has the meaning provided in Section
     5.1(a);

     "LIQUIDATION CALL RIGHT" has the meaning provided in Section 5.1(a);

     "LIQUIDATION DATE" has the meaning provided in the Exchangeable Share Provisions;

     "MEASUREMENT PERIOD" means the period of 10 consecutive trading days ending on the third Business Day prior to the date of the Shareholder Meeting (including any adjournment thereof);

     "OPTIONS" means the outstanding options to acquire Shares (i) under the Stock Option Plan, and (ii) pursuant to the Predecessor Option Agreements;

     "PER SHARE PRICE" means that amount calculated to four decimal places equal to $15.50 plus additional consideration calculated at the rate of 6% per annum thereon in respect of the period from, but not including, February 25, 2002 to and including the Effective Date;

     "PREDECESSOR CORPORATIONS" means those corporations which merged with the Corporation pursuant to various amalgamations including, without limitation, Trimat Well Servicing Inc., Pink Panther Oilfield Services Ltd. and Swab-Tech Inc.;

     "PREDECESSOR OPTION AGREEMENTS" means the agreements between the Corporation and certain individuals pursuant to which options to acquire securities of entities previously acquired by the Corporation were exchanged for options to acquire Shares;

     "REDEMPTION CALL PURCHASE PRICE" has the meaning provided in Section
     5.2(a);

     "REDEMPTION CALL RIGHT" has the meaning provided in Section 5.2(a);

     "REDEMPTION DATE" has the meaning provided in the Exchangeable Share Provisions;

     "REDEMPTION PRICE" has the meaning provided in the Exchangeable Share Provisions;

     "SHAREHOLDER MEETING" means the special meeting of the Shareholders and holders of Options, Warrants and Share Purchase Rights to be held to consider this Plan of Arrangement;

     "SHAREHOLDERS" means holders of Shares from time to time;

     "SHARE PURCHASE RIGHTS" means rights to acquire Shares issued pursuant to the Cooperation Agreement made as of June 18, 2001 between Bonus Well Servicing Partnership and Polar Energy Services Ltd. and the agreement made and entered into as of June 1, 2002 between Kuukpik/ H & R Drilling LLC and H & R Drilling Alaska Inc.;

     "SHARES" means the common shares in the capital of the Corporation;

     "STOCK OPTION PLAN" means the stock option plan of the Corporation approved by the Board of Directors on April 12, 2001;

     "TRANSFER AGENT" means the duly appointed transfer agent for the time being of the Exchangeable Shares, and, if there is more than one such transfer agent, then the principal Canadian transfer agent;

     "VOTING AND EXCHANGE TRUST AGREEMENT" means the agreement so entitled among Acquiror, Canco and the Trustee named therein to be dated as of the Effective Date and provided for in the Acquisition Agreement; and

     "WARRANTS" means the warrants to purchase 500,000 Shares represented by and provided for in Warrant Certificate No. 98-1 dated November 13, 1998 issued by the Corporation to SCF-IV, L.P., as amended December 12, 2001.

1.2  SECTIONS AND HEADINGS

     The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a Section refers to the specified Section of this Plan of Arrangement.

1.3  NUMBER, GENDER AND PERSONS

     In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, bodies corporate, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.4  DATE FOR ANY ACTION

     In the event that any date on or by which any action is required or permitted to be taken hereunder is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding day which is a Business Day.

1.5  CURRENCY

     Unless otherwise expressly stated herein, all references to currency and payments in cash or money in this Plan of Arrangement are to Canadian dollars.

1.6  STATUTORY REFERENCES

     Any reference in this Plan of Arrangement to a statute includes such statute as amended, consolidated or re-enacted from time to time, all regulations made thereunder, all amendments to such regulations from time to time, and any statute or regulation which supersedes such statute or regulations.

                                   ARTICLE 2
                                  ARRANGEMENT

2.1  BINDING EFFECT

     This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) Acquiror, Canco and Callco; (ii) the Corporation; (iii) all holders and all beneficial owners of Shares; (iv) all Holdcos and all holders and all beneficial owners of Holdco Shares; (v) all holders and all beneficial owners of Options, Warrants or Share Purchase Rights; and (vi) all holders and all beneficial owners of Exchangeable Shares.

2.2  ARRANGEMENT

     At the Effective Time, the following transactions shall occur and shall be deemed to occur in the following order without any further act or formality:

     (a) Each Holdco Share will be transferred to, and acquired by, Canco without any act or formality on the part of the holder of such Holdco Share or the entity which acquires such Holdco Share, free and clear of all liens, claims and encumbrances, in exchange for, at the holder's election (or deemed election), (w) the Per Share Price in cash without interest; (x) such number of fully paid and non-assessable Exchangeable Shares (and the Ancillary Rights) as is equal to the Exchange Ratio; or
         (y) such amount of cash, less than the Per Share Price, as is specified by the holder in the holder's election (whether as a specific dollar amount or a percentage of the Per Share Price) (the "Cash Portion") plus such number of fully paid and non-assessable Exchangeable Shares (and the Ancillary Rights) as is equal to the positive difference between the Per Share Price and the Cash Portion, divided by the Acquiror Average Price calculated to four decimal places, in each case multiplied by a fraction having as its numerator the number of Shares held by the Holdco and as its denominator the number of issued and outstanding Holdco Shares of the Holdco; payable, in each case, in accordance with Article 4 hereof, and the name of each such holder of Holdco Shares will be removed from the register of holders of Holdco Shares and added to the register of holders of the Exchangeable Shares comprising all or part of the consideration to be received by such holder for such transfer, and Canco will be recorded as the registered holder of each such Holdco Share so exchanged and will be deemed to be the legal and beneficial owner thereof.

     (b) Each Share (other than Shares owned by Holdcos in respect of which Section 2.2(a) applies) that is not held by (i) a Shareholder who has exercised its right to dissent in accordance with Article 3 hereof and who is ultimately entitled to be paid the fair value of its Shares, or
         (ii) Acquiror or any affiliate (within the meaning of the Act) thereof (which Share shall not be exchanged under the Arrangement and shall remain outstanding as a Share held by Acquiror or any affiliate thereof), will be transferred to, and acquired by, Canco without any act or formality on the part of the holder of such Share or the entity which acquires such Share, free and clear of all liens, claims and encumbrances, in exchange for, at the holder's election (or deemed election), (w) the Per Share Price in cash without interest; (x) such number of fully paid and non-assessable Exchangeable Shares (and the Ancillary Rights) as is equal to the Exchange Ratio; or (y) such amount of cash, less than the Per Share Price, as is specified by the holder in the holder's election (whether as a specific dollar amount or a percentage of the Per Share Price) (the "Cash Portion") plus such number of fully paid and non-assessable Exchangeable Shares (and the Ancillary Rights) as is equal to the positive difference between the Per Share Price and the Cash Portion, divided by the Acquiror Average Price calculated to four decimal places, payable, in each case, in accordance with Article 4 hereof, and the name of each such holder of Shares will be removed from the register of holders of Shares and added to the register of holders of the Exchangeable Shares comprising all or part of the consideration to be received by such holder for such transfer, and Canco will be recorded as the registered holder of each such Share so exchanged and will be deemed to be the legal and beneficial owner thereof.

     (c) Each Share (other than Shares owned by Holdcos in respect of which Section 2.2(a) applies) in respect of which no election has been made by the holder thereof, or in respect of which an effective election has not been made (other than Shares held by (i) a Shareholder who has exercised its right to dissent in accordance with Article 3 hereof and who is ultimately entitled to be paid the fair value of its Shares, or
         (ii) Acquiror or any affiliate (within the meaning of the Act) thereof (which Share shall not be exchanged under the Arrangement and shall remain outstanding as a Share held by Acquiror or any affiliate thereof)) will be transferred to, and acquired by, Canco, without any act or formality on the part of the holder of such Share or Canco, free and clear of all liens, claims and encumbrances, and the holder shall be deemed to have elected to receive in exchange therefor the Per Share Price in cash without interest, payable in accordance with Article 4 hereof, and the name of each such holder of Shares will be removed from the register of holders of Shares and Canco will be recorded as the registered holder of each such Share so exchanged and will be deemed to be the legal and beneficial owner thereof.

     (d) Each Warrant that has not been duly exercised prior to the Effective Time shall thereafter represent the right to purchase that number of Acquiror Shares equal to the number of Shares subject to such Warrant multiplied by the Exchange Ratio. The exercise price per Acquiror Share under the Warrant shall equal the exercise price per Share of such Warrant immediately prior to the Effective Time divided by the Exchange Ratio and further multiplied by the Canadian Dollar Exchange Rate on the Effective Date. If the foregoing calculation results in the Warrant being exercisable for a fraction of an Acquiror Share, then the number of Acquiror Shares subject to such Warrant shall be rounded down to the next whole number of Acquiror Shares and the total exercise price for the Warrant shall be reduced by the exercise price of the fractional Acquiror Share. The term to expiry, conditions to and manner of exercising and all other terms and conditions of such Warrant will be unaffected except to the extent necessary to reflect the changes to the securities acquirable upon exercise and to the exercise price, and any document or agreement previously evidencing such Warrant shall thereafter evidence and be deemed to evidence such Warrant after the Effective Time; provided, however that the holder of the Warrant may request and receive a new warrant certificate from the Acquiror reflecting the foregoing changes in substitution of the Warrant.

     (e) Each Option and each Share Purchase Right that has not been duly exercised or surrendered for termination prior to the Effective Time (whether in accordance with Section 2.12 of the Acquisition Agreement or otherwise) shall be terminated and, in consideration for such termination, each holder of such Option or Share Purchase Right shall receive cash, without interest, in an amount equal to the greater of:
         (A) the positive difference, if any, between (i) the Per Share Price and (ii) the exercise price per share of such Option or Share Purchase Right; and (B) $0.10, for each Share subject to issuance pursuant to such Option or Share Purchase Right.

2.3  HOLDCO ALTERNATIVE

     Each Shareholder shall be entitled to transfer its Shares to a newly-incorporated corporation (a "Holdco") and transfer the Holdco Shares to Canco as provided in Section 2.2(a) provided that each of the following conditions are satisfied on or prior to and as of the Effective Date:

     (a) the Shareholder is a resident of Canada for the purposes of the ITA;

     (b) Holdco is incorporated no earlier than February 24, 2002, under the Act;

     (c) the Shareholder transfers its Shares to Holdco solely in consideration for the Holdco Shares;

     (d) Holdco has no indebtedness or liabilities and owns no assets other than the Shares;

     (e) the Shareholder indemnifies Acquiror, the Corporation, Canco and Callco for any and all liabilities of Holdco (other than tax liabilities of Holdco that arise solely as a result of the tax status of Acquiror, Canco or Callco as a "financial institution" for purposes of the ITA) in a form satisfactory to Acquiror in its sole discretion, and such Shareholder either has net assets as reflected on its audited financial statements for its most recently ended fiscal year which are satisfactory to Acquiror or provides Acquiror with security satisfactory to Acquiror in respect of such shareholder's indemnification obligations as set out above;

     (f) prior to the Effective Date, Holdco (i) declares one or more stock dividends which (if the Holdco Shares are to be acquired by Canco) may be in the form of preferred shares of Holdco that are converted into common shares of Holdco prior to the Effective Date, (ii) increases the stated capital of the Holdco Shares; or (iii) (if the Holdco Shares are to be acquired by Canco) declares one or more cash dividends, provided that such cash is used to subscribe, directly or indirectly, for shares of Holdco;

     (g) on the Effective Date, Holdco has no issued shares outstanding other than the Holdco Shares and such shares will be owned by the Shareholder;

     (h) on or prior to the Effective Date, Holdco has never entered into any transaction (or conducted any business or operations or engaged in any activity) other than those described herein or such other transactions as are necessary to facilitate those transactions described herein with Acquiror's consent, acting reasonably;

     (i) other than as provided in (f) above, Holdco will not declare or pay any dividends or other distributions;

     (j) the Shareholder shall prepare and file all income tax returns of its Holdco in respect of the taxation year-end of such Holdco ending immediately prior to the acquisition of such Holdco Shares by Canco subject to Acquiror's right to approve all such returns as to form and substance;

     (k) the Shareholder provides the Corporation and Acquiror with copies of all documents necessary to effect the transactions contemplated in this
         Section 2.3 at least ten days prior to the Effective Date which documents must be approved by both the Corporation and Acquiror in their sole discretion; and

     (l) the Shareholder and its Holdco execute a share purchase agreement in the form required by Acquiror, acting reasonably, providing for, among other things, the sale of the Holdco Shares to Canco and containing the terms and conditions, among others, set out in this Section 2.3.

2.4  ELECTIONS

     (a) Each person who, at or prior to the Election Deadline, is a holder of Shares or Holdco Shares will be entitled, with respect to all or a portion of their shares, to make an election at or prior to the Election Deadline to receive (i) cash, (ii) Exchangeable Shares (and the Ancillary Rights), or (iii) a combination thereof in exchange for such holder's Shares or Holdco Shares on the basis set forth herein and in the Letter of Transmittal and Election Form or the Holdco Letter of Transmittal and Election Form, as the case may be.

     (b) Holders of Shares and holders of Holdco Shares who are resident in Canada for purposes of the ITA, other than any such holders who are exempt from tax under Part I of the ITA, and who have elected to receive Exchangeable Shares (and the Ancillary Rights) or a combination of cash and Exchangeable Shares (and the Ancillary Rights) shall be entitled to make an income tax election pursuant to subsection 85(1) of the ITA or, if the holder is a partnership, subsection 85(2) of the ITA (and in each case, where applicable, the analogous provisions of provincial income tax law) with respect to the transfer of their Shares or Holdco Shares, as the case may be, to Canco by providing two signed copies of the necessary prescribed election forms to the Depositary within 90 days following the Effective Date, duly completed with the details of the number of Shares or Holdco Shares, as the case may be, transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms being correct and complete and complying with the provisions of the ITA (or any applicable provincial income tax law), the forms will be signed by Canco and returned to such holders within 30 days after the receipt thereof by the Depositary for filing with CCRA (or the applicable provincial taxing authority). Canco will not be responsible for the proper completion of any election form and, except for Canco's obligation to return duly completed election forms which are received by the Depositary within 90 days following the Effective Date, within 30 days after the receipt thereof by the Depositary, Canco will not be responsible for any taxes, interest, penalties or any other costs or damages resulting from the failure by a holder of Shares or Holdco Shares to properly complete or file the election forms in the form and manner and within the time prescribed by the ITA (or any applicable provincial income tax law). In its sole discretion, Canco may choose to sign and return an election form received more than 90 days following the Effective Date, but Canco will have no obligation to do so.

2.5  ADJUSTMENTS TO EXCHANGE RATIO

     The Exchange Ratio shall be proportionately and appropriately adjusted to reflect fully the effect of (a) any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Shares or Shares), reorganization, recapitalization or other like change with respect to Acquiror Shares or Shares, and (b) any extraordinary dividend or distribution with respect to Acquiror Shares (other than a dividend or distribution referenced in clause (a)); provided that the foregoing adjustments shall not be made if the record date for the stock split, reverse split, stock dividend, reorganization, recapitalization, other like change or extraordinary dividend or distribution referred to in clauses (a) and (b) above does not occur after the date of the Acquisition Agreement and prior to the Effective Time. IN ANY CASE WHERE THE EXCHANGE RATIO IS ADJUSTED IN ACCORDANCE WITH THE FOREGOING, A CORRESPONDING ADJUSTMENT SHALL BE MADE TO THE NUMBER OF EXCHANGEABLE SHARES (AND ANCILLARY RIGHTS) THAT ARE ACQUIRED BY HOLDERS OF SHARES OR HOLDCO SHARES WHO HAVE ELECTED TO RECEIVE A COMBINATION OF CASH AND EXCHANGEABLE SHARES (AND ANCILLARY RIGHTS).

                                   ARTICLE 3
                               RIGHTS OF DISSENT

3.1  RIGHTS OF DISSENT

     Holders of Shares, Options, Warrants or Share Purchase Rights may exercise rights of dissent with respect to such Shares, Options, Warrants or Share Purchase Rights, as the case may be, pursuant to and in the manner set forth in
Section 190 of the Act as modified by the Interim Order and this Section 3.1 in connection with the Arrangement; provided that, notwithstanding subsection 190(5) of the Act, the written objection to the Arrangement Resolution referred to in subsection 190(5) of the Act must be received by the Corporation not later than 2:00 p.m. (Calgary time) on the Business Day preceding the Shareholder Meeting. Holders of Shares, Options, Warrants or Share Purchase Rights, as the case may be, who duly exercise such rights of dissent and who:

     (a) are ultimately determined to be entitled to be paid fair value for their Shares, Options, Warrants or Share Purchase Rights, as the case may be, shall be deemed to have transferred such Shares, Options, Warrants or Share Purchase Rights, as the case may be, as of the Effective Time, without any further act or formality and free and clear of all liens, claims and encumbrances, to Canco, in consideration for a payment of cash from Canco equal to such fair value; or

     (b) are ultimately determined not to be entitled, for any reason, to be paid fair value for their Shares, Options, Warrants or Share Purchase Rights, as the case may be, shall be deemed to have participated in the Arrangement, as of the Effective Time, on the same basis as a non-dissenting holder of Shares, Options, Warrants or Share Purchase Rights, as the case may be, who did not make an election and shall receive cash on the same basis as holders of Shares, Options, Warrants or Share Purchase Rights in respect of which no election has been made, but in no case shall Acquiror, the Corporation, Canco, Callco or any other person be required to recognize any holder of Shares, Options, Warrants or Share Purchase Rights who exercises rights of dissent as a holder of Shares, Options, Warrants or Share Purchase Rights after the Effective Time and the names of each such holder shall be deleted from the register of holders of Shares, Options, Warrants or Share Purchase Rights at the Effective Time.

                                   ARTICLE 4
                       CERTIFICATES AND FRACTIONAL SHARES

4.1  PAYMENT OF CASH

     At or promptly after the Effective Time, Canco shall deposit with the Depositary, for the benefit of the holders of Holdco Shares, Shares, Options and Share Purchase Rights who will receive cash in connection with the Arrangement, cash in an amount sufficient to satisfy all of the cash payment obligations to Holdco Shareholders and Shareholders in connection with the acquisition of Holdco Shares and Shares pursuant to the Arrangement (together with any unpaid dividends or distributions declared on the Shares, if any, prior to the Effective Time) and to holders of Options or Share Purchase Rights required pursuant to Section 2.2(e) or otherwise under this Plan of Arrangement. Upon surrender to the Depositary for transfer to Canco of a certificate which immediately prior to or upon the Effective Time represented Holdco Shares or Shares in respect of which the holder is entitled to receive cash under the Arrangement, together with (i) a duly completed Letter of Transmittal and Election Form or Holdco Letter of Transmittal and Election Form, (ii) such other documents and instruments as would have been required to effect the transfer of the Holdco Shares or Shares formerly represented by such certificate under the Act and the by-laws of the Corporation, and (iii) such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and after the Effective Time the Depositary shall deliver to such holder, the amount of cash such holder is entitled to receive under the Arrangement (together with any unpaid dividends or distributions declared on the surrendered Shares or Shares owned by the relevant Holdco, if any, prior to the Effective Time), and any certificate so surrendered shall forthwith be transferred to Canco. No interest shall be paid or accrued on unpaid dividends and distributions, if any, payable to holders of certificates that formerly represented Shares. In the event of a transfer of ownership of such Shares or Holdco Shares that was not registered in the securities register of the Corporation or Holdco, as the case may be, the amount of cash payable for such Shares under the Arrangement may be delivered to the transferee if the certificate representing such Shares or Holdco Shares is presented to the Depositary as provided above, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to or upon the Effective Time represented one or more outstanding Shares or Holdco Shares that, under the Arrangement, were exchanged or were deemed to be exchanged for cash pursuant to Section 2.2 shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the cash payment contemplated by this Section 4.1.

4.2  ISSUANCE OF CERTIFICATES REPRESENTING EXCHANGEABLE SHARES

     At or promptly after the Effective Time, Canco shall deposit with the Depositary, for the benefit of the holders of Holdco Shares and Shares who will receive Exchangeable Shares (and the Ancillary Rights) in connection with the Arrangement, certificates representing the number of Exchangeable Shares sufficient to satisfy all of the Exchangeable Share payment obligations to Holdco Shareholders and Shareholders in connection with the acquisition of Holdco Shares and Shares pursuant to the Arrangement (together with cash in an amount equal to the sum of any unpaid dividends or distributions declared on the surrendered Shares or Shares owned by the relevant Holdco, if any, prior to the Effective Time, and any payments for fractional shares required by Section 4.3). Upon surrender to the Depositary for transfer to Canco of a certificate which immediately prior to or upon the Effective Time represented Holdco Shares or Shares in respect of which the holder is entitled to receive Exchangeable Shares under the Arrangement, together with (i) a duly completed Letter of Transmittal and Election Form or Holdco Letter of Transmittal and Election Form, (ii) such other documents and instruments as would have been required to effect the transfer of the Holdco Shares or Shares formerly represented by such certificate under the Act and the by-laws of the relevant Holdco or the Corporation, and
(iii) such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and after the Effective Time the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive (together with any unpaid dividends or distributions declared on the surrendered Shares or Shares owned by the relevant Holdco prior to the Effective Time), and any certificate so surrendered shall forthwith be transferred to Canco. No interest shall be paid or accrued on the cash in lieu of fractional shares, if any, or on unpaid dividends and distributions, if any, payable to holders of certificates that formerly represented Shares. In the event of a transfer of ownership of Holdco Shares or Shares that was not registered in the securities register of the relevant Holdco or the Corporation, as the case may be, a certificate representing the proper number of Exchangeable Shares (together with any unpaid dividends or distributions declared on the surrendered Shares prior to the Effective Time) may be issued to the transferee if the certificate representing such Holdco Shares or Shares is presented to the Depositary as provided above, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 4.2, each certificate which immediately prior to or upon the Effective Time represented one or more Holdco Shares or Shares that, under the Arrangement, were exchanged or were deemed to be exchanged for Exchangeable Shares pursuant to Section 2.2 shall be deemed at all times after the Effective Time, but subject to Section 4.3, to represent only the right to receive upon such surrender a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares (together with any unpaid dividends or distributions declared on the surrendered Shares, or Shares owned by the relevant Holdco, prior to the Effective Time) which such holder has the right to receive.

4.3  DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES

     No dividends or other distributions paid, declared or made with respect to Exchangeable Shares, in each case with a record date after the Effective Time, shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Holdco Shares or Shares that were exchanged for Exchangeable Shares pursuant to Section 2.2 unless and until the holder of such certificate shall comply with the provisions of Section 4.2. Subject to applicable law, at the time such holder shall have complied with the provisions of Section 4.2 (or, in the case of clause (ii) below, at the appropriate payment date), there shall be paid to the holder of the certificates formerly representing Holdco Shares or Shares, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time paid with respect to the Exchangeable Shares to which such holder is entitled pursuant hereto, and (ii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the date of compliance by such holder with the provisions of Section
4.2 and a payment date subsequent to the date of such compliance and payable with respect to such Exchangeable Shares.

4.4  NO FRACTIONAL SHARES

     No certificates representing fractional Exchangeable Shares shall be issued upon compliance with the provisions of Section 4.2 and no dividend, stock split or other change in the capital structure of Canco shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of Canco. In lieu of any such fractional securities, each holder otherwise entitled to a fractional interest in an Exchangeable Share will be entitled to receive a cash payment from the Depositary equal to the product of such fractional interest and the Acquiror Average Price, such amount to be provided to the Depositary by Canco, upon request. Such payment with respect to fractional shares is merely intended to provide a mechanical rounding off of, and is not separately bargained for, consideration. If more than one certificate formerly representing Holdco Shares or Shares is surrendered for the account of the same holder, the number of Exchangeable Shares for which such certificates have been surrendered shall be computed on the basis of the aggregate number of Holdco Shares or Shares represented by the certificates so surrendered. On the date of the notice referred to in Section 7.2 of the Exchangeable Share Provisions, the aggregate number of Exchangeable Shares for which no certificates were issued as a result of the foregoing provisions of this Section 4.4 shall be deemed to have been surrendered by the Depositary for no consideration to Canco.

4.5  LOST CERTIFICATES

     In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Holdco Shares or Shares that were exchanged pursuant to Section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of Holdco Shares or Shares claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, any cash pursuant to Section 4.1 and/or one or more certificates representing one or more Exchangeable Shares pursuant to Section 4.2 (and any dividends or distributions with respect thereto) in each case deliverable in accordance with Section 2.2. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the holder to whom cash and/or certificates representing Exchangeable Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to the Corporation and Canco and their respective transfer agents in such sum as any of them may direct or otherwise indemnify the Corporation and Canco in a manner satisfactory to the Corporation and Canco against any claim that may be made against any of them with respect to the certificate alleged to have been lost, stolen or destroyed.

4.6  EXTINGUISHMENT OF RIGHTS

     Any certificate which immediately prior to the Effective Time represented outstanding Shares that are not held by a Shareholder who has exercised its right to dissent in accordance with Article 3 hereof and who is ultimately entitled to be paid fair value of the Shares held by such Shareholder but was exchanged or was deemed to have been exchanged pursuant to Section 2.2, that has not been deposited with all other instruments required by Section 4.1 or Section 4.2, on or prior to the earlier of the third anniversary of the Effective Date and the date of the notice referred to in Section 7.2 of the Exchangeable Share Provisions shall cease to represent a claim or interest of any kind or nature to such cash payment and/or as a holder of Exchangeable Shares. On such date, the cash payment and/or the Exchangeable Shares (and any dividends or distributions with respect thereto) to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Callco or Canco, as the case may be, together with all entitlements to dividends, distributions, cash and interest in respect thereof held for such former holder. None of Acquiror, the Corporation, Canco, Callco or the Depositary shall be liable to any person in respect of any cash payment or Exchangeable Shares (or dividends, distributions and/or cash in lieu of fractional shares) delivered to a public official pursuant to and in compliance with any applicable abandoned property, escheat or similar law.

4.7  WITHHOLDING RIGHTS

     Acquiror, the Corporation, Canco, Callco and the Depositary shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Shares or Exchangeable Shares such amounts as the Corporation, Canco, Callco or the Depositary is required to deduct and withhold with respect to such payment under the ITA, the Code or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Corporation, Canco, Callco and the Depositary are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation, Canco, Callco or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and the Corporation, Canco, Callco or the Depositary shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

4.8  TERMINATION OF DEPOSITARY

     Any Exchangeable Shares, together with any funds held by the Depositary, that remain undistributed to former holders of Shares nine months after the Effective Date shall be delivered to Canco or Callco upon demand therefor, and holders of certificates previously representing Shares who have not theretofore complied with Section 4.1 or Section 4.2 shall thereafter look only to Canco or Callco for payment of any claim to cash, Exchangeable Shares, cash in lieu of fractional shares thereof or dividends or distributions, if any, in respect thereof.

                                   ARTICLE 5
            CERTAIN RIGHTS OF CALLCO TO ACQUIRE EXCHANGEABLE SHARES

5.1  CALLCO LIQUIDATION CALL RIGHT

     (a) Callco shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding-up its affairs, pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is an affiliate of Acquiror) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by Callco to each such holder of the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Call Purchase Price") in accordance with Section 5.1(c). In the event of the exercise of the Liquidation Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by such holder to Callco on the Liquidation Date upon payment by Callco to such holder of the Liquidation Call Purchase Price for each such Exchangeable Share, whereupon Canco shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased by Callco.

     (b) To exercise the Liquidation Call Right, Callco must notify Canco and the Transfer Agent of Callco's intention to exercise such right at least 45 days before the Liquidation Date, in the case of a voluntary liquidation, dissolution or winding-up of Canco or any other voluntary distribution of the assets of Canco among its shareholders for the purpose of winding-up its affairs, and at least five Business Days before the Liquidation Date, in the case of an involuntary liquidation, dissolution or winding-up of Canco or any other involuntary distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs. The Transfer Agent will notify the holders of Exchangeable Shares as to whether Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Liquidation Call Right, then on the Liquidation Date, Callco will purchase and the holders of Exchangeable Shares will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

     (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration representing the total Liquidation Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement ), other than the right to receive their proportionate part of the total Liquidation Call Purchase Price payable by Callco, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of Acquiror Shares to which such holder is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable

        Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of Canco and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder, the Exchangeable Share Consideration to which such holder is entitled. If Callco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by Canco in connection with the liquidation, dissolution or winding-up of Canco pursuant to Article 5 of the Exchangeable Share Provisions.

5.2  CALLCO REDEMPTION CALL RIGHT

     In addition to Callco's rights contained in the Exchangeable Share Provisions, including the Retraction Call Right (as defined in the Exchangeable Share Provisions), Callco shall have the following rights in respect of the Exchangeable Shares:

     (a) Callco shall have the overriding right (the "Redemption Call Right"), in the event of and notwithstanding the proposed redemption of the Exchangeable Shares by Canco pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is an affiliate of Acquiror) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by Callco to each such holder of the Exchangeable Share Price applicable on the last Business Day prior to the Redemption Date (the "Redemption Call Purchase Price") in accordance with 5.2(c). In the event of the exercise of the Redemption Call Right by Callco, each holder of Exchangeable Shares shall be obligated to sell all the Exchangeable Shares held by such holder to Callco on the Redemption Date upon payment by Callco to such holder of the Redemption Call Purchase Price for each such Exchangeable Share, whereupon Canco shall have no obligation to redeem, or to pay the Redemption Price in respect of, such shares so purchased by Callco.

     (b) To exercise the Redemption Call Right, Callco must notify the Transfer Agent of Callco's intention to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of an Acquiror Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event (each as defined in the Exchangeable Share Provisions), in which case Callco shall so notify the Transfer Agent and Canco on or before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether Callco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Redemption Call Right, then, on the Redemption Date, Callco will purchase and the holders of Exchangeable Shares will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

     (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the exercise of the Redemption Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, the Exchangeable Share Consideration representing the total Redemption Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Redemption Date the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Redemption Call Purchase Price payable by Callco, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of Acquiror Shares to which such holder is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of Canco and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder, the Exchangeable Share Consideration to which such holder is entitled. If Callco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Redemption Price otherwise payable by Canco in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.

5.3  CHANGE OF LAW CALL RIGHT

     (a) Acquiror shall have the overriding right (the "Change of Law Call Right"), in the event of a Change of Law, to purchase (or to cause Callco to purchase) from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is an affiliate of Acquiror) all but not less than all of the Exchangeable Shares held by each such holder upon payment by Acquiror or Callco, as the case may be, of an amount per share (the "Change of Law Call Purchase Price") equal to the Exchangeable Share Price applicable on the last Business Day prior to the Change of Law Call Date, in accordance with Section 5.3(c). In the event of the exercise of the Change of Law Call Right by Acquiror or Callco, as the case may be, each holder of Exchangeable Shares shall be obligated to sell all the Exchangeable Shares held by such holder to Acquiror or Callco, as the case may be, on the Change of Law Call Date upon payment by Acquiror to such holder of the Change of Law Call Purchase Price for each such Exchangeable Share.

     (b) To exercise the Change of Law Call Right, Acquiror or Callco must notify the Transfer Agent of its intention to exercise such right at least 45 days before the date on which Acquiror or Callco intends to acquire the Exchangeable Shares (the "Change of Law Call Date"). If Acquiror or Callco exercises the Change of Law Call Right, then, on the Change of Law Call Date, Acquiror or Callco, as the case may be, will purchase and the holders of Exchangeable Shares will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Change of Law Call Purchase Price.

     (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the exercise of the Change of Law Call Right, Acquiror or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Change of Law Call Date, the Exchangeable Share Consideration representing the total Change of Law Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Change of Law Call Date the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Change of Law Purchase Price payable by Acquiror or Callco, as the case may be, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Change of Law Call Date be considered and deemed for all purposes to be the holder of Acquiror Shares to which such holder is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of Canco and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Acquiror or Callco, as the case may be, shall deliver to such holder, the Exchangeable Share Consideration to which such holder is entitled.

                                   ARTICLE 6
                                   AMENDMENT

6.1  PLAN OF ARRANGEMENT AMENDMENT

     The Corporation and Acquiror reserve the right to amend, modify and/or supplement this Plan of Arrangement from time to time at any time prior to the Effective Time provided that any such amendment, modification or supplement must be contained in a written document that is (a) agreed to by Acquiror, (b) filed with the Court and, if made following the Shareholder Meeting, approved by the Court, and (c) communicated to Shareholders and holders of Options, Warrants and Share Purchase Rights in the manner required by the Court (if so required).

     Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Corporation and Acquiror at any time prior to or at the Shareholder Meeting (provided that Acquiror shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Shareholder Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

     Any amendment, modification or supplement to this Plan of Arrangement which is approved or directed by the Court following the Shareholder Meeting shall be effective only if it is consented to by each of the Corporation and Acquiror, and if required by the Court or applicable law, it is consented to by the Shareholders and holders of Options, Warrants and Share Purchase Rights or the holders of the Exchangeable Shares, as the case may be.

     Subject to applicable law, any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Time unilaterally by Acquiror; provided that it concerns a matter which, in the reasonable opinion of Acquiror, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any Shareholders or holders of Options, Warrants and Share Purchase Rights.

                                   ARTICLE 7
                               FURTHER ASSURANCES

7.1  FURTHER ASSURANCES

     Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Acquisition Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.

                                   APPENDIX 1
                           TO THE PLAN OF ARRANGEMENT

                          PROVISIONS ATTACHING TO THE
             EXCHANGEABLE SHARES OF NABORS EXCHANGECO (CANADA) INC.

     The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

                                   ARTICLE 1
                                 INTERPRETATION

1.1 For the purposes of these share provisions:

     "Acquiror" means Nabors Industries Inc., a corporation incorporated under the laws of Delaware;

     "Acquiror Control Transaction" means any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Acquiror, or any proposal to carry out the same;

     "Acquiror Dividend Declaration Date" means the date on which the board of directors of Acquiror declares any dividend on the Acquiror Shares;

     "Acquiror Shares" means the shares in the common stock of Acquiror and any other securities into which such shares may be changed, exchanged or converted;

     "Acquisition Agreement" means the acquisition agreement by and between Acquiror and Enserco dated February 25, 2002, as amended and restated from time to time, providing for, among other things, the Arrangement;

     "Affiliate" has the meaning ascribed thereto in the Securities Act, unless otherwise expressly stated herein;

     "Arrangement" means an arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement to which plan these share provisions are attached as Appendix 1 and which Plan of Arrangement (other than Appendix 1 thereto) is attached to the Acquisition Agreement as Schedule B, subject to any amendments or variations thereto made in accordance with Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

     "Board of Directors" means the board of directors of the Company;

     "Business Day" means any day on which commercial banks are generally open for business in Houston, Texas and Calgary, Alberta, other than a Saturday, a Sunday or a day observed as a holiday in Houston, Texas under the laws of the State of Texas or the federal laws of the United States of America or in Calgary, Alberta under the laws of the Province of Alberta or the federal laws of Canada;

     "Callco" means 3064297 Nova Scotia Company, an unlimited liability company existing under the laws of the Province of Nova Scotia and an indirect wholly-owned subsidiary of Acquiror;

     "Callco Call Notice" has the meaning ascribed thereto in Section 6.3 of these share provisions;

     "Canadian Dollar Equivalent" means in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date the product obtained by multiplying:

     (a)  the Foreign Currency Amount, by

     (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not

                                       1-1
        available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

     "CBCA" means Canada Business Corporations Act, as amended from time to time prior to the Effective Date;

     "Change of Law Call Right" has the meaning ascribed thereto in the Plan of Arrangement;

     "Common Shares" means the common shares in the capital of the Company;

     "Company" or "Canco" means Nabors Exchangeco (Canada) Inc., a corporation existing under the CBCA;

     "Court" has the meaning ascribed thereto in the Plan of Arrangement;

     "Current Market Price" means, in respect of an Acquiror Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of Acquiror Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on the American Stock Exchange, or, if the Acquiror Shares are not then listed on the American Stock Exchange, on such other stock exchange or automated quotation system on which the Acquiror Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Acquiror Shares during such period does not create a market which reflects the fair market value of an Acquiror Share, then the Current Market Price of an Acquiror Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

     "Director" means the Director appointed pursuant to section 260 of the CBCA;

     "Effective Date" means the effective date of the Arrangement, being the date shown on the certificate of arrangement to be issued by the Director under the CBCA giving effect to the Arrangement;

     "Effective Time" means 12:01 a.m. (Calgary time) on the Effective Date;

     "Enserco" means Enserco Energy Service Company Inc., a corporation existing under the laws of Canada;

     "Enserco Shares" means the common shares in the capital of Enserco;

     "Exchangeable Shares" mean the non-voting exchangeable shares in the capital of the Company, having the rights, privileges, restrictions and conditions set forth herein;

     "Exchangeable Share Consideration" means, with respect to each Exchangeable Share, for any acquisition of, redemption of or distribution of assets of the Company in respect of, or purchase pursuant to, these share provisions, the Plan of Arrangement, the Support Agreement or the Voting and Exchange Trust Agreement:

     (a) the Current Market Price of one Acquiror Share deliverable in connection with such action; plus

     (b) a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of all declared, payable and unpaid, and all undeclared but payable, cash dividends deliverable in connection with such action; plus

     (c) such stock or other property constituting any declared and unpaid non-cash dividends deliverable in connection with such action,

     provided that (i) the part of the consideration which represents (a) above shall be fully paid and satisfied by the delivery of one Acquiror Share, such share to be duly issued, fully paid and non-assessable, (ii) the part of the consideration which represents (c) above shall be fully paid and

                                       1-2
     satisfied by delivery of such non-cash items, (iii) any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest and (iv) any such consideration shall be paid less any tax required to be deducted and withheld therefrom and without interest;

     "Exchangeable Share Price" means, for each Exchangeable Share, an amount equal to the aggregate of:

     (a)  the Current Market Price of one Acquiror Share; plus

     (b) an additional amount equal to the full amount of all cash dividends declared, payable and unpaid, on such Exchangeable Share; plus

     (c) an additional amount equal to the full amount of all dividends declared and payable or paid on Acquiror Shares which have not been declared or paid on Exchangeable Shares in accordance herewith; plus

     (d) an additional amount representing the full amount of all non-cash dividends declared, payable and unpaid, on such Exchangeable Share;

     "Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Company, other than an Exempt Exchangeable Share Voting Event, and, for greater certainty, excluding any matter in respect of which holders of Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as Beneficiaries under (and as that term is defined in) the Voting and Exchange Trust Agreement;

     "Exempt Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Company in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the equivalence of the Exchangeable Shares and the Acquiror Shares;

     "Final Order" has the meaning ascribed thereto in the Plan of Arrangement;

     "Governmental Entity" means any (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

     "Holder" means, when used with reference to the Exchangeable Shares, the holders of Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Company in respect of the Exchangeable Shares;

     "Liquidation Amount" has the meaning ascribed thereto in Section 5.1(a) of these share provisions;

     "Liquidation Call Right" has the meaning ascribed thereto in the Plan of Arrangement;

     "Liquidation Date" has the meaning ascribed thereto in Section 5.1(a) of these share provisions;

     "Options" has the meaning ascribed thereto in the Plan of Arrangement;

     "Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

     "Plan of Arrangement" means the plan of arrangement involving and affecting Enserco, Acquiror, Callco, the Company, all holders and all beneficial owners of Enserco Shares, all holders and all beneficial owners of Exchangeable Shares and all holders and all beneficial owners of, inter alia,
                                       1-3

     Options under section 192 of the CBCA contemplated in the Acquisition Agreement, to which these share provisions are attached as Appendix 1;

     "Purchase Price" has the meaning ascribed thereto in Section 6.3 of these share provisions;

     "Redemption Call Purchase Price" has the meaning ascribed thereto in the Plan of Arrangement;

     "Redemption Call Right" has the meaning ascribed thereto in the Plan of Arrangement;

     "Redemption Date" means the date, if any, established by the Board of Directors for the redemption by the Company of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be no earlier than the fifth anniversary of the Effective Date, unless:

     (a) there are less than 1,500,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by Acquiror and its Affiliates);

     (b) an Acquiror Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such an Acquiror Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Acquiror Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to the fifth anniversary of the Effective Date as it may determine, upon such number of days' prior written notice to the registered holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances; provided that, for greater certainty, the proposed reorganization of Acquiror, as publicly disclosed by Acquiror on January 2, 2002 and as generally described in the draft registration statement filed by the Acquiror with the United States Securities and Exchange Commission on or about such date, as amended or supplemented from time to time, shall not in any event constitute an Acquiror Control Transaction for purposes hereof;

     (c) an Exchangeable Share Voting Event is proposed, in which case, provided that the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, the redemption date shall be the Business Day prior to the record date for any meeting or vote of the holders of the Exchangeable Shares to consider the Exchangeable Share Voting Event and the Board of Directors shall give such number of days' prior written notice of such redemption to the registered holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances; or

     (d) an Exempt Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b) or (c) above to any of such holders of Exchangeable Shares shall not affect the validity of any such redemption;

     "Redemption Price" has the meaning ascribed thereto in Section 7.1 of these share provisions;

     "Retracted Shares" has the meaning ascribed thereto in Section 6.1(a) of these share provisions;

     "Retraction Call Right" has the meaning ascribed thereto in Section 6.1(c) of these share provisions;
                                       1-4

     "Retraction Date" has the meaning ascribed thereto in Section 6.1(b) of these share provisions;

     "Retraction Price" has the meaning ascribed thereto in Section 6.1 of these share provisions;

     "Retraction Request" has the meaning ascribed thereto in Section 6.1 of these share provisions;

     "Securities Act" means the Securities Act (Alberta) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

     "Support Agreement" means the agreement made between Acquiror, Callco and the Company substantially in the form and content of Schedule E annexed to the Acquisition Agreement, with such changes thereto as the parties to the Acquisition Agreement, acting reasonably, may agree;

     "Transfer Agent" means Computershare Trust Company of Canada or such other Person as may from time to time be appointed by the Company as the registrar and transfer agent for the Exchangeable Shares;

     "Trustee" means Computershare Trust Company of Canada or such other trustee as is chosen by Acquiror and Enserco, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement; and

     "Voting and Exchange Trust Agreement" means the agreement made among Acquiror, the Company and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Schedule F annexed to the Acquisition Agreement with such changes thereto as the parties to the Acquisition Agreement, acting reasonably, may agree.

                                   ARTICLE 2
                         RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company, among its shareholders for the purpose of winding-up its affairs.

                                   ARTICLE 3
                                   DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Acquiror Dividend Declaration Date, declare a dividend on each Exchangeable Share:

     (a) in the case of a cash dividend declared on the Acquiror Shares, in an amount in cash for each Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent thereof on the Acquiror Dividend Declaration Date, in each case, corresponding to the cash dividend declared on each Acquiror Share;

     (b) in the case of a stock dividend declared on the Acquiror Shares, to be paid in Acquiror Shares, subject to Section 3.2, by the issue or transfer by the Company of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Acquiror Shares to be paid on each Acquiror Share; or

     (c) in the case of a dividend declared on the Acquiror Shares in property other than cash or Acquiror Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as

                                       1-5
        contemplated by Section 3.6) the type and amount of property declared as a dividend on each Acquiror Share.

     Such dividends shall be paid out of money, assets or property of the Company properly applicable to the payment of dividends, or out of authorized but unissued shares of the Company, as applicable.

3.2 In the case of a stock dividend declared on the Acquiror Shares to be paid in Acquiror Shares, in lieu of declaring the stock dividend contemplated by
    Section 3.1(b) on the Exchangeable Shares, the Board of Directors may, in good faith and in its discretion and subject to applicable law and to obtaining all required regulatory approvals, subdivide, redivide or change (the "Subdivision") each issued and unissued Exchangeable Share on the basis that each Exchangeable Share before the subdivision becomes a number of Exchangeable Shares equal to the sum of (i) one Acquiror Share and (ii) the number of Acquiror Shares to be paid as a share dividend on each Acquiror Share. In making such Subdivision, the Board of Directors shall consider the effect thereof upon the then outstanding Exchangeable Shares and the general taxation consequences of the Subdivision to the holders of the Exchangeable Shares. In such instance, and notwithstanding any other provision hereof, such Subdivision shall become effective on the effective date specified in
    Section 3.4 without any further act or formality on the part of the Board of Directors or of the holders of Exchangeable Shares. For greater certainty, subject to applicable law, no approval of the Holders to an amendment to the articles of the Company shall be required to give effect to such Subdivision.

3.3 Cheques of the Company payable at par at any branch of the bankers of the Company shall be issued in respect of any cash dividends contemplated by
    Section 3.1(a) and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Subject to applicable law, certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) or any Subdivision contemplated by Section
    3.2 and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) shall be issued, distributed or transferred by the Company in such manner as it shall determine and the issuance, distribution or transfer thereof by the Company to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Company any dividend that is represented by a cheque that has not been duly presented to the Company's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was first payable.

3.4 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Acquiror Shares. The record date for the determination of the holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any Subdivision of the Exchangeable Shares under Section 3.2 and the effective date of such Subdivision shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Acquiror Shares.

3.5 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on the earliest subsequent date or dates determined by the Board of Directors on which the Company shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.6 The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of Sections 3.1 and 3.2 and Article 11, and each such determination shall be conclusive and binding on the Company and its shareholders. In making each such determination, the

                                       1-6
     following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

     (a) in the case of any stock dividend or other distribution payable in Acquiror Shares, the number of such shares issued in proportion to the number of Acquiror Shares previously outstanding;

     (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price, the volatility of the Acquiror Shares and the term of any such instrument;

     (c) in the case of the issuance or distribution of any other form of property (including any shares or securities of Acquiror of any class other than Acquiror Shares, any rights, options or warrants other than those referred to in Section 3.6(b) above, any evidences of indebtedness of Acquiror or any assets of Acquiror) the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Acquiror Share and the Current Market Price; and

     (d) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Acquiror Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

3.7 Except as provided in this , the holders of Exchangeable Shares shall not be entitled to receive dividends in respect thereof.

                                   ARTICLE 4
                              CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, the Company shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 10.2 of these share provisions:

     (a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

     (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company;

     (c) redeem or purchase or make any capital distribution in respect of any other shares of the Company ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company; or

     (d) issue any Exchangeable Shares or any other shares of the Company ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares;

     provided that the restrictions in Sections 4.1(a), (b), (c) and (d) shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the Acquiror Shares shall have been declared and paid on the Exchangeable Shares.
                                       1-7

                                   ARTICLE 5
                          DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law and to the exercise by Callco of the Liquidation Call Right, to receive from the assets of the Company in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution, winding-up or distribution of assets, before any distribution of any part of the assets of the Company among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Amount").

5.2 On or promptly after the Liquidation Date, and subject to the exercise by Callco of the Liquidation Call Right, the Company shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the articles and by-laws of the Company and such additional documents and instruments as the Transfer Agent and the Company may reasonably require, at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the register of the Company for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, on behalf of the Company of the Exchangeable Share Consideration representing the total Liquidation Amount. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount to which such holders are entitled shall have been paid to such holders in the manner hereinbefore provided. The Company shall have the right at any time on or before the Liquidation Date to deposit or cause to be deposited the Exchangeable Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares, after such deposit, shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Acquiror Shares delivered to them or the custodian on their behalf.

5.3 After the Company has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Company.

                                       1-8

                                   ARTICLE 6
                  RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Callco of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Company to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the "Retraction Price"), which shall be satisfied in full by the Company causing to be delivered to such holder the Exchangeable Share Consideration representing the Retraction Price. To effect such redemption, the holder shall present and surrender at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Company redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the articles and bylaws of the Company and such additional documents and instruments as the Transfer Agent and the Company may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Company:

     (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Company;

     (b) stating the Business Day on which the holder desires to have the Company redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Company and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Company; and

     (c) acknowledging the overriding right (the "Retraction Call Right") of Callco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

6.2 Subject to the exercise by Callco of the Retraction Call Right, upon receipt by the Company or the Transfer Agent in the manner specified in
     Section 6.1 of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request and such additional documents and instruments as the Transfer Agent and the Company may reasonably require, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Company shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares in accordance with Section
     6.4. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Callco pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Company.

6.3 Upon receipt by the Company of a Retraction Request, the Company shall immediately notify Callco thereof and shall provide to Callco a copy of the Retraction Request. In order to exercise the Retraction Call Right, Callco must notify the Company of its determination to do so (the "Callco Call Notice") within five Business Days of receipt by the Company of the Retraction Request. If Callco does not so notify the Company within such five Business Day period, the Company will notify the holder as soon as possible thereafter that Callco will not exercise the Retraction Call Right. If Callco delivers the Callco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction
                                       1-9

     Request shall thereupon be considered only to be an offer by the holder to sell all but not less than all the Retracted Shares to Callco in accordance with the Retraction Call Right. In such event, the Company shall not redeem the Retracted Shares and Callco shall purchase from such holder and such holder shall sell to Callco on the Retraction Date all but not less than all the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price, which, as set forth in Section 6.4, shall be fully paid and satisfied by the delivery by or on behalf of Callco, of the Exchangeable Share Consideration representing the total Purchase Price. For the purposes of completing a purchase pursuant to the Retraction Call Right, Callco shall deposit with the Transfer Agent, on or before the Retraction Date, the Exchangeable Share Consideration representing the total Purchase Price. Provided that Callco has complied with Section 6.4, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Company of such Retracted Shares shall take place on the Retraction Date. In the event that Callco does not deliver a Callco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Company shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4 The Company or Callco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the register of the Company for the Exchangeable Shares or at the address specified in the holder's Retraction Request or, if specified in such Retraction Request, by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to such holder of Exchangeable Shares, the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, and such delivery of such Exchangeable Share Consideration to the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such Exchangeable Share Consideration.

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in Section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Company or purchased by Callco shall thereafter be considered and deemed for all purposes to be the holder of Acquiror Shares delivered to it.

6.6 Notwithstanding any other provision of this Article 6, the Company shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Company believes, acting reasonably, that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Company shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Company. In any case in which the redemption by the Company of

                                       1-10

     Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Company shall redeem the maximum number of Exchangeable Shares which the Board of Directors determines the Company is permitted to redeem as of the Retraction Date on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Company, representing the Retracted Shares not redeemed by the Company pursuant to Section 6.2. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7 and Callco does not exercise the Retraction Call Right, the holder of any such Retracted Shares not redeemed by the Company pursuant to Section 6.2 as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to have instructed the Trustee to require Acquiror to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Acquiror to such holder of the Retraction Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Company before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Callco shall be deemed to have been revoked.

                                   ARTICLE 7
                REDEMPTION OF EXCHANGEABLE SHARES BY THE COMPANY

7.1 Subject to applicable law, and provided Callco has not exercised the Redemption Call Right, the Company shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Redemption Date (the "Redemption Price").

7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Company shall, at least 45 days before the Redemption Date (other than a Redemption Date established in connection with an Acquiror Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Company or the purchase by Callco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with an Acquiror Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, the written notice of redemption by the Company or the purchase by Callco under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right. In the case of any notice given in connection with a possible Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

7.3 On or after the Redemption Date and subject to the exercise by Callco of the Redemption Call Right, the Company shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company in the notice described in Section 6.7 of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the articles and by-laws of the Company and such additional documents and instruments as the Transfer Agent and the Company may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Company

                                       1-11
     or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company in such notice, on behalf of the Company of the Exchangeable Share Consideration representing the total Redemption Price. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Company shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the Exchangeable Share Consideration with respect to the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of Acquiror Shares delivered to them or the custodian on their behalf.

                                   ARTICLE 8
                           PURCHASE FOR CANCELLATION

8.1 Subject to applicable law and the articles of the Company and notwithstanding Section 8.2, the Company may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private agreement with any holder of Exchangeable Shares.

8.2 Subject to applicable law and the articles of the Company, the Company may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share together with an amount equal to all declared and unpaid dividends thereon for which the record date has occurred prior to the date of purchase. If in response to an invitation for tenders under the provisions of this Section 8.2, more Exchangeable Shares are tendered at a price or prices acceptable to the Company than the Company is prepared to purchase, the Exchangeable Shares to be purchased by the Company shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Company, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Company is prepared to purchase after the Company has purchased all the shares tendered at lower prices. If only part of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Company.

                                   ARTICLE 9
                                 VOTING RIGHTS

9.1  Except as required by applicable law and by Article 10, Section 11.1 and
     Section 12.2, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Company or to vote at any such meeting.

                                       1-12

                                   ARTICLE 10
                             AMENDMENT AND APPROVAL

10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than 66 2/3% of the votes cast on such resolution by holders (other than Acquiror and its Affiliates) represented in person or by proxy at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 25% of the outstanding Exchangeable Shares (other than Exchangeable Shares held by Acquiror and its Affiliates) at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chair of such meeting. At such adjourned meeting, the holders of Exchangeable Shares (other than Acquiror and its Affiliates) present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast on such resolution by holders (other than Acquiror and its Affiliates) represented in person or by proxy at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares. For purposes of this section, any spoiled votes, illegible votes, defective votes and abstentions shall be deemed to be votes not cast.

                                   ARTICLE 11
             RECIPROCAL CHANGES, ETC. IN RESPECT OF ACQUIROR SHARES

11.1 Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that Acquiror will not, without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions:

     (a) issue or distribute Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Shares) to the holders of all or substantially all of the then outstanding Acquiror Shares by way of stock dividend or other distribution, other than an issue of Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Shares) to holders of Acquiror Shares who (i) exercise an option to receive dividends in Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Shares) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan or scrip dividend;

     (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Acquiror Shares entitling them to subscribe for or to purchase Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Shares); or

     (c) issue or distribute to the holders of all or substantially all of the then outstanding Acquiror Shares:

         (i) shares or securities of Acquiror of any class other than Acquiror Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Acquiror Shares);

         (ii)  rights, options or warrants other than those referred to in
               Section 11.1(b) above;

                                       1-13

         (iii) evidences of indebtedness of Acquiror; or

         (iv)  assets of Acquiror,

     unless the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

11.2 Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that Acquiror will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2:

     (a) subdivide, redivide or change the then outstanding Acquiror Shares into a greater number of Acquiror Shares;

     (b) reduce, combine, consolidate or change the then outstanding Acquiror Shares into a lesser number of Acquiror Shares; or

     (c) reclassify or otherwise change the Acquiror Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Acquiror Shares;

     unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares and such change is permitted under applicable law. The Support Agreement further provides, in part, that the provisions of the Support Agreement described in Section 11.1 and this Section 11.2 shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2.

11.3 Notwithstanding the foregoing provisions of this Article 11, in the event of an Acquiror Control Transaction:

     (a) in which Acquiror merges or amalgamates with, or in which all or substantially all of the then outstanding Acquiror Shares are acquired by, one or more other corporations to which Acquiror is, immediately before such merger, amalgamation or acquisition, "related" within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

     (b) which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition; and

     (c) in which all or substantially all of the then outstanding Acquiror Shares are converted into or exchanged for shares or rights to receive such shares (the "Other Shares") of another corporation (the "Other Corporation") that, immediately after such Acquiror Control Transaction, owns or controls, directly or indirectly, Acquiror;

     provided that, for greater certainty, the proposed reorganization of Acquiror, as publicly disclosed by Acquiror on January 2, 2002 and as generally described in the draft registration statement filed by the Acquiror with the United States Securities and Exchange Commission on or about such date, as amended or supplemented from time to time, shall constitute such an Acquiror Control Transaction for purposes hereof, then all references herein to "Acquiror" shall thereafter be and be deemed to be references to "Other Corporation" and all references herein to "Acquiror Shares" shall thereafter be and be deemed to be references to "Other Shares" (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to these share provisions or Article 5 of the Plan of Arrangement or exchange of such shares pursuant to the Voting and Exchange Trust Agreement immediately subsequent to the Acquiror Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to these share provisions or Article 5 of the Plan of Arrangement, or exchange of such shares pursuant to the Voting and Exchange Trust Agreement had occurred immediately prior to the Acquiror Control Transaction and the Acquiror Control Transaction
                                       1-14
     was completed) without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

                                   ARTICLE 12
                 ACTIONS BY THE COMPANY UNDER SUPPORT AGREEMENT

12.1 The Company will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Acquiror, Callco and the Company with all provisions of the Support Agreement and the Voting and Exchange Trust Agreement applicable to Acquiror, Callco and the Company, respectively, in accordance with the terms thereof including taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Company all rights and benefits in favour of the Company under or pursuant thereto.

12.2 The Company shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement or the Voting and Exchange Trust Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

     (a) adding to the covenants of the other parties to such agreement for the protection of the Company or the holders of the Exchangeable Shares thereunder;

     (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

     (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 13
                    LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right, the Redemption Call Right and the Change of Law Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder) and the Retraction Call Right.

13.2 Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of Callco, and the Change of Law Call Right in favour of Acquiror and Callco and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs, or the retraction or redemption of Exchangeable Shares, or a Change of Law (as defined for purposes of the

                                       1-15

    Change of Law Call Right), as the case may be, and to be bound thereby in favour of Callco or Acquiror, as the case may be, as therein provided.

13.3 The Company, Callco, Acquiror and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Company, Callco, Acquiror or the Transfer Agent is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, territorial, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Company, Callco, Acquiror and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Company, Callco, Acquiror or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and the Company, Callco, Acquiror or the Transfer Agent shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

                                   ARTICLE 14
                                    GENERAL

14.1 Any notice, request or other communication to be given to the Company by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Company and addressed to the attention of the Secretary of the Company. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Company.

14.2 Any presentation and surrender by a holder of Exchangeable Shares to the Company or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Company or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Company or to such office of the Transfer Agent as may be specified by the Company, in each case, addressed to the attention of the Secretary of the Company. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Company or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Company shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of the Company or, in the event of the address of any such holder not being so recorded, then at the last address of such holder known to the Company. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding intended to be taken by the Company pursuant thereto.

14.4 Subject to the requirements of National Policy Statement 41 and any successor policy statement or rule of the Canadian Securities Administrators or other applicable law, for greater certainty, the Company shall not be required for any purpose under these share provisions to recognize or take

                                       1-16
     account of Persons who are not recorded as such in the securities register for the Exchangeable Shares.

14.5 If the Company determines that mail service is or is threatened to be interrupted at the time when the Company is required or elects to give any notice to the holders of Exchangeable Shares hereunder, the Company shall, notwithstanding the provisions hereof, give such notice by means of publication in The Globe and Mail, national edition, or any other English language daily newspaper or newspapers of general circulation in Canada and in a French language daily newspaper of general circulation in the Province of Quebec, once in each of two successive weeks, and notice so published shall be deemed to have been given on the latest date on which the first publication has taken place. If, by reason of any actual or threatened interruption of mail service due to strike, lock-out or otherwise, any notice to be given to the Company would be unlikely to reach its destination in a timely manner, such notice shall be valid and effective only if delivered personally to the Company in accordance with Section 14.1 or 14.2, as the case may be.

                                       1-17

                                     SCHEDULE A

                                 RETRACTION REQUEST

     [TO BE PRINTED ON EXCHANGEABLE SHARE CERTIFICATES]

To: Nabors Exchangeco (Canada) Inc. ("Canco") and 3064297 Nova Scotia Company ("Callco")

     This notice is given pursuant to Article 6 of the rights, privileges, restrictions and conditions (the "Share Provisions") attaching to the Exchangeable Shares of Canco represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

     The undersigned hereby notifies Canco that, subject to the Retraction Call Right referred to below, the undersigned desires to have Canco redeem in accordance with Article 6 of the Share Provisions:

[ ]  all share(s) represented by this certificate; or
[ ]  __________________ share(s) only represented by this certificate.

     The undersigned hereby notifies Canco that the Retraction Date shall be
     ________________________________ .

NOTE:

The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by Canco. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by Canco.

     The undersigned acknowledges the overriding Retraction Call Right of Callco to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Callco in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. This Retraction Request, and this offer to sell the Retracted Shares to Callco, may be revoked and withdrawn by the undersigned only by notice in writing given to Canco at any time before the close of business on the Business Day immediately preceding the Retraction Date.

     The undersigned acknowledges that if, as a result of solvency provisions of applicable law, Canco is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require Acquiror to purchase the unredeemed Retracted Shares.

     The undersigned hereby represents and warrants to Callco and Canco that the undersigned:

[ ]  is
     (select one)
[ ]  is not

a resident in Canada for purposes of the Income Tax Act (Canada). THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS A RESIDENT IN CANADA, WITHHOLDING ON ACCOUNT OF CANADIAN TAX MAY BE MADE FROM AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE REDEMPTION OR PURCHASE OF THE RETRACTED SHARES.

                                       1-18

     The undersigned hereby represents and warrants to Callco and Canco that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Callco or Canco, as the case may be, free and clear of all liens, claims and encumbrances.

------------------------  ---------------------------------------  ---------------------------------------
(Date)                          (Signature of Shareholder)                (Guarantee of Signature)

[ ] Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted
     Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE:

This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of Canco and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:
---------------------------------------------

Name of Person in Whose Name Securities or Cheque(s) Are to be Registered, Issued or Delivered

(please print):
               -----------------------------------------------------------------

Street Address or P.O. Box:
                           -----------------------------------------------------

Signature of Shareholder:
                         -------------------------------------------------------

City, Province and Postal Code:
                               ------------------------------------------------

Signature Guaranteed by:
                        --------------------------------------------------------

NOTE:

If this Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of Canco represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of Canco, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

                                       1-19

                                   SCHEDULE C

                            [INTENTIONALLY OMITTED]

                                   SCHEDULE D

                            [INTENTIONALLY OMITTED]

                                   SCHEDULE E

                           FORM OF SUPPORT AGREEMENT

     SUPPORT AGREEMENT ("AGREEMENT") made as of the ______________ day of _______________________ , 2002.

BETWEEN:

              NABORS INDUSTRIES, INC., a corporation existing under the laws of the State of Delaware (hereinafter referred to as "ACQUIROR")

                                    - and -

              3064297 NOVA SCOTIA COMPANY, an unlimited liability company existing under the laws of the Province of Nova Scotia (hereinafter referred to as "CALLCO")

                                    - and -

              NABORS EXCHANGECO (CANADA) INC., a company existing under the laws of Canada (hereinafter referred to as "CANCO")

     WHEREAS in connection with an acquisition agreement (the "ACQUISITION AGREEMENT") made as of February 25, 2002, as amended and restated from time to time, between Acquiror and Enserco Energy Service Company Inc., a corporation existing under the laws of Canada ("ENSERCO"), Canco is to issue exchangeable shares (the "EXCHANGEABLE SHARES") to certain holders of common shares in the capital of Enserco pursuant to the plan of arrangement (the "PLAN OF ARRANGEMENT") contemplated by the Acquisition Agreement; and

     WHEREAS pursuant to the Acquisition Agreement, Acquiror has agreed to, and to cause Canco to, execute a support agreement substantially in the form of this Agreement on the Effective Date (as defined in the Acquisition Agreement);

     NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.  DEFINED TERMS

     Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the "EXCHANGEABLE SHARE PROVISIONS") attaching to the Exchangeable Shares attached as Appendix 1 to the Plan of Arrangement and as set out in the Articles of the Plan of Arrangement of Enserco, unless the context requires otherwise.

1.2  INTERPRETATION NOT AFFECTED BY HEADINGS

     The division of this agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number refer to the specified Article or Section of this Agreement. The terms "this Agreement," "hereof," "herein" and "hereunder" and similar expressions refer to this agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3  RULES OF CONSTRUCTION

     Unless otherwise specifically indicated or the context otherwise requires,
(a) all references to "dollars" or "$" mean United States dollars, (b) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, and (c) "include," "includes" and "including" shall be deemed to be followed by the words "without limitation."

1.4  DATE FOR ANY ACTION

     If the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

                                   ARTICLE 2
                        COVENANTS OF ACQUIROR AND CANCO

2.1  COVENANTS REGARDING EXCHANGEABLE SHARES

     So long as any Exchangeable Shares not owned by Acquiror or its affiliates as defined in the CBCA ("AFFILIATES") are outstanding, Acquiror will:

     (a) not declare or pay any dividend on the Acquiror Shares unless (i) Canco shall (w) simultaneously declare or pay, as the case may be, an equivalent dividend or other distribution economically equivalent thereto (as provided for in the Exchangeable Share Provisions) on the Exchangeable Shares (an "EQUIVALENT DIVIDEND") and (x) Canco shall have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law and the terms of the Exchangeable Share Provisions, of any such Equivalent Dividend, or, if the dividend or other distribution is a stock dividend or distribution of stock, in lieu of such dividend (ii) Canco shall (y) effect a corresponding, contemporaneous and economically equivalent subdivision of the Exchangeable Shares (as provided for in the Exchangeable Share Provisions) (an "EQUIVALENT STOCK SUBDIVISION"), and (z) have sufficient authorized but unissued securities available to enable the Equivalent Stock Subdivision;

     (b) advise Canco sufficiently in advance of the declaration by Acquiror of any dividend on Acquiror Shares and take all such other actions as are reasonably necessary, in cooperation with Canco, to ensure that (i) the respective declaration date, record date and payment date for an Equivalent Dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Acquiror Shares, or (ii) the record date and effective date for an Equivalent Stock Subdivision shall be the same as the record date and payment date for the stock dividend on the Acquiror Shares and that such dividend on the Exchangeable Shares will correspond with any requirement of the principal stock exchange on which the Exchangeable Shares are listed;

     (c) ensure that the record date for any dividend declared on Acquiror Shares is not less than 10 Business Days after the declaration date of such dividend;

     (d) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Canco, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share (other than Exchangeable Shares owned by Acquiror or its Affiliates) upon the liquidation, dissolution or winding-up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding-up its affairs, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by Canco, as the case may be, including all such actions and all such things as are necessary or desirable to enable and permit

         Canco to cause to be delivered Acquiror Shares to the holders of Exchangeable Shares in accordance with the provisions of Article 5, 6 or 7, as the case may be, of the Exchangeable Share Provisions and cash in respect of declared and unpaid dividends;

     (e) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Callco, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, including all such actions and all such things as are necessary or desirable to enable and permit Callco to cause to be delivered Acquiror Shares to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be, and cash in respect of declared and unpaid dividends; and

     (f) not (and will ensure that Callco or any of its Affiliates does not) exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding-up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs nor take any action or omit to take any action (and Acquiror will not permit Callco or any of its Affiliates to take any action or omit to take any action) that is designed to result in the liquidation, dissolution or winding up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs.

2.2  SEGREGATION OF FUNDS

     (a) Acquiror will cause Canco to deposit a sufficient amount of funds in a separate account of Canco and segregate a sufficient amount of such other assets and property as is necessary to enable Canco to pay dividends when due and to pay or otherwise satisfy its respective obligations under Article 5, 6 or 7 of the Exchangeable Share Provisions or, if required, to pay the purchase price for Acquiror Shares as contemplated by Section 2.5, as applicable.

     (b) Acquiror will cause Callco to deposit a sufficient amount of funds in a separate account of Callco and segregate a sufficient amount of such other assets and property as is necessary to enable Callco to pay the purchase price for Acquiror Shares as contemplated by Section 2.5.

2.3  RESERVATION OF ACQUIROR SHARES

     Acquiror hereby represents, warrants and covenants in favour of Canco and Callco that Acquiror has reserved for issuance and will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by Acquiror or its Affiliates) are outstanding, keep available, free from preemptive and other rights, out of its authorized and unissued capital stock such number of Acquiror Shares (or other shares or securities into which Acquiror Shares may be reclassified or changed as contemplated by Section 2.7 hereof) (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit Acquiror to meet its obligations under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to the Plan of Arrangement with respect to which Acquiror may now or hereafter be required to issue Acquiror Shares, to enable and permit Callco to meet its obligations arising upon exercise by it of each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right and to enable and permit Canco to meet its obligations hereunder and under the Exchangeable Share Provisions.

2.4  NOTIFICATION OF CERTAIN EVENTS

     In order to assist Acquiror in compliance with its obligations hereunder and to permit Callco to exercise the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, Canco will notify Acquiror and Callco of each of the following events at the times set forth below:

     (a) in the event of any determination by the Board of Directors of Canco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Canco or to effect any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

     (b) promptly, upon the earlier of receipt by Canco of notice of and Canco otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceeding with respect to the involuntary liquidation, dissolution or winding-up of Canco or to effect any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs;

     (c)  promptly, upon receipt by Canco of a Retraction Request;

     (d) promptly following the date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Exchangeable Share Provisions; and

     (e) promptly upon the issuance by Canco of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares in exchange for outstanding Shares pursuant to the Plan of Arrangement).

2.5  DELIVERY OF ACQUIROR SHARES TO CANCO AND CALLCO

     In furtherance of its obligations under Sections 2.1(d) and (e) hereof, upon notice from Canco or Callco of any event that requires Canco or Callco to cause to be delivered Acquiror Shares to any holder of Exchangeable Shares, Acquiror shall forthwith issue and deliver the requisite number of Acquiror Shares to be received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares, as Canco or Callco shall direct. All such Acquiror Shares shall be duly authorized, validly issued and fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance. In consideration of the issuance and delivery of such Acquiror Common Share, Callco or Canco, as the case may be, shall pay a purchase price equal to the fair market value of such Acquiror Common Share.

2.6  QUALIFICATION OF ACQUIROR SHARES

     Acquiror covenants that if any Acquiror Shares (or other shares or securities into which Acquiror Shares may be reclassified or changed as contemplated by Section 2.7 hereof) to be issued and delivered hereunder (including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Change of Law Call Right, Exchange Right or the Automatic Exchange Rights (all as defined in the Voting and Exchange Trust Agreement)) require registration or qualification with, or approval of, or the filing of any document, including any prospectus or similar document, the taking of any proceeding with, or the obtaining of any order, ruling or consent from, any governmental or regulatory authority under any Canadian or United States federal, provincial, territorial or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority, or the fulfilment of any other United States or Canadian legal requirement (collectively, the "APPLICABLE LAWS") before such shares (or other shares or securities into which Acquiror Shares may be reclassified or changed as contemplated by Section 2.7 hereof) may be issued and delivered by Acquiror at the direction of Canco or Callco, if applicable, to the holder of surrendered Exchangeable Shares or in order that such shares (or other shares or securities into which Acquiror Shares may be reclassified or changed as contemplated by
Section 2.7 hereof) may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" of Acquiror for purposes of Canadian provincial securities law or an "affiliate" of Acquiror for purposes of United States federal or state securities law), Acquiror will use its reasonable best efforts and in good faith expeditiously take all such actions and do all such things as are necessary or desirable and within its power to cause such Acquiror Shares (or other shares or securities into which Acquiror Shares may be reclassified or changed as contemplated by Section 2.7 hereof) to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be, to the extent expressly provided in the Acquisition Agreement. Acquiror will use its reasonable best efforts and in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Acquiror Shares (or other shares or securities into which Acquiror Shares may be reclassified or changed as contemplated by Section 2.7 hereof) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Acquiror Shares (or other shares or securities into which Acquiror Shares may be reclassified or changed as contemplated by Section 2.7 hereof) are listed and are quoted or posted for trading at such time.

2.7  ECONOMIC EQUIVALENCE

     So long as any Exchangeable Shares not owned by Acquiror or its Affiliates are outstanding:

     (a) Acquiror will not, without prior approval of Canco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Share Provisions:

         (i) issue or distribute Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Shares) to the holders of all or substantially all of the then outstanding Acquiror Shares by way of stock dividend or other distribution, other than an issue of Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Shares) to holders of Acquiror Shares who (A) exercise an option to receive dividends in Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Shares) in lieu of receiving cash dividends, or (B) pursuant to any dividend reinvestment plan or scrip dividend; or

         (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Acquiror Shares entitling them to subscribe for or to purchase Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Shares); or

         (iii) issue or distribute to the holders of all or substantially all of the then outstanding Acquiror Shares (A) shares or securities of Acquiror of any class other than Acquiror Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Acquiror Shares), (B) rights, options or warrants other than those referred to in Section 2.7(a)(ii) above, (C) evidences of indebtedness of Acquiror or (D) assets of Acquiror, unless the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Acquiror in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Acquisition Agreement.

     (b) Acquiror will not without the prior approval of Canco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Share Provisions:

         (i) subdivide, redivide or change the then outstanding Acquiror Shares into a greater number of Acquiror Shares; or

         (ii) reduce, combine, consolidate or change the then outstanding Acquiror Shares into a lesser number of Acquiror Shares; or

         (iii) reclassify or otherwise change Acquiror Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Acquiror Shares,

         unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Acquiror in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Acquisition Agreement.

     (c) Acquiror will ensure that the record date for any event referred to in
         Section 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by Acquiror (with contemporaneous notification thereof by Acquiror to Canco).

     (d) The Board of Directors of Canco shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in Section 2.7(a) or 2.7(b) above and each such determination shall be conclusive and binding on Acquiror and the holders of Exchangeable Shares. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors of Canco to be relevant, be considered by the Board of Directors of Canco:

         (i) in the case of any stock dividend or other distribution payable in Acquiror Shares, the number of such shares issued as a result of any stock dividend or other distribution in proportion to the number of Acquiror Shares previously outstanding;

         (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price, the volatility of the Acquiror Shares and the term of any such instrument;

         (iii) in the case of the issuance or distribution of any other form of property (including any shares or securities of Acquiror of any class other than Acquiror Shares, any rights, options or warrants other than those referred to in Section 2.7(d)(ii) above, any evidences of indebtedness of Acquiror or any assets of Acquiror), the relationship between the fair market value (as determined by the Board of Directors of Canco in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Acquiror Common Share and the Current Market Price;

         (iv) in the case of any subdivision, redivision or change of the then outstanding Acquiror Shares into a greater number of Acquiror Shares or the reduction, combination, consolidation or change of the then outstanding Acquiror Shares into a lesser number of Acquiror Shares or any amalgamation, merger, reorganization or other transaction affecting Acquiror Shares, the effect thereof upon the then outstanding Acquiror Shares; and

         (v) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Acquiror Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

     (e) Canco agrees that, to the extent required, upon due notice from Acquiror, Canco will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Canco, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalent with respect to the Acquiror Shares and Exchangeable Shares as provided for in this Section 2.7.

2.8  TENDER OFFERS

     For so long as Exchangeable Shares remain outstanding (not including Exchangeable Shares held by Acquiror and its Affiliates), in the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Acquiror Shares (an "OFFER") is proposed by Acquiror or is proposed to Acquiror or its shareholders and is recommended by the Board of Directors of Acquiror, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Acquiror, and the Exchangeable Shares are not redeemed by Canco or purchased by Callco pursuant to the Redemption Call Right, Acquiror will use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than Acquiror and its Affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Acquiror Shares, without discrimination. Without limiting the generality of the foregoing, Acquiror will use its reasonable best efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against Canco (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of Canco to redeem (or Callco to purchase pursuant to the Redemption Call Right) Exchangeable Shares, as applicable, in the event of an Acquiror Control Transaction.

2.9  OWNERSHIP OF OUTSTANDING SHARES

     Without the prior approval of Canco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Share Provisions, Acquiror covenants and agrees in favour of Canco that, as long as any outstanding Exchangeable Shares are owned by any Person other than Acquiror or any of its Affiliates, Acquiror will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of Canco and Callco. Notwithstanding the foregoing, Acquiror shall not be in violation of this section if any person or group of persons acting jointly or in concert acquires all or substantially all of the assets of Acquiror or the Acquiror Shares pursuant to any merger of Acquiror pursuant to which Acquiror was not the surviving corporation.

2.10  ACQUIROR AND AFFILIATES NOT TO VOTE EXCHANGEABLE SHARES

     Acquiror and Callco each covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the CBCA (or any successor or other corporate statute by which Canco may in the future be governed) with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11  RULE 10B-18 PURCHASES

     For greater certainty, nothing contained in this Agreement, including the obligations of Acquiror contained in Section 2.8 hereof, shall limit the ability of Acquiror or Canco to make a "Rule l0b-18 purchase" of Acquiror Shares pursuant to Rule 10b-18 of the United States Securities Exchange Act of 1934, as amended, or any successor rule.

2.12  STOCK EXCHANGE LISTING

     Acquiror covenants and agrees in favour of Canco that, as long as any outstanding Exchangeable Shares are owned by any Person other than Acquiror or any of its Affiliates, Acquiror will use its reasonable best efforts to maintain a listing for such Exchangeable Shares on a Canadian stock exchange which is a prescribed stock exchange within the meaning of the Income Tax Act(Canada) and to ensure that Canco remains a "public corporation" within the meaning of the Income Tax Act (Canada) and maintains a "substantial Canadian presence" within the meaning of the Income Tax Act (Canada) as in effect on the date of this Agreement.

                                   ARTICLE 3
                              ACQUIROR SUCCESSORS

3.1  CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.

     Neither Acquiror nor Callco shall consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

     (a) such other Person or continuing corporation (the "ACQUIROR SUCCESSOR") by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Acquiror Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Acquiror Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Acquiror or Callco, as the case may be, under this Agreement;

     (b) in the event that the Acquiror Shares are reclassified or otherwise changed as part of such transaction, the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of, the Exchangeable Shares; and

     (c) such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the holders of Exchangeable Shares.

3.2  VESTING OF POWERS IN SUCCESSOR

     Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the Acquiror Successor shall possess and from time to time may exercise each and every right and power of Acquiror or Callco, as the case may be, under this Agreement in the name of Acquiror or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Acquiror or any officers of Acquiror may be done and performed with like force and effect by the directors or officers of such Acquiror Successor.

3.3  WHOLLY-OWNED SUBSIDIARIES

     Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Acquiror (other than Canco or Callco) with or into Acquiror or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Acquiror provided that all of the assets of such subsidiary are transferred to Acquiror or another wholly-owned direct or indirect subsidiary of Acquiror and any such transactions are expressly permitted by this Article 3.

3.4  SUCCESSORSHIP TRANSACTION

     Notwithstanding the foregoing provisions of Article 3, in the event of an Acquiror Control Transaction:

     (a) in which Acquiror merges or amalgamates with, or in which all or substantially all of the then outstanding Acquiror Shares are acquired by, one or more other corporations to which Acquiror is, immediately before such merger, amalgamation or acquisition, "related" within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

     (b) which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition; and

     (c) in which all or substantially all of the then outstanding Acquiror Shares are converted into or exchanged for shares or rights to receive such shares (the "Other Shares") of another corporation (the "Other Corporation") that, immediately after such Acquiror Control Transaction, owns or controls, directly or indirectly, Acquiror;

provided that, for greater certainty, the proposed reorganization of Acquiror, as publicly disclosed by Acquiror on January 2, 2002 and as generally described in the draft registration statement filed by the Acquiror with the United States Securities and Exchange Commission on or about such date, as amended or supplemented from time to time, shall constitute such an Acquiror Control Transaction for purposes hereof, then all references herein to "Acquiror" shall thereafter be and be deemed to be references to "Other Corporation" and all references herein to "Acquiror Shares" shall thereafter be and be deemed to be references to "Other Shares" (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Shares Provisions or Article 5 of the Plan of Arrangement or exchange of such shares pursuant to the Voting and Exchange Trust Agreement immediately subsequent to the Acquiror Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or Article 5 of the Plan of Arrangement, or exchange of such shares pursuant to the Voting and Exchange Trust Agreement had occurred immediately prior to the Acquiror Control Transaction and the Acquiror Control Transaction was completed) without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

                                   ARTICLE 4
                                    GENERAL

4.1  TERM

     This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any Person other than Acquiror and any of its Affiliates.

4.2  CHANGES IN CAPITAL OF ACQUIROR AND CANCO

     At all times after the occurrence of any event contemplated pursuant to Sections 2.7 and 2.8 hereof or otherwise, as a result of which either Acquiror Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be deemed amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Acquiror Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3  NOTICES TO PARTIES

     All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) or dispatched (postage prepaid) to a nationally recognized overnight courier service with overnight delivery instructions, in each case addressed to the particular party at:

            Nabors Industries, Inc.
            515 West Greens Road, Suite 1200
            Houston, Texas 77067

            Attention: President and Chief Operating Officer
            Telecopier Number: (281) 775-8188

           With copies to:

                 Nabors Corporate Services, Inc.
                 515 West Greens Road, Suite 1200
                 Houston, Texas 77067

                 Attention: Katherine Ellis
                 Telecopier Number: (281) 775-4318

           And:

                 Stikeman Elliott
                 4300, 888 - 3rd Street S.W.
                 Calgary, Alberta T2P 5C5
                 Attention: Christopher Nixon
                 Telecopier Number: (403) 266-9034

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing.

4.4  ASSIGNMENT

     No party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement or the Plan of Arrangement (whether by operation of law or otherwise) except that Canco may assign in its sole discretion, any or all of its rights, interests and obligations hereunder to any wholly-owned subsidiary of Acquiror.

4.5  BINDING EFFECT

     Subject to Section 4.4, this Agreement and the Plan of Arrangement shall be binding upon, enure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

4.6  AMENDMENTS, MODIFICATIONS

     Subject to Sections 4.2, 4.7 and 4.11, this Agreement may not be amended or modified except by an agreement in writing executed by Canco, Callco and Acquiror and approved by the holders of the Exchangeable Shares in accordance with Section 10.2 of the Exchangeable Share Provisions.

4.7  MINISTERIAL AMENDMENTS

     Notwithstanding the provisions of Section 4.6, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

     (a) adding to the covenants of any or all parties provided that the board of directors of each of Canco, Callco and Acquiror shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

     (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of Canco, Callco and Acquiror, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

     (c) making such changes or corrections which, on the advice of counsel to Canco, Callco and Acquiror, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the board of directors of each of Canco, Callco and Acquiror shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

4.8  MEETING TO CONSIDER AMENDMENTS

     Canco, at the request of Acquiror, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.6 hereof; provided that any such meeting shall only be called for a bona fide business purpose and not for the principal purpose of causing a Redemption Date to occur or transpire. Any such meeting or meetings shall be called and held in accordance with the bylaws of Canco, the Exchangeable Share Provisions and all applicable laws.

4.9  AMENDMENTS ONLY IN WRITING

     No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.10  GOVERNING LAWS; CONSENT TO JURISDICTION

     This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as an Alberta contract. Each party hereby irrevocably attorns to the jurisdiction of the courts of the Province of Alberta in respect of all matters arising under or in relation to this Agreement.

4.11  SEVERABILITY

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

4.12  COUNTERPARTS

     This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                         NABORS INDUSTRIES, INC.

                                         By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                         3064297 NOVA SCOTIA COMPANY

                                         By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                         NABORS EXCHANGECO (CANADA) INC.

                                         By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                   SCHEDULE F

                  FORM OF VOTING AND EXCHANGE TRUST AGREEMENT

     VOTING AND EXCHANGE TRUST AGREEMENT ("AGREEMENT") made as of the  o  day of
    o   , 2002.

BETWEEN:

              NABORS INDUSTRIES, INC., a corporation existing under the laws of the State of Delaware (hereinafter referred to as "ACQUIROR")

                                    - and -

              NABORS EXCHANGECO (CANADA) INC., a corporation existing under the laws of Canada (hereinafter referred to as "CANCO")

                                    - and -

              COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada
              (hereinafter referred to as the "TRUSTEE")

     WHEREAS in connection with the Acquisition Agreement, Canco may be required to issue Exchangeable Shares to certain holders of common shares in the capital of Enserco pursuant to the Plan of Arrangement contemplated in the Acquisition Agreement; and

     WHEREAS pursuant to the Acquisition Agreement, Acquiror has agreed to, and to cause Canco to, execute a voting and exchange trust agreement substantially in the form of this Agreement;

     NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

SECTION 1.1  DEFINITIONS

     In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings respectively:

"ACQUIROR CONSENT" has the meaning ascribed thereto in Section 4.2;

"ACQUIROR CONTROL TRANSACTION" has the meaning ascribed thereto in the Exchangeable Share Provisions;

"ACQUIROR MEETING" has the meaning ascribed thereto in Section 4.2;

"ACQUIROR SHARES" has the meaning provided in the Exchangeable Share Provisions;

"ACQUIROR SPECIAL VOTING SHARE" means one share of preferred stock of Acquiror to which that number of voting rights attach (each such voting right to be equal to the voting rights attached to one Acquiror Share) equal to the number of outstanding Exchangeable Shares held by Beneficiaries;

"ACQUIROR SUCCESSOR" has the meaning ascribed thereto in Section 10.1(a);

"ACQUISITION AGREEMENT" means the acquisition agreement made as of February 25, 2002 between Acquiror and Enserco, as amended, supplemented and/or restated in accordance therewith prior to the date hereof, providing for, among other things, the Arrangement;

"ACT" means the Canada Business Corporations Act as the same has been and may hereafter from time to time be amended;

"AFFILIATE" has the meaning ascribed thereto in the Act;

"ARRANGEMENT" means the arrangement under Section 192 of the Act on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Article 6 of the Plan of Arrangement or made at the direction of the Court;

"AUTOMATIC EXCHANGE RIGHTS" means the benefit of the obligation of Acquiror to effect the automatic exchange of Exchangeable Shares for Acquiror Shares pursuant to Section 5.12;

"BENEFICIARIES" means the registered holders from time to time of Exchangeable Shares, other than Acquiror and its Affiliates;

"BENEFICIARY VOTES" has the meaning ascribed thereto in Section 4.2;

"BUSINESS DAY" means any day on which commercial banks are generally open for business in Houston, Texas and Calgary, Alberta, other than a Saturday, a Sunday or a day observed as a holiday in Houston, Texas under the laws of the State of Texas or the federal laws of the United States of America or in Calgary, Alberta under the laws of the Province of Alberta or the federal laws of Canada;

"CALLCO" means 3064297 Nova Scotia Company, an unlimited liability company existing under the laws of the Province of Nova Scotia;

"CHANGE OF LAW CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement;

"COURT" means the Court of Queen's Bench of Alberta;

"ENSERCO" means Enserco Energy Service Company Inc., a corporation existing under the laws of Canada;

"EQUIVALENT VOTE AMOUNT" means, with respect to any matter, proposition or question on which holders of Acquiror Shares are entitled to vote, consent or otherwise act, the number of votes to which a holder of one Acquiror Share is entitled with respect to such matter, proposition or question;

"EXCHANGE RIGHT" has the meaning ascribed thereto in Section 5.1;

"EXCHANGEABLE SHARE CONSIDERATION" has the meaning ascribed thereto in the Exchangeable Share Provisions;

"EXCHANGEABLE SHARE PRICE" has the meaning ascribed thereto in the Exchangeable Share Provisions;

"EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares;

"EXCHANGEABLE SHARES" means the non-voting Exchangeable Shares in the capital of Canco, having substantially the rights, privileges, restrictions and conditions set out in Appendix 1 to the Plan of Arrangement;

"FINAL ORDER" means the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time prior to the date hereof or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

"INDEMNIFIED PARTIES" has the meaning ascribed thereto in Section 8.1;

"INSOLVENCY EVENT" means (i) the institution by Canco of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of Canco to the institution of bankruptcy, insolvency or winding-up proceedings against it, or (ii) the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Canco to contest in good faith any such proceedings commenced in respect of Canco within 30 days of becoming aware thereof, or the consent by Canco to the filing of any such petition or to the appointment of a receiver, or (iii) the making by Canco of a general assignment for the benefit of creditors, or the admission in writing by Canco of its inability to pay its debts generally as they become due, or (iv) Canco not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions;

"LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement;

"LIQUIDATION EVENT" has the meaning ascribed thereto in Section 5.12(b);

"LIQUIDATION EVENT EFFECTIVE TIME" has the meaning ascribed thereto in Section 5.12(c);

"LIST" has the meaning ascribed thereto in Section 4.6;

"OFFICER'S CERTIFICATE" means, with respect to Acquiror or Canco, as the case may be, a certificate signed by any one of the authorized signatories of Acquiror or Canco, as the case may be;

"PERSON" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status;

"PLAN OF ARRANGEMENT" means the plan of arrangement substantially in the form and content of Schedule B annexed to the Acquisition Agreement and any amendments or variations thereto made in accordance with Section 3.2 of the Acquisition Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

"REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement;

"REDEMPTION DATE" has the meaning ascribed thereto in the Exchangeable Share Provisions;

"RETRACTED SHARES" has the meaning ascribed thereto in Section 5.7;

"RETRACTION CALL RIGHT" has the meaning ascribed thereto in the Exchangeable Share Provisions;

"SUPPORT AGREEMENT" means that certain support agreement made as of even date herewith between Canco, Callco and Acquiror substantially in the form and content of Schedule E to the Acquisition Agreement, with such changes thereto as the parties to the Acquisition Agreement, acting reasonably, may agree;

"TRUST" means the trust created by this Agreement;

"TRUST ESTATE" means the Acquiror Special Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement; and

"VOTING RIGHTS" means the voting rights of the Acquiror Special Voting Share held by the Trustee.

SECTION 1.2  INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

     The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number refer to the specified Article or Section of this Agreement. The terms "this Agreement," "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof.

SECTION 1.3  RULES OF CONSTRUCTION

     Unless otherwise specifically indicated or the context otherwise requires,
(a) all references to "dollars" or "$" mean United States dollars, (b) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, and (c) "include," "includes" and "including" shall be deemed to be followed by the words "without limitation."

SECTION 1.4  DATE FOR ANY ACTION

     In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

SECTION 1.5  PAYMENTS

     All payments to be made hereunder will be made without interest and less any tax required by Canadian law to be deducted or withheld.

                                   ARTICLE 2
                              PURPOSE OF AGREEMENT

SECTION 2.1  ESTABLISHMENT OF TRUST

     The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries and Acquiror, as herein provided. The Trustee will hold the Acquiror Special Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement. The Trustee will hold the Acquiror Special Voting Share for and on behalf of Acquiror for all other rights associated with such Acquiror Special Voting Share other than the Voting Rights.

                                   ARTICLE 3
                         ACQUIROR SPECIAL VOTING SHARE

SECTION 3.1  ISSUE AND OWNERSHIP OF THE ACQUIROR SPECIAL VOTING SHARE

     Acquiror hereby agrees to issue to, and deposit with, the Trustee the Acquiror Special Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. Acquiror hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the Acquiror Special Voting Share by Acquiror to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of such Acquiror Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to such Acquiror Special Voting Share provided that the Trustee shall:

     (a) hold such Acquiror Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

     (b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with such Acquiror Special Voting Share and such Acquiror Special Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

SECTION 3.2  LEGENDED SHARE CERTIFICATES

     Canco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the portion of the Voting Rights in respect of the Exchangeable Shares held by the Beneficiaries.

SECTION 3.3  SAFE KEEPING OF CERTIFICATE

     The physical certificate representing the Acquiror Special Voting Share shall at all times be held in safe keeping by the Trustee or its duly authorized agent.

                                   ARTICLE 4
                           EXERCISE OF VOTING RIGHTS

SECTION 4.1  VOTING RIGHTS

     The Trustee, as the holder of record of the Acquiror Special Voting Share forming part of the Trust Estate, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy the Acquiror Special Voting Share held by the Trustee on any matter, question, proposal or proposition whatsoever that may properly come before the shareholders of Acquiror at an Acquiror Meeting or in connection with an Acquiror Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section
6.15 hereof:

     (a) the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the Acquiror Meeting is held or an Acquiror Consent is sought; and

     (b) to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

SECTION 4.2  NUMBER OF VOTES

     With respect to all meetings of shareholders of Acquiror at which holders of Acquiror Shares are entitled to vote (each, an "ACQUIROR MEETING") and with respect to all written consents sought from Acquiror's shareholders, including the holders of Acquiror Shares (each, an "ACQUIROR CONSENT"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Beneficiary on the record date established by Acquiror or by applicable law for such Acquiror Meeting or Acquiror Consent, as the case may be (collectively, the "BENEFICIARY VOTES"), in respect of each matter, question, proposal or proposition to be voted on at such Acquiror Meeting or consented to in connection with such Acquiror Consent.

     Any Beneficiary who chooses to attend an Acquiror Meeting in person will be entitled to one vote on a show of hands.

SECTION 4.3  MAILINGS TO SHAREHOLDERS

     With respect to each Acquiror Meeting and Acquiror Consent, the Trustee will use its reasonable efforts promptly to mail or cause to be mailed (or otherwise communicate in the same manner as Acquiror utilizes in communications to holders of Acquiror Shares subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each of the Beneficiaries named in the List, such mailing or communication to commence on the same day as the mailing or notice (or other communication) with respect thereto is commenced by Acquiror to its shareholders:

     (a) a copy of such notice, together with any related materials, including any proxy or information statement, to be provided to shareholders of Acquiror;

     (b) a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such Acquiror Meeting or Acquiror Consent or, pursuant to Section 4.7, to attend such Acquiror Meeting and to exercise personally thereat the Beneficiary Votes of such Beneficiary;

     (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

         (i) a proxy to such Beneficiary or its designee to exercise personally the Beneficiary Votes; or

         (ii) a proxy to a designated agent or other representative of the management of Acquiror to exercise such Beneficiary Votes;

     (d) a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

     (e) a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

     (f) a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Acquiror Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and of the method for revoking or amending such instructions.

     For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any Acquiror Meeting or Acquiror Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by Acquiror or by applicable law for purposes of determining shareholders entitled to vote at such Acquiror Meeting or to give written consent in connection with such Acquiror Consent. Acquiror will notify the Trustee of any decision of the Board of Directors of Acquiror with respect to the calling of any Acquiror Meeting or the seeking of any Acquiror Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this
Section 4.3.

     The materials referred to in this Section 4.3 are to be provided to the Trustee by Acquiror and the materials referred to in Section 4.3(c), Section 4.3(e) and Section 4.3(f) shall be subject to reasonable comment by the Trustee in a timely manner. Acquiror shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of Acquiror Shares. Acquiror agrees not to communicate with holders of Acquiror Shares with respect to the materials referred to in this Section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. Notwithstanding the foregoing, Acquiror may at its option exercise the duties of the Trustee to deliver copies of all materials to each Beneficiary as required by this Section 4.3 so long as in each case Acquiror delivers a certificate to the Trustee stating that Acquiror has undertaken to perform the obligations set forth in this Section 4.3.

SECTION 4.4  COPIES OF SHAREHOLDER INFORMATION

     Acquiror will deliver to the Trustee copies of all proxy materials (including notices of Acquiror Meetings but excluding proxies to vote Acquiror Shares), information statements, reports (including all interim and annual financial statements) and other written communications that, in each case, are to be distributed from time to time to holders of Acquiror Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary, to the extent possible, at the same time as such materials are first sent to holders of Acquiror Shares. The Trustee will mail or otherwise send to each Beneficiary, at the expense of Acquiror, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Acquiror) received by the Trustee from Acquiror, to the extent possible, at the same time as such materials are sent to holders of Acquiror Shares. The Trustee will make copies of all such materials available for inspection by any Beneficiary at the Trustee's principal office in Calgary, Alberta. Notwithstanding the foregoing, Acquiror at its option may exercise the duties of the Trustee to deliver copies of all materials to each Beneficiary as required by this Section 4.4 so long as in each case Acquiror delivers a certificate to the Trustee stating that Acquiror has undertaken to perform the obligations set forth in this Section 4.4.

SECTION 4.5  OTHER MATERIALS

     As soon as reasonably practicable after receipt by Acquiror or holders of Acquiror Shares (if such receipt is known by Acquiror) of any material sent or given by or on behalf of a third party to holders of Acquiror Shares generally, including dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Acquiror shall use its reasonable best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of Acquiror, copies of all such materials received by the Trustee from Acquiror. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office in Calgary, Alberta, copies of all such materials. Notwithstanding the foregoing, Acquiror at its option may exercise the duties of the Trustee to deliver copies of all such materials to each Beneficiary as required by this Section 4.5 so long as in each case Acquiror delivers a certificate to the Trustee stating that Acquiror has undertaken to perform the obligations set forth in this Section 4.5.

SECTION 4.6  LIST OF PERSONS ENTITLED TO VOTE

     Canco shall, (a) prior to each annual and special Acquiror Meeting or the seeking of any Acquiror Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "LIST") of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with an Acquiror Meeting or an Acquiror Consent, at the close of business on the record date established by Acquiror or pursuant to applicable law for determining the holders of Acquiror Shares entitled to receive notice of and/or to vote at such Acquiror Meeting or to give consent in connection with such Acquiror Consent. Each such List shall be delivered to the Trustee promptly after receipt by Canco of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to permit the Trustee to perform its obligations under this Agreement. Acquiror agrees to give Canco notice (with a copy to the Trustee) of the calling of any Acquiror Meeting or the seeking of any Acquiror Consent by Acquiror or its management, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable Canco to perform its obligations under this Section 4.6.

SECTION 4.7  ENTITLEMENT TO DIRECT VOTES

     Any Beneficiary named in a List prepared in connection with any Acquiror Meeting or Acquiror Consent will be entitled (a) to instruct the Trustee in the manner described in Section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally exercise thereat (or to personally exercise with respect to any Acquiror Consent), as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

SECTION 4.8  VOTING BY TRUSTEE AND ATTENDANCE OF TRUSTEE REPRESENTATIVE AT
             MEETING

     (a) In connection with each Acquiror Meeting and Acquiror Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice given by the Trustee to the Beneficiary pursuant to Section 4.3.

     (b) The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Acquiror Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee's representative, and at the Beneficiary's request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to Section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, upon receipt of a proxy from the Trustee's representative, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

SECTION 4.9  DISTRIBUTION OF WRITTEN MATERIALS

     Any written materials distributed by or on behalf of the Trustee pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as Acquiror utilizes in communications to holders of Acquiror Shares, subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the books of Canco. Acquiror agrees not to communicate with holders of Acquiror Shares with respect to such written material otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. Canco shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense:

     (a)  a current List; and

     (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

Canco's obligations under this Section 4.9 shall be deemed satisfied to the extent Acquiror exercises its option to perform the duties of the Trustee to deliver copies of materials to each Beneficiary and Canco provides the required information and materials to Acquiror.

SECTION 4.10  TERMINATION OF VOTING RIGHTS

     Except as otherwise provided herein or in the Exchangeable Share Provisions, all of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to Acquiror or Callco, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease and be terminated immediately, upon the delivery by such Beneficiary to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right or upon the occurrence of the automatic exchange of Exchangeable Shares for Acquiror Shares, as specified in
Article 5 (unless, in either case, Acquiror shall not have delivered the Exchangeable Share Consideration deliverable in exchange therefor to the Trustee for delivery to the Beneficiaries), or upon the redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of Canco pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by Callco pursuant to the exercise by Callco of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right, or upon the purchase of Exchangeable Shares from the holders thereof by Acquiror or Callco pursuant to the exercise by Acquiror or Callco of the Change of Law Call Right.

                                   ARTICLE 5
                     EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

SECTION 5.1  GRANT AND OWNERSHIP OF THE EXCHANGE RIGHT

     Acquiror hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries the right (the "EXCHANGE RIGHT"), upon the occurrence and during the continuance of an Insolvency Event, to require Acquiror to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by such Beneficiary and the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. Acquiror hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by Acquiror to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

     (a) hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

     (b) except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

SECTION 5.2  LEGENDED SHARE CERTIFICATES

     Canco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

     (a) their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary; and

     (b)  the Automatic Exchange Rights.

SECTION 5.3  GENERAL EXERCISE OF EXCHANGE RIGHT

     The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to Section 6.15, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

SECTION 5.4  PURCHASE PRICE

     The purchase price payable by Acquiror for each Exchangeable Share to be purchased by Acquiror under the Exchange Right shall be an amount per share equal to the Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right. In connection with each exercise of the Exchange Right, Acquiror shall provide to the Trustee an Officer's Certificate setting forth the calculation of the Exchangeable Share Price for each Exchangeable Share. The Exchangeable Share Price for each such Exchangeable Share so purchased may be satisfied only by Acquiror delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, the Exchangeable Share Consideration representing the total Exchangeable Share Price. Upon payment by Acquiror of such purchase price to the Trustee for the benefit of the Beneficiary, the relevant Beneficiary shall cease to have any right to be paid any amount in respect of declared and unpaid dividends on each such Exchangeable Share by Canco.

SECTION 5.5  EXERCISE INSTRUCTIONS

     Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of Canco. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Calgary, Alberta or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires Acquiror to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of Canco and such additional documents and instruments as the Trustee, Canco and Acquiror may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require Acquiror to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Acquiror free and clear of all liens, claims, security interests and encumbrances, (iii) the names in which the certificates representing Acquiror Shares issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered, and
(b) payment (or evidence satisfactory to the Trustee, Canco and Acquiror of payment) of the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Acquiror under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Canco.

SECTION 5.6  DELIVERY OF ACQUIROR SHARES; EFFECT OF EXERCISE

     Promptly after the receipt by the Trustee of the certificates representing the Exchangeable Shares which the Beneficiary desires Acquiror to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any payable as contemplated by Section 5.8 or evidence thereof), duly endorsed for transfer to Acquiror, the Trustee shall notify Acquiror and Canco of its receipt of the same, which notice to Acquiror and Canco shall constitute exercise of the Exchange Right by the Trustee on behalf of the Beneficiary in respect of such Exchangeable Shares, and Acquiror shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary in respect of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary) the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchange Right; provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Canco and Acquiror of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. Immediately upon the giving of notice by the Trustee to Acquiror and Canco of the exercise of the Exchange Right, as provided in this Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Beneficiary of such Exchangeable Shares shall be deemed to have transferred to Acquiror all of such Beneficiary's right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless such Exchangeable Share Consideration is not delivered by Acquiror to the Trustee for delivery to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary) within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such Exchangeable Share Consideration is delivered by Acquiror and any cheque included therein is paid. Upon delivery of such Exchangeable Share Consideration by Acquiror to the Trustee, the Trustee shall deliver such Exchangeable Share Consideration to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Acquiror Shares delivered to it pursuant to the Exchange Right.

SECTION 5.7  EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION

     In the event that a Beneficiary has exercised its right under Article 6 of the Exchangeable Share Provisions to require Canco to redeem any or all of the Exchangeable Shares held by the Beneficiary (the "RETRACTED SHARES") and is notified by Canco pursuant to Section 6.6 of the Exchangeable Share Provisions that Canco will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to Canco pursuant to Section 6.7 of the Exchangeable Share Provisions, and provided further that the Trustee has received written notice of same from Canco or Acquiror, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that Canco is unable to redeem. In any such event, Canco hereby agrees with the Trustee and in favour of the Beneficiary promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to Canco or to the transfer agent of the Exchangeable Shares (including a copy of the retraction request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that Canco is not permitted to redeem and will require Acquiror to purchase such shares in accordance with the provisions of this
Article 5.

SECTION 5.8  STAMP OR OTHER TRANSFER TAXES

     Upon any sale of Exchangeable Shares to Acquiror pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Acquiror Shares to be delivered in connection with the payment of the purchase price therefor shall be issued in the name of the Beneficiary in respect of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and none of Acquiror, Canco or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary or evidenced to the satisfaction of the such taxes, if any, have been paid.

SECTION 5.9  NOTICE OF INSOLVENCY EVENT

     As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Canco and Acquiror shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from Canco and Acquiror of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of Acquiror (such funds to be received in advance), a notice of such Insolvency Event in the form provided by Acquiror, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

SECTION 5.10  QUALIFICATION OF ACQUIROR SHARES

     Acquiror covenants that if any Acquiror Shares issuable pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document, including any registration statement, prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial, territorial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or stock exchange or the fulfilment of any other Canadian or United States federal, provincial, territorial or state legal requirement before such shares may be issued and delivered by Acquiror to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" of Acquiror for purposes of Canadian provincial securities law or an "affiliate" of Acquiror for purposes of United States federal or state securities law), Acquiror will in good faith use its reasonable best efforts to take all such actions and do all such things as are necessary or desirable to cause such Acquiror Shares to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be, to the extent provided in the Acquisition Agreement. Acquiror will use its reasonable best efforts and in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Acquiror Shares to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Acquiror Shares are listed, quoted or posted for trading at such time.

SECTION 5.11  ACQUIROR SHARES

     Acquiror hereby represents, warrants and covenants that the Acquiror Shares issuable to Beneficiaries as described herein will be duly authorized and validly issued, fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

SECTION 5.12  AUTOMATIC EXCHANGE ON LIQUIDATION OF ACQUIROR

     (a) Acquiror will give the Trustee written notice of each of the following events at the time set forth below:

         (i) in the event of any determination by the Board of Directors of Acquiror to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Acquiror or to effect any other distribution of assets of Acquiror among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

         (ii) promptly following the earlier of (A) receipt by Acquiror of notice of, and (B) Acquiror otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Acquiror or to effect any other distribution of assets of Acquiror among its shareholders for the purpose of winding up its affairs, in each case where Acquiror has failed to contest in good faith any such proceeding commenced in respect of Acquiror within 30 days of becoming aware thereof.

     (b) Promptly following receipt by the Trustee from Acquiror of notice of any event (a "LIQUIDATION EVENT") contemplated by Section 5.12(a) above, the Trustee will give notice thereof to the Beneficiaries. Such notice shall be provided to the Trustee by Acquiror and shall include a brief description of rights of the Beneficiaries with respect to the Automatic Exchange Rights provided for in Section 5.12(c).

     (c) In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Acquiror Shares in the distribution of assets of Acquiror in connection with a Liquidation Event, immediately prior to the effective time (the "LIQUIDATION EVENT EFFECTIVE TIME") of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for Acquiror Shares. To effect such automatic exchange, Acquiror shall purchase each Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Time and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by such Beneficiary at such time, for a purchase price per share equal to the Exchangeable Share Price applicable at that time. Acquiror shall provide the Trustee with an Officer's Certificate in connection with any automatic exchange setting forth the calculation of the Exchangeable Share Price for each Exchangeable Share.

     (d) The closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Acquiror Shares shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each Beneficiary shall be deemed to have transferred to Acquiror all of the Beneficiary's right, title and interest in and to such Beneficiary's Exchangeable Shares and the related interest in the Trust Estate. Any right of each such Beneficiary to receive declared and unpaid dividends from Canco shall be deemed to be satisfied and discharged and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and Acquiror shall deliver to the Beneficiary the Exchangeable Share Consideration deliverable upon the automatic exchange of Exchangeable Shares. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Acquiror Shares issued pursuant to the automatic exchange of Exchangeable Shares for Acquiror Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Acquiror pursuant to such automatic exchange shall thereafter be deemed to represent Acquiror Shares issued to the Beneficiary by Acquiror pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent Acquiror Shares, duly endorsed in blank and accompanied by such instruments of transfer as Acquiror may reasonably require, Acquiror shall deliver or cause to be delivered to the Beneficiary certificates representing Acquiror Shares of which the Beneficiary is the holder.

SECTION 5.13  WITHHOLDING RIGHTS

     Acquiror, Canco and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or Acquiror Shares such amounts as Acquiror, Canco or the Trustee is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of federal, provincial, state, local or foreign tax law, in each case as amended or succeeded. The Trustee may act on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Acquiror, Canco and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Acquiror, Canco or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and Acquiror, Canco or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

                                   ARTICLE 6
                             CONCERNING THE TRUSTEE

SECTION 6.1  POWERS AND DUTIES OF THE TRUSTEE

     The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include:

     (a) receipt and deposit of the Acquiror Special Voting Share from Acquiror as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

     (b) granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

     (c) casting and exercising the Beneficiary Votes in accordance with the provisions of this Agreement;

     (d) receiving the grant of the Exchange Right and the Automatic Exchange Rights from Acquiror as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

     (e) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries Acquiror Shares and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

     (f) holding title to the Trust Estate;

     (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

     (h) taking action on its own initiative or at the direction of a Beneficiary or Beneficiaries to enforce the obligations of Acquiror and Canco under this Agreement; and

     (i) taking such other actions and doing such other things as are specifically provided in this Agreement.

     In the exercise of such rights, powers, duties and authorities, the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons.

     The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

     The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof, nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

SECTION 6.2  NO CONFLICT OF INTEREST

     The Trustee represents to Acquiror and Canco that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in
Article 10. If, notwithstanding the foregoing provisions of this Section 6.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 6.2, any interested party may apply to the Court for an order that the Trustee be replaced as trustee hereunder.

SECTION 6.3  DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC.

     Acquiror and Canco irrevocably authorize the Trustee, from time to time, to:

     (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Acquiror Shares; and

     (b) requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and
          (ii) from the transfer agent of Acquiror Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights.

     Acquiror and Canco irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Acquiror covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights.

SECTION 6.4  BOOKS AND RECORDS

     The Trustee shall keep available for inspection by Acquiror and Canco at the Trustee's principal office in Calgary, Alberta correct and complete books and records of account relating to the Trust created by this Agreement, including all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Rights. On or before January 15 in every year, so long as any Acquiror Shares are on deposit with the Trustee, the Trustee shall transmit to Acquiror and Canco a brief report, dated as of the preceding December 31, with respect to:

     (a)  the property and funds comprising the Trust Estate as of that date;

     (b) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance by Acquiror of Acquiror Shares in connection with the Exchange Right, during the calendar year ended on such December 31; and

     (c) any action taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported and which, in the Trustee's opinion, materially affects the Trust Estate.

SECTION 6.5  INCOME TAX RETURNS AND REPORTS

     The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee reasonably considers necessary or advisable (who may be experts or advisors to Acquiror or Canco). If requested by the Trustee, Acquiror or Canco shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

SECTION 6.6  INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE

     The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Acquiror Special Voting Share held by the Trustee pursuant to Article 4, subject to Section 6.15, with respect to the Exchange Right pursuant to Article 5, subject to Section 6.15, and with respect to the Automatic Exchange Rights pursuant to Article 5, subject to Section 6.15.

     None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security or indemnified as aforesaid.

SECTION 6.7  ACTION OF BENEFICIARIES

     No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security or indemnity required by Section 6.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Rights or the Automatic Exchange Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

SECTION 6.8  RELIANCE UPON DECLARATIONS

     The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions, Lists, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions, Lists, reports or other papers or documents comply with the provisions of Section 6.9, if applicable, and with any other applicable provisions of this Agreement.

SECTION 6.9  EVIDENCE AND AUTHORITY TO TRUSTEE

     Acquiror and/or Canco shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Acquiror and/or Canco or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of Acquiror and/or Canco promptly if and when:

     (a) such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 6.9; or

     (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Acquiror and/or Canco written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

     Such evidence shall consist of an officer's Certificate of Acquiror and/or Canco or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

     Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights or the taking of any other action to be taken by the Trustee at the request or on the application of Acquiror and/or Canco, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Acquiror and/or Canco it shall be in the form of an Officer's Certificate or a statutory declaration.

     Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

     (a) declaring that such person has read and understands the provisions of this Agreement relating to the condition in question;

     (b) describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

     (c) declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

SECTION 6.10  EXPERTS, ADVISERS AND AGENTS

     The Trustee may:

     (a) in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Acquiror and/or Canco or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

     (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

SECTION 6.11  INVESTMENT OF MONEYS HELD BY TRUSTEE

     Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee, in trust for Canco, in securities in which, under the laws of the Province of Alberta, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of Canco. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of Canco, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

SECTION 6.12  TRUSTEE NOT REQUIRED TO GIVE SECURITY

     The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

SECTION 6.13  TRUSTEE NOT BOUND TO ACT ON REQUEST

     Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Acquiror and/or Canco or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

SECTION 6.14  AUTHORITY TO CARRY ON BUSINESS

     The Trustee represents to Acquiror and Canco that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in each of the Provinces of Canada but if, notwithstanding the provisions of this Section 6.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province of Canada, either become so authorized or resign in the manner and with the effect specified in Article 10.

SECTION 6.15  CONFLICTING CLAIMS

     If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

     (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction and all rights of appeal have expired; or

     (b) all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

     If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

SECTION 6.16  ACCEPTANCE OF TRUST

     The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

SECTION 6.17  MAINTENANCE OF OFFICE OR AGENCY

     Acquiror will maintain in Calgary, Alberta an office or agency where certificates representing Exchangeable Shares may be presented or surrendered for exchange by Beneficiaries and where notices and demands to or upon Acquiror or Canco in respect of the Exchangeable Shares may be served. Acquiror will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Acquiror shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be served at the Corporate Trust Office of the Trustee, and Acquiror and Canco hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands. Furthermore, copies of all Acquiror proxy materials will be made available for inspection by any Beneficiary at such office or agency.

                                   ARTICLE 7
                                  COMPENSATION

SECTION 7.1  FEES AND EXPENSES OF THE TRUSTEE

     Acquiror and Canco jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including taxes other than taxes based on the net income of the Trustee, fees paid to legal counsel and other experts and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that Acquiror and Canco shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence, recklessness or wilful misconduct.

                                   ARTICLE 8
                  INDEMNIFICATION AND LIMITATION OF LIABILITY

SECTION 8.1  INDEMNIFICATION OF THE TRUSTEE

     Acquiror and Canco jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "INDEMNIFIED PARTIES") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by Acquiror or Canco pursuant hereto.

     In no case shall Acquiror or Canco be liable under this indemnity for any claim against any of the Indemnified Parties unless Acquiror and Canco shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Acquiror and Canco shall be entitled to participate at their own expense in the defense and, if Acquiror and Canco so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Acquiror or Canco; or (ii) the named parties to any such suit include both the Trustee and Acquiror or Canco and the Trustee shall have been advised by counsel acceptable to Acquiror or

Canco that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to Acquiror or Canco and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Acquiror and Canco shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of this Agreement and the resignation or removal of the Trustee.

SECTION 8.2  LIMITATION OF LIABILITY

     The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

                                   ARTICLE 9
                               CHANGE OF TRUSTEE

SECTION 9.1  RESIGNATION

     The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Acquiror and Canco specifying the date on which it desires to resign, provided that such notice shall not be given less than thirty (30) days before such desired resignation date unless Acquiror and Canco otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Acquiror and Canco shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the laws of Canada or any Province thereof, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, Acquiror and Canco shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

SECTION 9.2  REMOVAL

     The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days' prior notice by written instrument executed by Acquiror and Canco, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

SECTION 9.3  SUCCESSOR TRUSTEE

     Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Acquiror and Canco and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of Acquiror and Canco or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Acquiror, Canco and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

SECTION 9.4  NOTICE OF SUCCESSOR TRUSTEE

     Upon acceptance of appointment by a successor trustee as provided herein, Acquiror and Canco shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If Acquiror or Canco shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Acquiror and Canco.

                                   ARTICLE 10
                              ACQUIROR SUCCESSORS

SECTION 10.1  CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.

     Acquiror shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom, but may do so if:

     (a) such other person or continuing corporation (herein called the "ACQUIROR SUCCESSOR"), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the Acquiror Successor of liability for all moneys payable and property deliverable hereunder (including without limitation one or more voting securities of such Acquiror Successor to allow Beneficiaries to exercise voting rights in respect of the Acquiror Successor substantially similar to those provided for in this Agreement in respect of Acquiror) and the covenant of such Acquiror Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Acquiror under this Agreement; and

     (b) such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

SECTION 10.2  VESTING OF POWERS IN SUCCESSOR

     Whenever the conditions of Section 10.1 have been duly observed and performed, the Trustee, Acquiror Successor and Canco shall, if required by
Section 10.1, execute and deliver the supplemental trust agreement provided for in Article 11 and thereupon Acquiror Successor shall possess and from time to time may exercise each and every right and power of Acquiror under this Agreement in the name of Acquiror or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Acquiror or any officers of Acquiror may be done and performed with like force and effect by the directors or officers of such Acquiror Successor.

SECTION 10.3  WHOLLY-OWNED SUBSIDIARIES

     Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Acquiror with or into Acquiror or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Acquiror provided that all of the assets of such subsidiary are transferred to Acquiror or another wholly-owned direct or indirect subsidiary of Acquiror and any such transactions are expressly permitted by this Article 10.

SECTION 10.4  SUCCESSORSHIP TRANSACTION

     Notwithstanding the foregoing provisions of this Article 10, in the event of an Acquiror Control Transaction:

     (a) in which Acquiror merges or amalgamates with, or in which all or substantially all of the then outstanding Acquiror Shares are acquired by, one or more other corporations to which Acquiror is, immediately before such merger, amalgamation or acquisition, "related" within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

     (b) which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition; and

     (c) in which all or substantially all of the then outstanding Acquiror Shares are converted into or exchanged for shares or rights to receive such shares (the "Other Shares") of another corporation (the "Other Corporation") that, immediately after such Acquiror Control Transaction, owns or controls, directly or indirectly, Acquiror;

     provided that, for greater certainty, the proposed reorganization of Acquiror, as publicly disclosed by Acquiror on January 2, 2002 and as generally described in the draft registration statement filed by the Acquiror with the United States Securities and Exchange Commission on or about such date, as amended or supplemented from time to time, shall constitute such an Acquiror Control Transaction for purposes hereof, then
     (i) all references herein to "Acquiror" shall thereafter be and be deemed to be references to "Other Corporation" and all references herein to "Acquiror Shares" shall thereafter be and be deemed to be references to "Other Shares" (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or
     Article 5 of the Plan of Arrangement or exchange of such shares pursuant to this Agreement immediately subsequent to the Acquiror Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or Article 5 of the Plan of Arrangement, or exchange of such shares pursuant to this Agreement had occurred immediately prior to the Acquiror Control Transaction and the Acquiror Control Transaction was completed) without any need to amend the terms and conditions of this Agreement and without any further action required; and
     (ii) Acquiror shall cause the Other Corporation to deposit one or more voting securities of such Other Corporation to allow Beneficiaries to exercise voting rights in respect of the Other Corporation substantially similar to those provided for in this Agreement.

                                   ARTICLE 11
                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

SECTION 11.1  AMENDMENTS, MODIFICATIONS, ETC.

     This Agreement may not be amended or modified except by an agreement in writing executed by Acquiror, Canco and the Trustee and approved by the Beneficiaries in accordance with Section 10.2 of the Exchangeable Share Provisions.

SECTION 11.2  MINISTERIAL AMENDMENTS

     Notwithstanding the provisions of Section 11.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

     (a) adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the Board of Directors of each of Canco and Acquiror shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

     (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Acquiror and Canco and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries it may be expedient to make, provided that such Boards of Directors and the Trustee, acting on the advice of counsel, shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

     (c) making such changes or corrections which, on the advice of counsel to Acquiror, Canco and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee, acting on the advice of counsel, and the Board of Directors of each of Acquiror and Canco shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

SECTION 11.3  MEETING TO CONSIDER AMENDMENTS

     Canco, at the request of Acquiror, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Canco, the Exchangeable Share Provisions and all applicable laws; provided that any such meeting shall only be called for a bona fide business purpose and not for the principal purpose of causing a Redemption Date (as defined in the Exchangeable Share Provisions) to occur or transpire.

SECTION 11.4  CHANGES IN CAPITAL OF ACQUIROR AND CANCO

     At all times after the occurrence of any event contemplated pursuant to
Section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either Acquiror Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be deemed amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Acquiror Shares or the Exchangeable Shares or both are so changed.

SECTION 11.5  EXECUTION OF SUPPLEMENTAL TRUST AGREEMENTS

     No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time Canco, Acquiror and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

     (a) evidencing the succession of Acquiror Successors and the covenants of and obligations assumed by each such Acquiror Successor in accordance with the provisions of Article 10 and the successors of any successor trustee in accordance with the provisions of Article 9;

     (b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Acquiror, Canco, the Trustee or this Agreement; and

     (c) for any other purposes not inconsistent with the provisions of this Agreement, including to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

                                   ARTICLE 12
                                  TERMINATION

SECTION 12.1  TERM

     The Trust created by this Agreement shall continue until the earliest to occur of the following events:

     (a) no outstanding Exchangeable Shares are held by a Beneficiary;

     (b) each of Acquiror and Canco elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with
         Section 10.2 of the Exchangeable Share Provisions; and

     (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

SECTION 12.2  SURVIVAL OF AGREEMENT

     This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Article 7 and Article 8 shall survive any such termination of this Agreement.

                                   ARTICLE 13
                                    GENERAL

SECTION 13.1  SEVERABILITY

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

SECTION 13.2  ASSIGNMENT

     No party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of law or otherwise) except that Canco may assign in its sole discretion, any or all of its rights, interests and obligations hereunder to any wholly-owned subsidiary of Acquiror.

SECTION 13.3  BINDING EFFECT

     Subject to Section 13.2, this Agreement and the Arrangement shall be binding upon, enure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns and to the benefit of the Beneficiaries.

SECTION 13.4  NOTICES TO PARTIES

     All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) or dispatched (postage prepaid) to a nationally recognized overnight courier service with overnight delivery instructions, in each case addressed to the particular party at:

     (a)  if to Acquiror or Canco, at:

            Nabors Industries, Inc.
            515 West Greens Road, Suite 1200
            Houston, Texas 77067

            Attention: President and Chief Operating Officer
            Telecopier Number: (281) 775-8188

           With copies to:

                 Nabors Corporate Services, Inc.
                 515 West Greens Road, Suite 1200
                 Houston, Texas 77067

                 Attention: Katherine Ellis
                 Telecopier Number: (281) 775-4318

           And:

                 Stikeman Elliott
                 4300, 888 - 3rd Street S.W.
                 Calgary, Alberta T2P 5C5

                 Attention: Christopher Nixon
                 Telecopier Number: (403) 266-9034

     (b)  if to the Trustee, at:

                 Computershare Trust Company of Canada
                 710, 530 - 8th Avenue S.W.
                 Calgary, Alberta
                 T2P 3S8

                 Attention: General Manager, Stock Transfer Services Telecopier Number: (403) 267-6529

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing.

SECTION 13.5  NOTICE TO BENEFICIARIES

     Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of Canco from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

SECTION 13.6  COUNTERPARTS

     This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

SECTION 13.7  GOVERNING LAWS; CONSENT TO JURISDICTION

     This Agreement shall be governed by and construed in accordance with the laws of Alberta. Each party hereby irrevocably attorns to the jurisdiction of the courts of Alberta in respect of all matters arising under or in relation to this Agreement and Acquiror hereby appoints Stikeman Elliott as its registered office in Alberta as attorney for service of process.

SECTION 13.8  UNITED STATES TAX CHARACTERIZATION

     The parties hereto recognize and intend that, for United States federal, state and local income, franchise and similar tax purposes, the Trust will be disregarded as an entity separate from Acquiror pursuant to Treas. Reg. 301.7701-3(b), and no party shall take any position on any tax return or otherwise that is inconsistent with such treatment.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                         NABORS INDUSTRIES, INC.

                                         By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                         By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                         NABORS EXCHANGECO (CANADA) INC.

                                         By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                         By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                         COMPUTERSHARE TRUST
                                         COMPANY OF CANADA

                                         By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                         By:
                                         ---------------------------------------
                                         Name:
                                         Title: